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                                                                   EXHIBIT 10.59

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                             PARTICIPATION AGREEMENT

                          Dated as of December 6, 2000

                                      among

                         ELECTRONIC ARTS REDWOOD, INC.,
                    as the Lessee and the Construction Agent,

                             ELECTRONIC ARTS, INC.,
                                as the Guarantor,

                           SELCO SERVICE CORPORATION,
                                 as the Lessor,

                        VICTORY RECEIVABLES CORPORATION,
                             as the Note Purchaser,

              THE BANK OF TOKYO-MITSUBISHI, LTD., NEW YORK BRANCH,
                              as the Conduit Agent,

                          THE VARIOUS LIQUIDITY BANKS,

                                       and

                          KEYBANK NATIONAL ASSOCIATION
                  as the Letter of Credit Issuer and the Agent

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                             PARTICIPATION AGREEMENT

         THIS PARTICIPATION AGREEMENT (as amended, restated or otherwise modified and in effect from time to time, this "Participation Agreement"), dated as of December 6, 2000, is entered into by and among ELECTRONIC ARTS REDWOOD, INC., a Delaware corporation, as the lessee (in such capacity, together with its permitted successors and assigns, the "Lessee") and as the construction agent (in such capacity, together with its permitted successors and assigns, the "Construction Agent"); ELECTRONIC ARTS, INC., a Delaware corporation, as the guarantor (in such capacity, together with its permitted successors and assigns, the "Guarantor"); SELCO SERVICE CORPORATION, an Ohio corporation doing business in California as Ohio SELCO Service Corporation, as the lessor and as the sole equity investor (in such capacities, together with its permitted successors and assigns, the "Lessor"); VICTORY RECEIVABLES CORPORATION, a Delaware corporation, as the note purchaser (in such capacity, together with its permitted successors and assigns, the "Note Purchaser"); THE BANK OF TOKYO-MITSUBISHI, LTD., NEW YORK BRANCH, as the agent for the Note Purchaser and the administrative agent for the Liquidity Banks (in such capacities, together with its permitted successors and assigns, the "Conduit Agent"); the financial institutions (including, without limitation, those certain financial institutions appearing on the signature pages hereof) which are parties to this Participation Agreement and the Liquidity Documentation from time to time (such financial institutions to be referred to collectively as the "Liquidity Banks"); and KEYBANK NATIONAL ASSOCIATION, as issuer of the Letter of Credit (in such capacity, together with its permitted successors and assigns, the "Letter of Credit Issuer") and as the agent for the Lessor, the Note Purchaser, the Conduit Agent, the Liquidity Banks and the Letter of Credit Issuer (in such capacity, together with its permitted successors and assigns, the "Agent"). Capitalized terms used herein and not otherwise defined herein shall have the meanings specified in Appendix A.

                                   WITNESSETH:

         WHEREAS, the Lessee, the Construction Agent, the Guarantor, the Lessor, the Note Purchaser, the Conduit Agent, the Liquidity Banks, the Letter of Credit Issuer and the Agent have entered into this Participation Agreement for the purpose of setting forth the terms and conditions pursuant to which the Lessor would provide a lease facility to the Lessee; and

         WHEREAS, in order for the Lessor to provide such lease facility to the Lessee, the Lessor shall (a) acquire the land described in Exhibit A (as more fully defined in Appendix A, the "Land") from the Existing Land Owner with funds advanced by the Note Purchaser to the Lessor under one or more Notes issued by the Lessor to the Note Purchaser on the Initial Funding Date pursuant to the Note Purchase Agreement and through the funding by the Lessor of the Equity Investment from its own funds pursuant to the terms of this Participation Agreement; (b) construct the Improvements on the Land with funds to be advanced from time to time by the Note Purchaser under the Notes; (c) lease such Land and Improvements to the Lessee pursuant to the terms and conditions of the Master Lease, and (d) grant to the Lessee the right to purchase such property; and
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         WHEREAS, the Lessor and certain of the other Lessor Parties will have certain rights and remedies under the Master Lease, including, without limitation, the right to receive payments of Rent thereunder; and

         WHEREAS, in order to finance the funds to be advanced under the Notes by the Note Purchaser pursuant to the Note Purchase Agreement, the Note Purchaser, pursuant to the Liquidity Documentation, may from time to time request Loans from the Liquidity Banks or sell Percentage Interests in the obligations evidenced by the Notes to the Liquidity Banks; and

         WHEREAS, to secure the obligations of the Lessee to the Lessor under the Operative Documents, the Lessee has, under each of the Master Lease, the Precautionary Deed of Trust, the Precautionary Financing Statements and the Memorandum of Lease, granted a security interest in and Lien on all of its right and interest in and to the Property covered by the Master Lease; and

         WHEREAS, to secure the obligations of the Lessor pursuant to the Operative Documents, the Lessor has, pursuant to the Deed of Trust, granted a security interest in and a Lien on all of its right and interest in and to the Property and the Master Lease and has assigned all of its right and interest in and to the Precautionary Deed of Trust and the Precautionary Financing Statements to the Agent; and

         WHEREAS, the Guarantor has agreed to guarantee the Obligations of the Lessee inasmuch as the Guarantor will derive substantial direct and indirect benefits from the leasing of the Property by the Lessor to the Lessee; and

         WHEREAS, to cover any shortfall that may occur upon the exercise by the Lessee of the Remarketing Option pursuant to Section 18.3 of the Master Lease, the Letter of Credit Issuer has agreed to issue the Letter of Credit for the benefit of the Liquidity Banks.

         NOW, THEREFORE, in consideration of the mutual agreements contained in this Participation Agreement and the other Operative Documents and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                           DEFINITIONS; INTERPRETATION

         Section 1.1 Definitions; Interpretation. Unless the context shall otherwise require, capitalized terms used and not defined herein and in the other Operative Documents shall have the meanings assigned thereto in Appendix A hereto for all purposes hereof, and the rules of interpretation set forth in Appendix A hereto shall apply to this Participation Agreement and the other Operative Documents.

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                                   ARTICLE II

                        DOCUMENTATION DATE; FUNDING DATES

         Section 2.1 Documentation Date. The Documentation Date (the "Documentation Date") shall occur on the earliest date on which the following conditions precedent shall have been satisfied or waived:

                  (a) Participation Agreement. This Participation Agreement shall have been duly authorized, executed and delivered by the parties hereto.

                  (b) Note Purchase Agreement. The Note Purchase Agreement shall have been duly authorized, executed and delivered by the parties thereto.

                  (c) Liquidity Documentation. All Liquidity Documentation shall have been duly authorized, executed and delivered by the parties thereto.

                  (d) Letter of Credit The Letter of Credit, substantially in the form attached to the Reimbursement Agreement, shall have been duly issued and delivered by the Letter of Credit Issuer to the Agent for the benefit of the Liquidity Banks.

                  (e) The Lessee's Resolutions and Incumbency Certificate, etc. The Lessee shall have delivered to the Lessor Parties (i) a certificate of its Secretary or an Assistant Secretary attaching and certifying as to (A) the resolutions of its Board of Directors duly authorizing the execution, delivery and performance by it of the Operative Documents to which it is a party, (B) its certificate of incorporation and by-laws, and (C) the incumbency and signature of persons authorized to execute and deliver on its behalf the Operative Documents to which it is a party; and (ii) a certificate of good standing with respect to it issued by the Secretary of State of the state of its incorporation and for the jurisdiction in which the Property is located, no earlier than ten
(10) days prior to the Documentation Date.

                  (f) The Guarantor's Resolutions and Incumbency Certificate, etc. The Guarantor shall have delivered to the Lessor Parties (i) a certificate of its Secretary or an Assistant Secretary attaching and certifying as to (A) the resolutions of its Board of Directors duly authorizing the execution, delivery and performance by it of the Operative Documents to which it is a party, (B) its certificate of incorporation and by-laws, and (C) the incumbency and signature of persons authorized to execute and deliver on its behalf the Operative Documents to which it is a party; and (ii) a certificate of good standing with respect to it issued by the Secretary of State of the state of its incorporation and for the jurisdiction in which the Property is located no earlier than ten (10) days prior to the Documentation Date.

         Section 2.2 Funding Dates.

                  (a) The dates on which the funds are to be advanced under the Notes (and, with respect to the Initial Funding Date, the funding of the Equity Investment shall be made) shall be referred to herein and in other Operative Documents as the "Funding Dates" and each, a "Funding Date".

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                  (b) The Funding Date with respect to the financing of the Land
Acquisition Costs by the Lessor (the "Initial Funding Date") shall be December
7, 2000 (or such other Business Day selected by the Lessee which in no event shall be earlier than the first Business Day after the Documentation Date) subject to the satisfaction (or waiver by the appropriate Lessor Parties) of the conditions set forth in Section 6.1 herein.

                  (c) Each interim Funding Date with respect to the financing of the Improvements Construction Costs (each, an "Interim Construction Period Funding Date") shall be on a Business Day selected by the Lessee and shall occur no more frequently than once a month during the Construction Period, subject in each instance to the satisfaction (or waiver by the appropriate Lessor Parties) of the conditions set forth in Section 6.2 herein.

                  (d) The final Funding Date with respect to the financing of the final Improvements Construction Costs (the "Final Construction Period Funding Date") shall be on the Business Day selected by the Lessee occurring no later than ninety (90) days after the date on which Final Completion shall have occurred, subject to the satisfaction (or waiver by the appropriate Lessor Parties) of the conditions set forth in Section 6.3 herein.

                  (e) Subject to Section 3.5(c) below, each Funding Date with respect to the funding of the Accreted Amounts (as defined in Section 3.1(a)(iii) below) during the Base Lease Term (each, a "Base Lease Term Funding Date") shall occur on each Basic Rent Payment Date during the Base Lease Term, subject to the satisfaction (or waiver by the appropriate Lessor Parties) of the conditions set forth in Section 6.4 herein.

                                  ARTICLE III

             ISSUANCE OF NOTES AND FUNDING OF THE EQUITY INVESTMENT;
                       PURCHASES OF NOTES; APPLICATION OF
                   PROCEEDS OF NOTES AND THE EQUITY INVESTMENT

         Section 3.1 Commitment of the Lessor to Issue Notes.

                  (a) Subject to the terms and conditions hereof, including, without limitation, the delivery of a Funding Notice with respect to each Funding Date (other than a Base Lease Term Funding Date), and pursuant to the relevant provisions of the Note Purchase Agreement:

                           (i)      on the Initial Funding Date, the Lessor
shall issue one or more Notes in an aggregate principal amount of $125,450,000.

                           (ii)     Subject to Section 3.1(b) hereof, on each
Interim Construction Period Funding Date and on the Final Construction Period Funding Date, the Note Purchaser shall advance funds to the Lessor under the Notes in the aggregate principal amount equal to the amount specified in the relevant Funding Notice.

                           (iii)    Subject to Section 3.1(b) hereof, on each
Base Lease Term Funding Date, and provided that the Lessee shall have paid to the Lessor the Security Deposit as provided in Section 3.4 of the Master Lease, the Note Purchaser shall advance funds to the

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Lessor under the Notes in an aggregate principal amount equal to $380,952.38
(each such amount, the "Accreted Amount").

                  (b) The aggregate principal amount outstanding under the Notes at any time shall not exceed $125,450,000 (such amount, the "Aggregate Note Purchase Commitment"). For accounting purposes, all funds advanced to the Lessor under the Notes pursuant to the Note Purchase Agreement shall constitute debt.

                  (c) Upon payment of the Security Deposit by the Lessee pursuant to Section 3.4 of the Master Lease, the Agent, on behalf of the Lessor shall apply the proceeds of the Security Deposit to repay funds advanced under the Notes in an aggregate principal amount equal to the amount of the Security Deposit so paid and, thereafter, such repaid funds shall no longer be outstanding for any purpose, including the calculation of the Interest Amount under Section 4.2(a) hereof. After such repayment, however, the aggregate principal amount outstanding under the Notes will be increased on each Base Lease Term Funding Date to reflect the funds advanced to the Lessor under the Notes on such Funding Date for the Accreted Amount.

         Section 3.2 Commitment of the Lessor to Fund the Equity Investment. Subject to the terms and conditions hereof, including, without limitation, the delivery of the initial Funding Notice, on the Initial Funding Date, the Lessor shall fund the entire Equity Investment in the amount of $4,550,000, representing three and one-half percent (3.5%) of the Aggregate Commitment Amount (such amount, the "Aggregate Equity Investment Commitment"). For accounting purposes, the Equity Investment made by the Lessor hereunder shall constitute equity.

         Section 3.3 Commitment to Make Note Purchases. Subject to the terms and conditions hereof and the terms and conditions of the Note Purchase Agreement, the Note Purchaser shall purchase the Note or Notes issued on the Initial Funding Date and on each subsequent Funding Date shall advance funds under the Notes as requested in the relevant Funding Notice. Notwithstanding the foregoing, the Note Purchaser shall not be required to purchase the Notes to be issued on the Initial Funding Date or to advance funds to be advanced to the Lessor under such Notes on the Initial Funding Date unless the Lessor simultaneously funds the Equity Investment to be made on the Initial Funding Date.

         Section 3.4 Commitment to Fund the Equity Investment. Subject to the terms and conditions hereof, the Lessor shall, on the Initial Funding Date, fund the Equity Investment as requested in the initial Funding Notice. Notwithstanding the foregoing, the Lessor shall not be required to fund the Equity Investment on the Initial Funding Date unless the Note Purchaser simultaneously purchases the Notes to be issued by the Lessor on the Initial Funding Date and advances the funds to be advanced to the Lessor under such Notes on the Initial Funding Date.

         Section 3.5 Notice Procedures with respect to the Funding of Advances under the Notes and the Equity Investment.

                  (a) With respect to the purchase of the Notes, the funding of the advances to be made under such Notes, and the funding of the Equity Investment to be made on the Initial Funding Date, the Lessee shall give the Agent, for the benefit of the Lessor and the Note

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Purchaser, prior written notice delivered not later than 10:00 a.m., New York time, one Business Day prior to the proposed Funding Date specifying: (i) the proposed Funding Date, (ii) the principal amount to be advanced on such Funding Date under the Notes, (iii) the amount of the Equity Investment to be funded and
(iv) the application of the proceeds of such funds advanced under the Notes and the Equity Investment. The Funding Notice shall be in the form of Exhibit B-1.

                  (b) With respect to the funds to be advanced under the Notes on each Funding Date (other than the Initial Funding Date and any Base Lease Term Funding Date), the Lessee shall give the Lessor and the Note Purchaser prior written notice delivered not later than 2:00 p.m., New York time, three
(3) Business Days prior to the proposed Funding Date, specifying: (i) the proposed Funding Date, (ii) the principal amount to be advanced on such Funding Date under the Notes (which, unless otherwise agreed to by the Note Purchaser, shall be in an aggregate amount equal to or greater than $1,000,000) and (iii) the application of the proceeds of such funds advanced under the Notes. The Funding Notice shall be in the form of Exhibit B-2 with respect to all Interim Construction Period Funding Dates and Exhibit B-3 with respect to the Final Construction Period Funding Date.

                  (c) With respect to the funds to be advanced under the Notes on each Base Lease Term Funding Date, provided that the Lessee shall have paid the Security Deposit pursuant to Section 3.4 of the Master Lease, such funds shall be in the amount set forth in Section 3.1(a)(iii) hereof and shall be used to increase the Outstanding Lease Balance such that the Outstanding Lease Balance at the Maturity Date shall be equal to the aggregate amount of the Land Acquisition Costs and the Improvements Construction Costs. Unless the Lessee provides the Lessor and the Note Purchaser with ten (10) Business Day's prior written notice to the contrary, the Lessee shall be deemed to have requested the funds to be advanced on each Base Lease Term Funding Date.

                  (d) Upon satisfaction or waiver of the conditions precedent to each advance under the Notes, and with respect to the Initial Funding Date, the funding of the Equity Investment, set forth in Article VI hereof, the Note Purchaser shall advance such funds under the Notes and the Lessor shall fund the Equity Investment, in each case in accordance with the allocation provisions set forth above.

                  (e) All remittances made by the Note Purchaser for funds advanced under the Notes or by the Lessor for the funding of the Equity Investment on each Funding Date other than a Base Lease Term Funding Date shall be made on the relevant Funding Dates in immediately available federal funds by wire transfer to the accounts specified in the Funding Notices. All remittances received by the Conduit Agent from funds advanced under the Notes in the principal amount of the Accreted Amount on each Base Lease Term Funding Date shall be applied to the account of the Note Purchaser for a partial or total offset (in the amount of such remittance) of the Interest Amount due on such date.

                  (f) Each of the Funding Notices and each advance of funds made on each Base Lease Term Funding Date shall be irrevocable and binding on the Lessee and the Lessee shall indemnify the Note Purchaser (or the Liquidity Banks, if applicable) and, with respect to the Initial Funding Date, the Lessor, against any actual loss or expense incurred by the Note

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Purchaser (or the Liquidity Banks, if applicable) and the Lessor, as a result of the Notes not being issued and/or funds not being advanced thereunder and the Equity Investment not being funded in accordance therewith (other than as a result of a breach of this Participation Agreement by the Note Purchaser, any Liquidity Bank or the Lessor, as applicable) including any actual loss or expense incurred by the Note Purchaser, the Liquidity Banks or the Lessor, as the case may be, by reason of the liquidation or reemployment of funds or the termination of any hedging arrangements acquired or requested by the Note Purchaser, the Liquidity Banks and the Lessor, to fund the purchase of such Notes and the funds to be advanced thereunder, and the Equity Investment.

         Section 3.6 Use of Proceeds of Notes and Equity Investment. The proceeds of the funds advanced under the Notes on the Initial Funding Date and the Equity Investment funded on the Initial Funding Date shall be applied to finance the Land Acquisition Costs. The proceeds of the funds advanced under the Notes on any Interim Construction Period Funding Date or the Final Construction Period Funding Date shall be applied to finance the Improvements Construction Costs. The proceeds of the funds advanced under the Notes on any Base Lease Term Funding Date shall, in the manner provided in Section 3.5(e) above, be used to repay the then-accreted portion of the Outstanding Lease Balance occurring as a result of the funding by the Lessee of the Security Deposit.

         Section 3.7 Commitment of the Liquidity Banks and Letter of Credit Issuer. Subject to the terms and conditions set forth herein and in the other Operative Documents, (a) the Liquidity Banks shall severally, but not jointly, make available Loans (as defined in the Liquidity Agreement) in an aggregate principal amount not to exceed at any one time, $125,450,000, plus all accrued discount on all related Commercial Paper (as such amount may be adjusted pursuant to the Liquidity Agreement) less the aggregate principal amount of outstanding Percentage Interest purchased by the Liquidity Banks pursuant to the Asset Purchase Agreement, (b) the Letter of Credit Issuer shall issue the Letter of Credit in the stated amount of not less than $6,656,037.11, and (c) each of the Liquidity Banks and the Letter of Credit Issuer shall, at the times set forth therein, duly perform their respective obligations set forth herein and under the applicable Operative Documents to which such Person is a party.

                                   ARTICLE IV

                CALCULATION OF BASIC RENT AND SUPPLEMENTAL RENT;
                      DETERMINATION OF NOTE RATE; BREAKAGE
                  EXPENSES, INCREASED COSTS, ETC.; TAXES; FEES

         Section 4.1 Rent.

                  (a) Basic Rent shall be equal to the sum of the Interest Amount, the Yield Amount and the Support Amount. Basic Rent payable on each Basic Rent Payment Date shall be equal to the sum of the Interest Amount, the Yield Amount and the Support Amount payable on such date.

                  (b) Any Supplemental Rent payable pursuant to this Participation Agreement and the other Operative Documents shall be paid forthwith upon the determination thereof.

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                  (c) The Lessor Parties hereby acknowledge that the Notes and the Equity Investment may be prepaid with the proceeds of the Supplemental Rent payments due pursuant to the Master Lease, with the proceeds of such payments applied in accordance with the provisions of Article XI hereof, subject in any event to compliance with Section 4.3 hereof and to the timely application of such Supplemental Rent pursuant to the relevant provisions of Article XI hereof.

         Section 4.2 Calculation of Basic Rent.

                  (a) The Interest Amount portion of Basic Rent with respect to the outstanding principal amount of the Notes shall be computed based upon one of the rates set forth below:

                           (i)      To the extent that the Note Purchaser is
funding advances under the Notes by issuance of Commercial Paper, the Interest Amount portion of Basic Rent with respect to the amounts outstanding under the Notes shall be computed based upon the CP Rate as in effect from time to time plus fifteen one hundredths of one percent (.15%); and

                           (ii)     To the extent the Note Purchaser is not
funding advances under the Notes by issuance of Commercial Paper or the Notes have been purchased by the Liquidity Banks pursuant to the Liquidity Documentation, the Interest Amount portion of Basic Rent with respect to the amounts outstanding under the Notes shall be computed as follows: (A) until such time as a Loan based upon a one (1) month LIBOR rate can be advanced by the Liquidity Banks pursuant to the Liquidity Documents, the Alternate Rate, and (B) thereafter, one of the following two rates as selected by the Note Purchaser (or if the Notes have been purchased by the Liquidity Banks pursuant to the Liquidity Documentation, the Agent) in its reasonable discretion: (x) the one
(1) month LIBOR rate as in effect from time to time (adjusted for reserve requirements in effect on the first day of each period for which a payment is due) plus the Applicable Margin; or (y) if the one (1) month LIBOR rate is not available for any reason, the Alternate Rate.

         The aggregate amount payable in accordance with this Section 4.2(a) with respect to all Notes as of any Basic Rent Payment Date shall be the "Interest Amount" payable as of such date.

                  (b) The Yield Amount portion of Basic Rent payable with respect to the Equity Investment shall be computed based upon either (A) the one
(1) month LIBOR rate as in effect from time to time, adjusted for reserve requirements in effect on the first day of each period for which a payment is due, plus eight-tenths of one percent (.80%) or (B) if the one (1) month LIBOR rate is not available or cannot be determined for the reasons set forth in
Section 4.5 herein, the Alternate Rate. Notwithstanding the foregoing, for the period beginning on the Initial Funding Date and ending on the first Basic Rent Payment Date, the Yield Amount portion of Basic Rent payable with respect to the outstanding Equity Investment shall be computed based upon the Alternate Rate or such other rate as agreed upon between the Lessee and the Lessor immediately prior to the Initial Funding Date. The aggregate amount payable in accordance with this Section 4.2(b) with respect to the Equity Investment as of any Basic Rent Payment Date shall be the "Yield Amount" payable as of such date.

                  (c) The Support Amount portion of Basic Rent payable to the Letter of Credit Issuer to compensate it for the issuance of the Letter of Credit shall be equal to one-twentieth of

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one percent of the outstanding principal amount of the Notes. The aggregate amount payable in accordance with this Section 4.2(c) as of any Basic Rent Payment Date shall be the "Support Amount" payable as of such date.

                  (d) All calculations of Basic Rent shall be performed by the Agent based on the information provided to it pursuant to Section 5.3. Such information shall be provided to the Lessee and the Guarantor no later than 5:00 p.m., New York time, on the third (3rd) Business Day prior to the relevant Basic Rent Payment Date, together with reasonable detail supporting the calculations made. The Guarantor and Lessee shall promptly acknowledge receipt of such calculations in writing to the Agent. Such calculations shall be deemed final in the absence of manifest error. The Guarantor and the Lessee shall be entitled to rely on any calculation of Basic Rent performed by the Agent, and to deal directly with the Agent in connection with the verification of such calculations.

                  (e) Except with respect to payments made pursuant to Sections 4.3, 4.4, 4.6, 13.1, 13.3 and 13.5, proceeds derived upon exercise of the Remarketing Option or Unwind Proceeds (which shall be remitted to the Agent to be distributed as provided in Article XI hereof), to the extent that a payment of Basic Rent or Supplemental Rent is made other than on a Basic Rent Payment Date, upon the request of the Lessee, the proceeds of any such payment (such receipts, "Prepayments") shall be deposited in a special, segregated account which shall be an Eligible Account held in the name of, and under the sole dominion and control of the Agent (the "Prepayment Account").

                           Funds in the Prepayment Account shall be invested by
the Agent, at the direction and for the benefit of the Lessee, in Cash Equivalents maturing no later than the next succeeding Basic Rent Payment Date. The Agent is hereby authorized, in making or disposing of any investment permitted by this Section, to deal with itself (in its individual capacity) or with any one or more of its Affiliates, whether it or such Affiliate is acting as an agent of the Agent or for any third person or dealing as a principal for its own account; provided, however, that all such dealings between the Agent and any one or more of its Affiliates shall be conducted on an arm's-length, commercially reasonable basis.

                           The Lessee may, at its discretion, provide written
instructions to the Agent as to timing and application of moneys in the Prepayment Account, so long as any money so withdrawn shall be used for the payment of Rent. Absent any written instruction from the Lessee to the Agent or if a Lease Default or a Lease Event of Default shall have occurred and be continuing, the Agent shall withdraw money from the Prepayment Account and apply such amount to the payment of Basic Rent and Supplemental Rent as such Rent becomes due, but only to the extent that such Rent would otherwise, in the ordinary course under the Operative Documents, be paid by the Lessee to the Agent for application and allocation in accordance with the Operative Documents. The Agent acknowledges and agrees that the Lessee and the Guarantor shall be entitled to assume, and rely on such assumption, that the Agent will properly apply and allocate any amount withdrawn from the Prepayment Account pursuant to the Lessee's written instructions (if any, and absent any Lease Default or Lease Event of Default) and the procedures and allocations under the Operative Documents. Any amount remaining in the Prepayment Account upon the Lease Termination Date and the full satisfaction of the

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Obligations under the Operative Documents shall be promptly withdrawn from the
Prepayment Account and returned to the Lessee.

         Section 4.3 Breakage Expenses; Yield Maintenance Premium.

                  (a) If, with respect to the amounts outstanding under the Notes or the outstanding portion of the Equity Investment, (i) interest or principal is repaid or prepaid (including as a result of acceleration) in each case (A) subject to Section 4.2(e) above, on a date other than a Basic Rent Payment Date applicable thereto (including, without limitation, the Maturity
Date) or (B) in an amount other than the amount currently due, or (ii) Lessee shall cancel or otherwise fail to consummate any funding requested under a Funding Notice which has been delivered to the Agent (whether as a result of the failure to satisfy any applicable conditions or otherwise) or shall fail to make any prepayment after notice has been given to the Agent, then the Lessee shall hold such Lessor Parties harmless from, and pay as Supplemental Rent to the Agent for the benefit of such Lessor Parties, as their respective interests may appear, within five (5) Business Days following demand therefor (which demand shall be accompanied by one or more certificates contemplated by Section 4.3(c) below), all actual costs and losses incurred by such Lessor Parties as a result of such payment, cancellation or failure.

                  (b) Without duplication of the foregoing, and subject to
Section 4.2(e) above, in the event that any Lessor Party shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such party or the termination of any hedging arrangements) to make, continue or maintain any portion of the principal amount of its investment as the result of a breach by the Lessee or the Guarantor under the Operative Documents, such Lessor Party shall deliver a notice accompanied by a certificate as contemplated by Section 4.3(c) below, regarding such loss or expenses. The Lessee shall, within thirty
(30) days of receipt of such notice, pay directly to the Agent for the benefit of such Lessor Party as Supplemental Rent, an amount, reasonably determined to be equal to the excess, if any, of (A) the amount such Lessor Party would have received if its investment had been made or continued based on the interest rate borne by the relevant instrument over (B) the amount realized by such party from reemploying the funds.

                  (c) A certificate (describing in reasonable detail the calculation of the yield maintenance or other amount, as applicable, to be paid under this Section 4.3) submitted by the applicable Lessor Party to the Lessee (with a copy to the Agent) shall, absent demonstrable error, be final and conclusive.

         Section 4.4 Increased Costs, etc. If after the date hereof any change in applicable law or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) (i) shall subject any Lessor Party to, or increase the net amount of, any tax, levy, impost, duty, charge, fee, deduction or withholding with respect to any Note, Loan or the Equity Investment (or any portion thereof), or the funding of (or agreement to provide funding for) such Notes, Loans or the Equity Investment, or shall change the basis of taxation of payments to the Lessor Parties or any other fees or amounts payable under the Operative Documents (other than (x) with respect to the Lessor, any Taxes or other items specifically excluded from the definition of Impositions, and (y) with respect to any Lessor Party other than the Lessor, any Taxes (A) attributable to changes in the rate of general corporate, franchise, net income or other income tax imposed on such Lessor Party by the jurisdiction in which such Lessor Party either maintains its applicable lending office or is otherwise subject to tax other than as a result of the transactions contemplated by the Operative Documents or (B) that would not have been imposed but for the failure of such Lessor Party to comply with any certification, information, documentation or other reporting requirement), (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, such Lessor Party that would affect the amount of capital required or reasonably expected to be maintained by such Lessor Party or any Person directly or indirectly controlling such parties, and such Lessor Party reasonably and in good faith determines that the rate of return on its or such controlling Person's capital as a consequence of its obligations under or in respect of the Operative Documents is reduced to a level below that which such party would have achieved but for the occurrence of any such circumstance by an amount deemed by such party to be material, or (iii) shall impose on such Lessor Party any other condition (other than a condition involving administrative matters such as additional reporting requirements to any such Governmental Authority) affecting this Participation Agreement or any other Operative Document or the funding (or agreement to provide funding hereunder), and the result of any of the foregoing shall be to increase the cost to such Lessor Party of, or to reduce the amount of any sum received or receivable by such Lessor Party in respect of, making, continuing or maintaining (or its obligation to make, continue or maintain) its investments in the respective instruments (or providing funding therefor) by an amount reasonably determined in good faith by such Lessor Party to be material, then the Lessee shall pay to the Agent for the benefit of the Lessor Party, as Supplemental Rent, such additional amount or amounts, as will compensate such Lessor Party on an After Tax Basis for such increase or reduction upon demand by such party. Each such Lessor Party shall within thirty (30) days of such Lessor Party's discovery of such event, notify the Lessee in writing of the occurrence of any such event, such notice to state, in reasonable detail, the reasons therefor and the calculation of the additional amount required fully to compensate such party for such increased costs or reduced amount. Such additional amount shall be payable by the Lessee to the Agent for the benefit of such claiming party within fifteen (15) Business Days of its receipt of such notice and such notice shall, in the absence of manifest error, be conclusive and binding on the Lessee. Notwithstanding any other provision of this Participation Agreement, any amount of Taxes that would, but for this sentence, give rise to both Supplemental Rent payable to the Lessor pursuant to this
Section 4.4 and an indemnity payment obligation in favor of the Lessor pursuant to Section 13.4 shall be governed solely by the provisions of Section 13.4; provided, however, that this sentence is intended to apply Section 13.4 to Taxes subject to an actual indemnity payment obligation pursuant to both Section 4.4 and Section 13.4, but not to diminish any claim for indemnification (or Supplemental Rent) pursuant to this Section 4.4 that would not give rise to an actual indemnity payment obligation pursuant to Section 13.4.

         Section 4.5 Change of Circumstances.

                  (a) If, on or before the first day of any Rent Period, the Lessor or any Liquidity Bank shall advise the Agent that the one (1) month LIBOR rate cannot be adequately and reasonably determined due to the unavailability of funds in or other circumstances generally affecting the London interbank market, the Agent shall immediately give notice of such condition to the other Transaction Parties. After the giving of any such notice (and until the

Agent shall otherwise notify the Lessee that the circumstances giving rise to such condition no longer exist), the rates to be paid by the Lessee pursuant to
Section 4.2(a)(ii) and 4.2(b) herein (as applicable) as of the first day of the next Basic Rent Payment Date shall be the Alternate Rate.

                  (b) If, after the date of this Participation Agreement, as the result of the adoption of any Requirement of Law, any change in any Requirement of Law or the application or requirements thereof (whether such change occurs in accordance with the terms of such Requirement of Law as enacted, as a result of amendment or otherwise), any change in the interpretation or administration of any Requirement of Law by any Governmental Authority, or any request or directive (whether or not having the force of law) of any Governmental Authority (each a "Change of Law"), it shall become unlawful or impossible for the Lessor or any Liquidity Bank to fund or maintain its portion of the Outstanding Lease Balance at the one (1) month LIBOR rate, such Person shall immediately notify the Agent and the Agent shall immediately notify the other Transaction Parties of such Change of Law. After the giving of any such notice (and until the Agent shall otherwise notify the Lessee and the Lessor that such Change of Law is no longer in effect), the one (1) month LIBOR rate shall be unavailable and the rates to be paid by the Lessee pursuant to Section 4.2(a)(ii) and 4.2(b) herein (as applicable) as of the next Basic Rent Payment Date shall be the Alternate Rate.

         Section 4.6 Taxes. All payments of Basic Rent, Supplemental Rent, principal of, and interest or yield on, the Notes, the Loans and the Equity Investment and all other amounts payable hereunder and under the Master Lease shall be made free and clear of and without deduction for any present or future income, excise, stamp, transfer or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever (including interest and penalties) now or hereafter imposed by any Governmental Authority or taxing authority thereof ("Taxes"), but excluding (x) with respect to the Lessor, any Taxes or other items, in each case, specifically excluded from the definition of Impositions, and (y) with respect to any Lessor Party other than the Lessor, franchise taxes and other taxes imposed on or measured by the net income of, as the case may be, of such Lessor Party (or its applicable lending office) by its jurisdiction of incorporation or the jurisdiction in which it maintains its applicable lending office (in each case, such non-excluded items being called "Other Taxes"). In the event that any withholding or deduction from any payment to be made by the Lessee hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then the Lessee will:

                  (a) pay as Supplemental Rent directly to the relevant Governmental Authority or taxing authority the full amount required to be so withheld or deducted;

                  (b) forward to the Agent for the benefit of the relevant Lessor Party official receipts or other documentation reasonably satisfactory to such Lessor Party evidencing such payment to such authority; and

                  (c) with respect to Other Taxes, pay to the Agent for the benefit of the relevant Lessor Party such additional amount or amounts as is necessary to ensure that the net amount actually received by such Lessor Party will equal the full amount such Lessor Party would have received had no such withholding or deduction been required.

         Moreover, if any Other Taxes are directly asserted against any Lessor Party with respect to any payment received by such Lessor Party, such Lessor Party may pay such Other Taxes and the Lessee will pay to the Agent for the benefit of such Lessor Party, as Supplemental Rent, within fifteen (15) Business Days after receipt of a written demand therefor (accompanied by a written statement describing in reasonable detail the amount so payable) from such Lessor Party such additional amounts (including any interest, reasonable expenses and any penalties incurred in connection therewith) as are necessary in order that the net after-tax amount received by such Person after the payment of such Other Taxes (including any Taxes on such additional amount) shall equal the amount such Person would have received had such Other Taxes not been asserted plus interest on such additional amounts at the Alternate Rate calculated from the date of payment of such Other Taxes by such Lessor Party to the date of payment of such additional amounts by the Lessee.

         If the Lessee fails to pay any Other Taxes when due to the appropriate taxing authority or fails to remit to the Agent for the benefit of the relevant Lessor Party the required receipts or other required documentary evidence, then the Lessee shall indemnify such Lessor Party for any incremental Taxes, interest, penalties and reasonable expenses that may become payable by such Lessor Party as a result of any such failure.

         Notwithstanding any other provision of this Participation Agreement, any amount of Taxes that would, but for this sentence, give rise to both Supplemental Rent payable to the Lessor pursuant to this Section 4.6 and an indemnity payment obligation in favor of the Lessor pursuant to Section 13.4 shall be governed solely by the provisions of Section 13.4; provided, however, that this sentence is intended to apply Section 13.4 to Taxes subject to an actual indemnity payment obligation pursuant to both Section 4.6 and Section 13.4, but not to diminish any claim for indemnification (or Supplemental Rent) pursuant to this Section 4.6 that would not give rise to an actual indemnity payment obligation pursuant to Section 13.4.

         Section 4.7 Replacement of Affected Parties.

                  (a) If any Liquidity Bank (an "Affected Party") makes demand upon the Lessee for amounts pursuant to Section 4.3, 4.4 or 4.6 hereof, then the Lessee may (x) request such Affected Party to, and such Affected Party shall upon such request, use reasonable efforts to designate another lending office acceptable to such Affected Party in its sole discretion for its investment (with the object of avoiding the consequences of such events) or (y) give notice (a "Replacement Notice") in writing to such Liquidity Bank, the Note Purchaser, the Conduit Agent and the Agent of its intention to replace such Affected Party with an Eligible Assignee designated in such Replacement Notice, if such replacement would result in the elimination or reduction of charges similar to those being claimed by the Affected Party. Any replacement of a Liquidity Bank pursuant to the foregoing provisions must be acceptable to the Note Purchaser and the Conduit Agent in their sole discretion (including, without limitation, for Rating Agency concerns).

                  (b) The Note Purchaser and the Conduit Agent shall, in the exercise of their sole discretion and within thirty (30) days of its receipt of a Replacement Notice with respect to one of the Liquidity Banks, notify the Lessee and the Affected Party whether the designated Eligible

Assignee is satisfactory to the Note Purchaser and the Conduit Agent; and if either shall fail to give such notice, the Eligible Assignee shall be deemed rejected.

                  (c) Upon approval of the designated Eligible Assignee as aforesaid, the Affected Party shall assign its rights and obligations under the Operative Documents to such Eligible Assignee and, as a condition of such assignment, the Affected Party shall receive payment in full of all outstanding Loans and all other amounts due it under the Operative Documents.

                  (d) In the event the Note Purchaser and the Conduit Agent do not approve the replacement of the Affected Party with the designated Eligible Assignee, the Lessee shall have the option to designate another Eligible Assignee pursuant to Section 4.7(a) and Section 4.7(b) above.

         Section 4.8 Fees.

                  (a) The Lessee shall pay to the Agent for the benefit of the Liquidity Banks a one-time upfront fee equal to (i) one basis point per $1,000,000 of the Aggregate Note Purchase Commitment provided by each Liquidity Bank other than KeyBank and (ii) for KeyBank, the amount as set forth in the Proposal (the "Upfront Fees"). The Lessee shall pay the Upfront Fees in advance on the Initial Funding Date as a Transaction Expense.

                  (b) The Lessee shall pay to the Agent, for the ratable benefit of the Liquidity Banks to be paid pro rata based upon each Liquidity Bank's Percentage, commitment fees (the "Commitment Fees") equal to thirty-five one-hundredths of one percent (.35%) of the unused Aggregate Note Purchase Commitment. The Lessee shall pay the Commitment Fees in arrears on each Basic Rent Payment Date in each March, June, September and December (commencing on March 12, 2001) and on the Maturity Date (or if the Overall Transactions are terminated on a date prior to such date, on such prior date); provided, however, the payment of Commitment Fees due on March 12, 2001 shall be prorated to reflect the number of days from the Documentation Date to March 12, 2001. The Commitment Fees shall constitute Supplemental Rent for the purposes of the Operative Documents.

                  (c) The Lessee shall pay to the Agent for the benefit of the Letter of Credit Issuer an annual issuance fee (the "Issuance Fee") equal to one quarter of one percent (.25%) of the face amount of the Letter of Credit. The Lessee shall pay the Issuance Fee in arrears in four installments on each Basic Rent Payment Date in each March, June, September and December (commencing on March 12, 2001) and on the Maturity Date (or if the Overall Transactions are terminated on a date prior to such date, on such prior date). The Issuance Fee shall constitute Supplemental Rent for the purposes of the Operative Documents.

                  (d) The Lessee shall pay to the Agent for the benefit of the Structuring Agent a one-time structuring fee (the "Structuring Fee") as set forth in the Proposal. The Lessee shall pay the Structuring Fee in advance on the Initial Funding Date as a Transaction Expense.

         Section 4.9 Calculation of Interest and Fees. All calculations of the Interest Amount, the Yield Amount, any other forms of interest or fees under this Participation Agreement and the other Operative Documents for any period, unless otherwise specified herein or therein, shall (a) include the first day of such period and exclude the last day of such period and (b) be calculated on the basis of a year of 360 days for actual days elapsed, except that during any period any of the foregoing amounts is calculated based upon the Alternate Rate, such amount shall be calculated on the basis of a year of 365 or 366 days, as appropriate, for actual days elapsed.

                                   ARTICLE V

                        CERTAIN INTENTIONS OF THE PARTIES

         Section 5.1 Nature of Transaction.

                  (a) The parties hereto intend that, with respect to the Property and the Master Lease, (i) for financial accounting purposes with respect to the Lessee, (x) the Master Lease will be treated as an "operating lease" pursuant to Statement of Financial Accounting Standards (SFAS) No. 13, as amended, (y) the Lessor will be treated as the owner and the lessor of the Property to which it holds title subject to the Master Lease and the Lessee will be treated as the lessee of the Property, (ii) for federal and all state and local income tax purposes and bankruptcy purposes, (A) the Master Lease will be treated as a financing arrangement, (B) the Note Purchaser with respect to the Notes and the Lessor with respect to the Equity Investment will be deemed to be lenders making loans to the Lessee in an aggregate amount equal to the Outstanding Lease Balance, which loans are secured, inter alia, by the Property subject to the Master Lease, and (C) the Lessee under the Master Lease will be treated as the owner of the Property and will be entitled to all tax benefits ordinarily available to an owner of property like such Property for such tax purposes, and (iii) all risks relating to environmental matters shall be borne by the Lessee in accordance with the provisions of this Participation Agreement, the Construction Agency Agreement and the Environmental Indemnity Agreement.

                  (b) The parties hereto intend that, for federal, state, local and foreign tax and regulatory purposes, the Notes and the Equity Investment will be Indebtedness of the Lessee secured, inter alia, by the Property and the rights to payment of Rent under the Master Lease, and agree to treat the Notes and the Equity Investment accordingly for all such purposes.

                  (c) Notwithstanding anything else to the contrary set forth herein, each Transaction Party acknowledges and agrees that none of the other Transaction Parties has made any representations or warranties concerning the tax, accounting or (except as otherwise expressly contained in this Participation Agreement or other Operative Documents) legal characteristics of the Operative Documents and that each Transaction Party, respectively, has obtained and relied upon such tax, accounting and legal advice concerning the Operative Documents as it deems appropriate.

                  (d) Specifically, without limiting the generality of the foregoing, the parties hereto intend and agree that in the event of any insolvency or receivership proceedings or a petition under the United States bankruptcy laws or any other applicable insolvency laws or statutes of the United States of America or any state or commonwealth thereof affecting the Lessee or any other Transaction Party or any collection actions, the transactions evidenced by the Operative Documents are loans made to the Lessee by the Lessor (using its own funds as well as funds provided by the Note Purchaser and/or the Liquidity Banks as unrelated third party lenders).

         Section 5.2 Amounts Due Under the Master Lease. Anything else herein or elsewhere to the contrary notwithstanding, it is the intention of the Transaction Parties that: (i) the amount and timing of installments of Basic Rent due and payable from time to time from the Lessee under the Master Lease shall be equal to the aggregate payments due and payable in respect of the amounts outstanding under the Notes and the outstanding portion of the Equity Investment on each Basic Rent Payment Date then due and payable; (ii) if the Lessee elects to purchase all of the Property under the Master Lease or becomes obligated to purchase all of the Property pursuant thereto, the Outstanding Lease Balance, all accrued and unpaid Basic Rent, Supplemental Rent and all other obligations of the Lessee owing to the Lessor Parties or any other Person under the Operative Documents shall be paid in full by the Lessee; and (iii) if the Lessee properly elects the Remarketing Option under the Master Lease, the Lessee shall only be required to pay to the Lessor the Gross Remarketing Proceeds of the sale of the Property, the corresponding Maximum Recourse Amount and any amounts due pursuant to Articles XI and XIII hereof and Section 18.3 of the Master Lease (subject to Section 18.3(n) of the Master Lease) (which aggregate amount may be less than the Outstanding Lease Balance); and (iv) upon a Lease Event of Default resulting in the obligations of the Lessee becoming due and payable, the amounts then due and payable by the Lessee under the Master Lease shall include all amounts necessary to pay in full the Outstanding Lease Balance, plus all accrued and unpaid Rent (including, without duplication, Supplemental Rent) plus all other amounts then due from Lessee to the Lessor Parties, or any other Person under the Operative Documents. Amounts payable to the Lessor pursuant to Section 5.2(ii) or (iii) hereof shall be remitted to the Agent upon receipt by the Lessee and shall be applied upon receipt thereof in accordance with the provisions of Article XI hereof.

         Section 5.3 Allocation of Payment Obligations; Payment to Agent.

                  (a) The Note Purchaser, the Lessor and the Letter of Credit Issuer shall submit to the Agent no later than 5:00 p.m., New York time, on the fourth (4th) Business Day prior to each Basic Rent Payment Date, a summary of the Basic Rent payments due in respect of the amounts outstanding under the Notes and the outstanding portion of the Equity Investment, together with reasonable detail supporting the calculations made. The Agent shall prepare and distribute to the Note Purchaser, the Lessor, the Letter of Credit Issuer, the Lessee and the Guarantor, no later than three (3) Business Days prior to each Basic Rent Payment Date, an invoice with respect to the Basic Rent payable as of such date, which invoice shall set forth, inter alia, the aggregate amount of Basic Rent payable by the Lessee as of the upcoming Basic Rent Payment Date together with a detailed description of the allocation of Basic Rent to each outstanding type of instrument, with such amounts further allocated to reflect the amounts payable by the Lessee and the interest rates payable on such instrument. Such invoice shall further specify the relevant payment instructions. Notwithstanding the foregoing, any delay or failure on the part of the Agent to deliver the invoice shall neither extinguish nor diminish Lessee's obligations to pay the Basic Rent due and payable on the applicable Basic Rent Payment Date.

                  (b) Except as otherwise expressly set forth in this Participation Agreement or any other Operative Documents, all payments to be made by the Lessee or any other Lessee Party shall be paid to the Agent for the benefit of, and disbursement to, the Lessor Party for whose account such payment has been made, and payment to the Agent, shall, as between such Lessee Party and such Lessor Party, constitute payment to such Lessor Party.

                                   ARTICLE VI

                             CONDITIONS PRECEDENT TO
                                  FUNDING DATES

         Section 6.1 Conditions Precedent to the Initial Funding Date. The obligation of the Lessor to issue the Notes specified in Section 3.1 and the Note Purchaser to fund advances thereunder and the Lessor to fund the Equity Investment specified in Section 3.2, the Note Purchaser (or the Liquidity Banks if the Note Purchaser does not) to purchase such Notes and fund amounts thereunder or Percentage Interests, the obligation of the Lessor to acquire the Land, the obligation of the Letter of Credit Issuer to issue the Letter of Credit and the obligation of the Lessee to enter into the Master Lease are subject to the satisfaction (or waiver by the appropriate Lessor Parties) of each of the following conditions precedent (such satisfaction or waiver to be evidenced by the purchase of the Notes and the funding of the advances thereunder, and funding of the Equity Investment on the Initial Funding Date unless otherwise documented in writing by the appropriate parties):

                  (a) Funding Notice. The Agent, for the benefit of the Lessor Parties, shall have received a fully executed counterpart of the Initial Funding Notice substantially in the form of Exhibit B-1 attached hereto with respect to the issuance of the Notes and the funding of the advances thereunder, and the funding of the Equity Investment to finance the Land Acquisition Costs. The delivery of such Funding Notice and the acceptance by the Lessee of the proceeds of the initial funds advanced under the Notes by the Note Purchaser and the Equity Investment described therein shall constitute a representation and warranty by the Lessee that on such Funding Date (both immediately before and after giving effect to such advances under the Notes and the Equity Investment and the application of the proceeds thereof), the statements made in Section 7.1 and 7.2 are true and correct in all material respects.

                  (b) Operative Documents to be Delivered on the Initial Funding Date.

                           (i)      Master Lease. The Lessee and the Lessor
shall have duly executed and delivered the Master Lease in the form of Exhibit C attached hereto, such Master Lease to be dated as of the Initial Funding Date.

                           (ii)     Construction Agency Agreement. The
Construction Agent and the Lessor shall have duly executed and delivered the Construction Agency Agreement in the form of Exhibit D attached hereto, such Construction Agency Agreement to be dated as of the Initial Funding Date, and all conditions therein required to be satisfied prior to commencement of the construction of the Improvements shall have been satisfied.

                           (iii)    Guaranty. The Guarantor shall have duly
authorized, executed and delivered by the Guaranty in the form of Exhibit E attached hereto, with respect to the guaranty by the Guarantor of obligations of the Lessee under the Operative Documents, such Guaranty to be dated as of the Initial Funding Date.

                           (iv)     Environmental Indemnity Agreement. The
Lessee shall have duly authorized, executed and delivered the Environmental Indemnity Agreement in the form of

Exhibit F attached hereto, such Environmental Indemnity Agreement to be dated as of the Initial Funding Date.

                  (c) Memorandum of Lease. The Memorandum of Lease substantially in the form of Exhibit G attached hereto, shall have been executed and delivered by the Lessee and Lessor, such Memorandum of Lease to be dated as of the Initial Funding Date.

                  (d) Precautionary Deed of Trust. The Precautionary Deed of Trust substantially in the form of Exhibit H attached hereto shall have been executed and delivered by the Lessee, such document to be dated as of the Initial Funding Date.

                  (e) Deed of Trust. The Lessor shall have executed and delivered the Deed of Trust to the Agent substantially in the form of Exhibit I attached hereto, such instrument to be dated as of the Initial Funding Date.

                  (f) Opinion of Counsel to Lessee and Guarantor. The Agent on behalf of the Lessor Parties shall have received an opinion of Perkins Coie LLP, counsel to the Lessee and the Guarantor, to be dated as of the Initial Funding Date, as to the matters set forth in Exhibit J, which opinion shall be acceptable in form and substance to the Lessor Parties. By its execution hereof, each of the Lessee and the Guarantor expressly instruct such counsel to execute and deliver such opinion to the Persons designated in the preceding sentence and, if requested by the Note Purchaser or the Liquidity Banks, the Rating Agencies.

                  (g) Initial Appraisal. The Agent on behalf of the Lessor Parties shall have received the Initial Appraisal of the Property dated as of a date that is satisfactory to the Lessor Parties and in form and substance satisfactory to the Lessor Parties in their sole discretion.

                  (h) Environmental Audit. The Agent on behalf of the Lessor Parties shall have received the results of an Environmental Audit with respect to the Property which is dated no earlier than thirty (30) days prior to the Initial Funding Date, which Environmental Audit shall be satisfactory in form and substance to the Lessor Parties in their sole discretion.

                  (i) Conveyance Instruments. On or prior to the Initial Funding Date, the Agent on behalf of the Lessor Parties shall have received evidence satisfactory to them that appropriate Conveyance Instruments have been executed and delivered and, if deemed necessary or desirable by any such Person or its counsel, recorded in such jurisdictions as such Person may request, in order to properly convey fee title to the Property to the Lessor and (y) perfect the interests of the Agent in the Master Lease and the Property.

                  (j) Matters with Respect to the Construction of the Improvements

                           (i)      Construction Contract. The Construction
Contract shall have been duly executed and delivered by the parties thereto, and all conditions therein required to be satisfied prior to commencement of the construction of the Improvements shall have been satisfied.

                           (ii)     Budget. The Budget shall have been delivered
to the Agent on behalf of the Lessor Parties and the Construction Agent shall have identified the funding sources with respect to all Budget items.

                           (iii)    Evidence of Access to Utilities. The
Construction Agent shall have delivered to the Agent on behalf of the Lessor Parties evidence of the availability, capacity and suitability of electric, gas, telephone, water, sanitary sewer and storm water drainage services with respect to Property.

                           (iv)     No Flood Hazard Area. The Construction Agent
shall have delivered to the Agent on behalf of the Lessor Parties evidence that the Improvements are not being built in a special flood hazard area.

                           (v)      Permits. The Construction Agent shall have
delivered to the Agent on behalf of the Lessor Parties copies of all certificates, permits, licenses or other authorizations (including confirmation of zoning compliance) which are necessary to have been obtained in connection with the commencement of the construction of the Improvements.

                           (vi)     Absence of Condemnation or Similar
Proceedings. The Construction Agent shall have delivered to the Agent on behalf of the Lessor Parties evidence to the effect that no part of the Property has been taken in condemnation or other similar proceedings (and that no such proceedings are pending or shall have been notified to any of the Construction Agent, the Lessee or the Guarantor).

                           (vii)    Assignment of Construction Agreements and
Contractor's Consent to Assignment, The Lessee shall have duly executed and delivered the Assignment of Construction Agreements substantially in the form of Exhibit K attached hereto and shall also have delivered to the Agent on behalf of the Lessor Parties a Contractor's Consent to Assignment executed by the Contractor, substantially in the form attached to the Assignment of Construction Agreements.

                           (viii)   Evidence of Insurance Required by
Construction Contract. The Agent on behalf of the Lessor Parties shall have received evidence that Required Builder's Risk Insurance required to be maintained with respect to the construction of the Improvements pursuant to the Construction Contract is in full force and effect.

                           (ix)     Evidence of Additional Insurance During
Construction Period. The Agent on behalf of the Lessor Parties shall have received evidence that the Additional Construction Period Insurance is in full force and effect.

                           (x)      Evidence of Acceptable Construction Period
Title Coverage. The Agent on behalf of the Lessor Parties shall have received evidence of the issuance and effectiveness of Title Policies which provide, inter alia, for title insurance covering amounts acceptable to the Lessor Parties in their reasonable discretion.

                  (k) The Lessee's Responsible Officer's Certificate. The Agent on behalf of the Lessor Parties shall have received a Responsible Officer's Certificate of the Lessee, substantially in the form of Exhibit L attached hereto, dated as of the Initial Funding Date, stating that to such

Responsible Officer's knowledge (i) each and every representation and warranty of the Lessee contained in each Operative Document to which it is a party is true and correct in all material respects on and as of the Initial Funding Date, except to the extent such representation or warranty relates solely to an earlier date, in which case such representation or warranty shall have been true and correct on and as of such earlier date, (ii) no Lease Default or Lease Event of Default has occurred and is continuing, (iii) each Operative Document to which the Lessee is a party is in full force and effect with respect to it, and
(iv) the Lessee has duly performed and complied with all conditions contained herein or in any other Operative Document required to be performed or complied with by it on or prior to such Initial Funding Date.

                  (l) Guarantor's Responsible Officer's Certificate. The Agent on behalf of the Lessor Parties shall have received a Responsible Officer's Certificate of the Guarantor in substantially the form of Exhibit M attached hereto, dated as of the Initial Funding Date stating that to such Responsible Officer's knowledge (i) each and every representation and warranty of the Guarantor contained in each Operative Document to which it is a party is true and correct in all material respects on and as of the Initial Funding Date, except to the extent such representation or warranty relates solely to an earlier date, in which case such representation or warranty shall have been true and correct on and as of such earlier date, (ii) no Lease Default or Lease Event of Default has occurred and is continuing, (iii) each Operative Document to which the Guarantor is a party is in full force and effect with respect to it, and (iv) the Guarantor has duly performed and complied with all conditions contained herein or in any other Operative Document required to be performed or complied with by it on or prior to such Initial Funding Date.

                  (m) UCC Financing Statements. On or prior to the Initial Funding Date, the Lessee shall have delivered to the Agent on behalf of the Lessor Parties all UCC Financing Statements relating to the Property and other security interests granted under the Operative Documents, as the Lessor Parties may reasonably request in order to protect the interests of the Lessor Parties under the Operative Documents to the extent the Master Lease, Memorandum of Lease, Precautionary Deed of Trust, Deed of Trust, Conveyance Instruments or other Operative Documents constitute security agreements.

                  (n) Recordation of Conveyance Instruments and Financing Statements. The Agent on behalf of the Lessor Parties shall have received evidence reasonably satisfactory to each of them that (i) the Memorandum of Lease, (ii) the Precautionary Deed of Trust, (iii) the Deed of Trust, and (iv) the UCC Financing Statements have been or are being recorded in a manner sufficient to properly perfect each of their respective interests therein.

                  (o) Property Survey. On or prior to the Initial Funding Date, the Lessee shall have delivered to Agent on behalf of the Lessor Parties copies of the ALTA/1997 (Urban) Survey with respect to the unimproved Property (the "ALTA Land Survey"), which survey shall be reasonably satisfactory to the Lessor Parties.

                  (p) Title Policies. On or prior to the Initial Funding Date, the Lessee shall have delivered to the Agent on behalf of the Lessor Parties a commitment from the Title Company to deliver (x) an ALTA extended owner's title insurance policy covering the Property in favor of the Lessor and (y) ALTA extended lender's title insurance policies covering the Property in favor of the Lessor and the Agent. The owner's policy described in clause (x) shall (i) be subject only to Permitted Exceptions, (ii) be in an amount not less than the Aggregate Commitment Amount, (iii) be reasonably satisfactory to the Lessor Parties and (iv) contain comprehensive, mechanics liens, zoning, recharacterization endorsements, pending disbursements endorsements and such other endorsements reasonably requested by the Lessor Parties. The lender's policy described in clause (y) shall (i) be subject only to Permitted Exceptions, (ii) be in an amount not less than the Aggregate Commitment Amount,
(iii) be reasonably satisfactory to the Lessor Parties and (iv) contain revolving credit, variable rate, comprehensive, fraudulent conveyances, doing business, mechanics liens, zoning, pending disbursement endorsements and such other endorsements reasonably requested by the Lessor Parties.

                  (q) Evidence of Property Insurance. The Agent on behalf of the Lessor Parties shall have received evidence that the insurance maintained by the Lessee with respect to the Property as of the Initial Funding Date satisfies the requirements set forth in Article XIII of the Master Lease, setting forth the respective coverage, limits of liability, carrier, policy number and period of coverage.

                  (r) Governmental Approvals. All necessary Governmental Actions required by any Requirement of Law for the purpose of (i) authorizing the Lessor to enter into the transactions contemplated by the Operative Documents as of the Initial Funding Date, or (ii) authorizing the Lessee or the Guarantor to execute and deliver the Operative Documents to which it is a party and perform its obligations thereunder, shall have been obtained or made and be in full force and effect.

                  (s) Requirements of Law. The transactions contemplated by the Operative Documents do not and will not violate any Requirement of Law and do not and will not subject the Transaction Parties to any adverse regulatory prohibitions or constraints.

                  (t) No Lease Event of Default. There shall not have occurred and be continuing any Lease Default or Lease Event of Default, and no Lease Default or Lease Event of Default will have occurred after giving effect to the issuance of the Notes and the funding of the advances thereunder, the purchase thereof by the Note Purchaser or the Liquidity Banks as of the Initial Funding Date, or the funding of the Equity Investment as of the Initial Funding Date.

                  (u) Administration Agreement. The Administration Agreement shall have been executed and delivered by all parties thereto substantially in the form of Exhibit N attached hereto.

                  (v) Representation and Warranties. On the Initial Funding Date, the representations and warranties of the Lessee and the Guarantor contained herein and in each of the other Operative Documents shall be true and correct in all material respects as though made on and as of such date, except to the extent such representations or warranties relate solely to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date.

                  (w) Litigation. On the Initial Funding Date, there shall not be any actions, suits or proceedings pending or, to the knowledge of the Lessee or the Guarantor, threatened with respect to the Lessee, the Guarantor or the Property (i) that are reasonably likely to reduce the Fair Market Value of the Property or the ability of the Lessee or the Guarantor to fulfill their obligations under the Operative Documents or have a material adverse effect on the title to, or the use or operation of all or any portion of the Property or (ii) that question the validity of the Operative Documents or the rights or remedies of the Lessor Parties with respect to the Lessee, the Guarantor or the Property under the Operative Documents.

                  (x) Available Commitments; Maximum Amount of Notes and Equity Investment. After giving effect to the purchase of the Notes and the funding of the advances thereunder, and the funding of the Equity Investment requested to be issued and made pursuant to the Funding Notice delivered as of the Initial Funding Date, and the application of the proceeds thereof to the acquisition of the Land and the commencement of construction of the Improvements, the Outstanding Lease Balance shall not exceed the Aggregate Commitment Amount.

                  (y) Taxes. All taxes, fees and other charges in connection with the execution, delivery, recording, filing and registration of the Operative Documents to be delivered as of the Initial Funding Date shall have been paid or provisions for such payment shall have been made by the Lessee to the reasonable satisfaction of the Lessor Parties.

                  (z) No Material Adverse Effect. After giving effect to the purchase of the Notes and the funding of the advances thereunder, and the funding of any portion of the Equity Investment, there shall be no change with respect the Property or the financial condition of the Lessee or the Guarantor that would have a Material Adverse Effect.

                  (aa) Fees. The Agent on behalf of each Liquidity Bank, the Letter of Credit Issuer and the Structuring Agent shall have received from the Lessee fees in the amounts required pursuant to Section 4.8 hereof.

                  (bb) Other Documents. The Lessee and the Guarantor shall have delivered or caused to be delivered such other documents as the Lessor Parties may reasonably request.

         Section 6.2 Conditions Precedent to all Interim Construction Period Funding Dates (Except the Final Construction Period Funding Date). The obligation of the Lessor to issue the Notes and to fund the advances thereunder with respect to the funding of the interim advances to finance the construction of the Improvements during the Construction Period and up to ninety (90) days after the Construction Period are subject to the satisfaction (or waiver by the appropriate Lessor Parties) of each of the following conditions precedent (such satisfaction or waiver to be evidenced by the funding of such advances under the Notes on such Funding Date unless otherwise documented in writing by the appropriate parties):

                  (a) Interim Funding Notice. The Agent, on behalf of the Lessor Parties, shall have received a fully executed counterpart of an Interim Funding Notice substantially in the form of Exhibit B-2 hereto (including all attachments thereto), executed by the Lessee, in accordance with Section 3.5 hereof. The delivery of such Interim Funding Notice shall constitute a representation and warranty by the Lessee that on such Interim Construction Period Funding Date (both immediately before and after giving effect to the funding of such advances under the

Notes and the application of the proceeds thereof), the statements made in
Section 7.2 hereof are true and correct in all material respects.

                  (b) Title Policy Endorsement. On or prior to each Interim Construction Period Funding Date, there shall have been delivered a commitment from the Title Company to deliver an endorsement with respect to the ALTA extended lender's title insurance policy insuring the priority of advances made in the amount requested in the Interim Funding Notice as of such Funding Date in favor of the Lessor and the Agent.

                  (c) Affidavits; Lien Waivers. To the extent required to obtain the commitment of the Title Company described in Section 6.2(b), executed interim affidavits and interim lien waivers, indicating the aggregate amount for which each contractor, subcontractor, architect, engineer, material supplier or other Person who has supplied labor, materials or services for the construction of the Improvements has delivered lien waivers (including the present and all prior lien waivers) and the incremental amount by which such amount has increased from the immediately preceding lien waiver delivered by such Person and otherwise in form and substance reasonably satisfactory to the Construction Agent and the Title Company from the Contractor and such other parties who have furnished materials or services or performed labor of any kind in connection with the construction of the Improvements as deemed reasonably necessary by the Construction Agent, together with a cumulative lien waiver log in form and substance reasonably satisfactory to the Construction Agent.

                  (d) Updated Budget. An updated Budget, if any material changes shall have occurred with respect to the current and prospective expenditures.

                  (e) Statement Regarding Costs. A statement reflecting (i) the aggregate costs of all labor, materials, equipment and fixtures incurred and to be incurred, trade by trade, which are necessary for completion of construction of the Improvements prepared by the Construction Agent and (ii) certain costs (other than as described in the immediately preceding clause) of completion of the Improvements, including apportioned amounts of architects', engineers', interest on and recording taxes and title charges in respect of project loan mortgages, real estate taxes, water and sewer rents, survey costs, loan commitment fees, insurance and bond premiums and other non-construction costs as are part of the "cost of improvement", prepared by the Construction Agent.

                  (f) Proof of Payment. Upon request of any Lessor Party, proof of payment of all items for which disbursements have been made.

         Section 6.3 Conditions Precedent to Final Construction Period Funding Date. The obligation of the Lessor to fund the advance under the Notes constituting the final advance with respect to the completion of construction of the Improvements is subject to the satisfaction (or waiver by the appropriate Lessor Parties) of each of the following conditions precedent (such satisfaction or waiver to be evidenced by the funding of the advances under the Notes on such Funding Date unless otherwise documented in writing by the appropriate parties):

                  (a) Final Funding Notice. The Lessor Parties shall each have received a fully executed counterpart of the Final Funding Notice substantially in the form of Exhibit B-3 hereto

(including all attachments thereto), in accordance with Section 3.5 hereof. The delivery of such Funding Notice and the acceptance by the Lessor of the proceeds thereof shall constitute a representation and warranty on such Funding Date (both immediately before and after giving effect to the funding of the advances under the Notes and the application of the proceeds thereof), the statements made in Section 7.2 hereof are true and correct in all material respects.

                  (b) Completion. Final Completion shall be deemed to have occurred pursuant to the Construction Agency Agreement.

                  (c) Lessee's Responsible Officer's Certificate. The Agent on behalf of the Lessor Parties shall each have received a Responsible Officer's Certificate of the Lessee, in substantially the form of Exhibit M attached hereto, dated as of such Funding Date, stating that to such Responsible Officer's knowledge (i) each and every representation and warranty of the Lessee contained in each Operative Document to which it is a party is true and correct in all material respects on and as of such Funding Date, except to the extent such representation or warranty relates solely to an earlier date, in which case such representation or warranty shall have been true and correct in all material respects on and as of such earlier date, (ii) no Lease Default or Lease Event of Default has occurred and is continuing, (iii) each Operative Document to which the Lessee is a party is in full force and effect with respect to it; and (iv) the Lessee has duly performed and complied in all material respects with all conditions contained herein or in any other Operative Document required to be performed or complied with by it on or prior to such Funding Date.

                  (d) Guarantor's Responsible Officer's Certificate. The Agent on behalf of the Lessor Parties shall each have received a Responsible Officer's Certificate of the Guarantor in substantially the form of Exhibit N attached hereto, dated as of such Funding Date, stating that (i) to such Responsible Officer's knowledge each and every representation and warranty of the Guarantor, contained in each Operative Document to which it is a party is true and correct in all material respects on and as of such Funding Date, except to the extent such representation or warranty relates solely to an earlier date, in which case such representation or warranty shall have been true and correct in all material respects on and as of such earlier date, (ii) to such Responsible Officer's knowledge, no Lease Default or Lease Event of Default has occurred and is continuing, (iii) to such Responsible Officer's knowledge each Operative Document to which Guarantor is a party is in full force and effect with respect to it; and (iv) to the best of such Responsible Officer's knowledge, Guarantor has duly performed and complied in all material respects with all conditions contained herein or in any other Operative Document required to be performed or complied with by it on or prior to such Funding Date.

                  (e) Property Survey and Plans. On or prior to such Funding Date, the Lessee shall have delivered to the Agent on behalf of the Lessor Parties an original copy of the "as-built" plat of survey and the final "as-built" Plans in satisfaction of clauses (1) and (2) of Section 5.3(f) of the Construction Agency Agreement.

                  (f) Title Policy. On or prior to such Funding Date, the Lessee shall have delivered to the Agent on behalf of the Lessor Parties a commitment from the Title Company to reissue (x) the ALTA extended owner's title insurance policy insuring the Lessor covering the Land and the Improvements as built and
(y) the ALTA extended lender's title insurance policies insuring the Lessor and the Agent covering the Land and the Improvements as completed. The owner's policy described in clause (x) shall (i) be subject only to Permitted Exceptions, (ii) be in an amount not less than the Outstanding Lease Balance, (iii) be reasonably satisfactory to the Lessor Parties and (iv) contain comprehensive, mechanics liens, zoning endorsements and such other endorsements reasonably requested by any Lessor Party. The lender's policies described in clause (y) shall (i) be subject only to Permitted Exceptions, (ii) be in an amount not less than the Outstanding Lease Balance, (iii) be reasonably satisfactory to any of the Lessor Parties and (iv) contain revolving credit, variable rate, usury, comprehensive, fraudulent conveyances, recharacterization, doing business, mechanics liens, zoning endorsements and such other endorsements reasonably requested by any Lessor Party.

                  (g) Evidence of Property Insurance. The Agent on behalf of the Lessor Parties shall have received evidence that the insurance maintained by the Lessee with respect to the Property as of such Funding Date satisfies the requirements set forth in Article XIII of the Master Lease, setting forth the respective coverage, limits of liability, carrier, policy number and period of coverage.

                  (h) Governmental Approvals. All necessary Governmental Actions required by any Requirement of Law for the purpose of completing and commencing commercial operation of the Property shall have been obtained or made and be in full force and effect.

                  (i) No Lease Event of Default. There shall not have occurred and be continuing any Lease Default or Lease Event of Default, and no Lease Default or Lease Event of Default will have occurred after giving effect to the funding of the advances under the Notes on such Funding Date.

                  (j) Representation and Warranties. On such Funding Date, the representations and warranties of the Lessee contained herein and in each of the other Operative Documents with respect to the Property shall be true and correct in all material respects as though made on and as of such date, except to the extent such representations or warranties relate solely to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date.

                  (k) Litigation. On such Funding Date, there shall not be any actions, suits or proceedings pending or, to the knowledge of the Lessee, threatened with respect to the Lessee or the Property (i) that are reasonably likely to reduce the Fair Market Value of the Property to an amount less than the Outstanding Lease Balance or have a material adverse effect on the title to, or the use or operation of the Property or (ii) that question the validity of the Operative Documents or the rights or remedies of the Lessor or the Agent with respect to the Lessee or the Property under the Operative Documents.

                  (l) Other Documents. The Lessee and the Guarantor shall have delivered or caused to be delivered such other documents as the Lessor Parties may reasonably request.

         Section 6.4 Conditions Precedent to all Base Lease Term Funding Dates. The obligation of the Lessor to fund the advances under the Notes with respect to the funding of the Accreted Amounts are subject to the satisfaction (or waiver by the appropriate Lessor Parties) of each of the following conditions precedent (such satisfaction or waiver to be evidenced by the funding of the advances under the Notes on such Funding Date unless otherwise documented in writing by the appropriate parties):

                  (a) Representations and Warranties. The representations and warranties of the Guarantor and the Lessee set forth in the Operative Documents (including the representations and warranties set forth in Sections 7.1 and 7.2) shall be true and correct in all material respects on and as of such Funding Date except to the extent such representations or warranties relate solely to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date. The acceptance by the Lessor of the proceeds of such funding shall constitute a representation and warranty on such Funding Date (both immediately before and after giving effect to the funding of such advances under the Notes and the application of the proceeds thereof), the statements made in Section 7.2 hereof are true and correct in all material respects.

                  (b) No Lease Event of Default. No Lease Event of Default has occurred and is continuing or will result from such funding.

                  (c) Operative Documents. All of the Operative Documents are in full force and effect.

         Section 6.5 Closing. All documents, instruments and agreements required to be delivered on the Initial Funding Date shall be delivered to the offices of Orrick, Herrington & Sutcliffe LLP, 400 Sansome Street, San Francisco, California 94111, or at such other location as may be determined by the Transaction Parties.

                                   ARTICLE VII

                                 REPRESENTATIONS

         Section 7.1 Representations and Warranties of the Lessee and the Guarantor. Each of the Guarantor and the Lessee hereby represents and warrants, as of the Initial Funding Date, to the Lessor Parties as follows:

                  (a) Corporate Authority.

                           (i)      Incorporation; Good Standing. Each of the
Guarantor and the Lessee (A) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, (B) has all requisite corporate power and authority and legal right to own and operate its property, as to the Lessee, to lease the property it operates as lessee, and to conduct its business as now conducted and as presently contemplated, and (C) is in good standing as a foreign corporation and is duly authorized to do business in each jurisdiction where such qualification is necessary except where a failure to be so qualified would not have a Material Adverse Effect. Except as provided in Subsection (c)(iv) hereof, the Lessee and the Guarantor each has full power and authority and holds all requisite governmental licenses, permits and other approvals to enter into and perform its Obligations under the Operative Documents to which it is a party and, as to the Lessee, to own and hold under lease its rights in the Property and to conduct its business substantially as currently conducted by it.

                           (ii)     Authorization. The execution, delivery and
performance of this Participation Agreement and the other Operative Documents to which it is a party and the transactions contemplated hereby and thereby (A) are within its corporate authority and legal right, (B) have been duly authorized by all necessary corporate proceedings, (C) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which it is subject or any judgment, order, writ, injunction, license or permit applicable to it which could have a Material Adverse Effect, (D) do not conflict with any provision of its corporate charter or bylaws of, or any agreement or other instrument binding upon it, (E) do not require any consent, approval or authorization of any Governmental Authority or any other Person not a party hereto and (F) do not result in, or require the creation or imposition of, any Lien on any of its properties other than as contemplated by the Operative Documents.

                           (iii)    Enforceability. The execution and delivery
of this Participation Agreement and the other Operative Documents to which it is a party will result in valid and legally binding obligations of it enforceable against it in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought. The Guarantor further specifically represents that the Guaranty shall be enforceable against it in accordance with its terms, notwithstanding the occurrence of a bankruptcy or insolvency proceeding with respect to the Lessee.

                           (iv)     Subsidiaries. The Guarantor and each of its
Subsidiaries have only those Subsidiaries listed on Item 7.1(a) of Schedule II hereto (as supplemented from time to time). The Lessee is a wholly-owned Subsidiary of the Guarantor.

                           (v)      Chief Executive Office. The chief executive
office and principal place of business of the Lessee is specified below its name on Schedule I hereto.

                  (b) Litigation, etc. Except as disclosed on Item 7.1(b) of
Schedule II hereto, there is no litigation, at law or in equity, or any proceeding before any federal, state or municipal board or other governmental or administrative agency or any arbitration pending or to the knowledge of the Guarantor or the Lessee threatened which is likely to involve any risk of any judgment or liability not covered by insurance which may result in a Material Adverse Effect or which may otherwise result in a Material Adverse Effect, or which seeks to enjoin the consummation of, or which questions the validity of, any of the transactions contemplated by this Participation Agreement or any of the other Operative Documents, and no judgment, decree or order of any court, board or other governmental or administrative agency or arbitrator has been issued against or binds the Guarantor, the Lessee or any of their respective Subsidiaries which has, or could have, a Material Adverse Effect.

                  (c) Burdensome Obligations; Compliance with Other Instruments, Laws; No Defaults; Permits.

                           (i)      Except as disclosed on Item 7.1(c) of
Schedule II hereto, neither the Guarantor nor any of its Subsidiaries, is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation that has or, to the Guarantor's knowledge, is expected in the future to have a Material Adverse Effect. Except as disclosed on Item 7.1(c) of Schedule II hereto, neither the Guarantor nor any of its Subsidiaries, is a party to any contract or agreement that has or, to the best of the Guarantor's knowledge, in the judgment of the Guarantor's officers, could have, a Material Adverse Effect.

                           (ii)     Neither the Guarantor nor the Lessee, is in
violation of any provision of its charter documents, bylaws, or any agreement or instrument to which it is subject or by which it or any of its properties are bound or any law, decree, order, judgment, statute, license, rule or regulation (including, without limitation, all Environmental Laws) in a manner that is reasonably likely to result in the imposition of substantial penalties that may result in a Material Adverse Effect or that may otherwise have a Material Adverse Effect.

                           (iii)    No Lease Default or Lease Event of Default
has occurred and is continuing.

                           (iv)     Except as set forth on Item 7.1(c) of
Schedule II hereto, the Guarantor and the Lessee have all necessary Permits from or by, have made all necessary filings with, and have given all necessary notices to, each Governmental Authority having jurisdiction over it, to the extent required to own and operate its properties, to lease the properties it operates under lease and to conduct its business as now conducted or presently proposed to be conducted by it, except for (x) Permits which can be obtained by the taking of ministerial action to secure the grant or transfer thereof and where the failure to have such Permits would not have a Material Adverse Effect and (y) where failure to have such Permits will not have a Material Adverse Effect.

                           (v)      No authorization or approval or other action
by, and no notice to of filing with, any Governmental Authority or regulatory body or other Person (other than in connection with the repair, maintenance or renovation of the Property in accordance with applicable local law) is required for the due execution, delivery or performance by the Lessee or the Guarantor of any Operative Document to which it is a party, except as contemplated by the Operative Documents.

                           (vi)     The delivery and performance by each Lessee
Party of its obligation under the Operative Documents to which such Lessee Party is a party do not contravene or result in a breach of, or constitute a default under any bond, indenture, deed of trust, mortgage, agreement or any other instrument to which the deed of trust, mortgage, agreement or any other instrument to which such Lessee Party is subject or by which the Lessee Party is bound.

                  (d) Government Regulation. Neither the Guarantor nor the Lessee is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or the Investment Company Act of 1940, in each case as amended and in effect from time to time, or is subject to any Requirement of Law which regulates the incurring by the Guarantor or the Lessee of Indebtedness for borrowed money, including, without limitation, any Requirement of Law relating to common or contract carriers or to the sale of electricity, gas, steam, water or other public utility services.

                  (e) Margin Regulations. Neither the Guarantor nor any of its respective Subsidiaries is engaged in the business of extending credit for the purpose of purchasing or carrying "margin stock" or "margin securities" within the meaning of Regulation T, U or X issued by the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") and does not own any margin stock or margin securities. The proceeds of the funds advanced under the Notes will not be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause the funds advanced under the Notes to be considered an advance of "purpose credit" within the meaning of Regulation U or X of the Federal Reserve Board. The Guarantor will not take nor permit any of its Subsidiaries or any agent acting on its or their behalf to take, any action which might cause this Participation Agreement or any other Operative Document or any document or instrument delivered pursuant to this Participation Agreement to violate any regulation of the Federal Reserve Board.

                  (f) Certain Tax Matters.

                           (i)      The Guarantor and its Subsidiaries have (a)
made or filed all material federal, state, local and foreign income and all other material Tax returns, reports and declarations required by any jurisdiction to which any of them is subject or properly filed for and received extensions with respect thereto which are still in full force and effect and which have been fully complied with in all material respects, (b) paid all Taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith by appropriate proceedings and for which adequate reserves, to the extent required by GAAP, have been established and (c) to the extent required by GAAP, set aside on their books provisions reasonably adequate for the payment of all estimated taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid Taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Guarantor know of no basis for any such claim other than Taxes that the Guarantor and its Subsidiaries are contesting in good faith through appropriate proceedings and for which appropriate reserves, to the extent required by GAAP, have been established.

                           (ii)     Except as set forth in Schedule 7.1(f) of
Schedule II hereto, no material sales, use, excise, transfer or other Tax, fee or imposition shall result from the sale, transfer or purchase of the Property, except such material Taxes, fees or impositions that have been paid in full or are insured as to payment in full by the Title Company.

                  (g) Liens. Except as set forth on Item 7.1(g) of Schedule II hereto or as permitted by Section 8.2(b), there are no Liens on or rights of third parties in, nor has there occurred any event which would give any third party a claim to such a right in, any of the properties or assets of the Guarantor or the Lessee. The Permitted Exceptions do not and will not materially and adversely affect (1) the ability of the Lessee or the Guarantor to pay their respective obligations under the Operative Documents in a timely manner or (2) the use of the Property for the use currently being made thereof, the operation of the Property as currently being operated or the value of the Property. Upon execution by the Lessee and recording thereof of the Precautionary Deed of Trust, and upon execution and filing of the Precautionary Financing Statements, the

Agent will have a valid first lien on the Lessee's interest in the Property and a valid security interest in the personal property thereon subject to no Liens, charges or encumbrances other than the Permitted Exceptions.

                  (h) Financial Matters.

                           (i)      There has been delivered to each of the
Lessor Parties a complete and correct copy of the consolidated balance sheet of the Guarantor as at the end of the Fiscal Year ended December 31, 1999 and the related consolidated statements of income, common shareholders' equity and cash flows of the Guarantor for such Fiscal Year, prepared in each case in accordance with Section 8.1(d)(iii), together with the accountant's report with respect thereto as required by such Section. Such financial statements have been prepared in accordance with GAAP consistently applied and present fairly the consolidated financial condition of the Guarantor as at December 31, 1999, and the results of operations of the Guarantor for the Fiscal Year ended December 31, 1999.

                           (ii)     There has been delivered to each of the
Lessor Parties a complete and correct copy of the consolidated balance sheet of the Guarantor as at the end of the Fiscal Quarter ended September 30, 2000 and the related consolidated statements of income and cash flows of the Guarantor for such Fiscal Quarter, prepared in each case in accordance with Section 8.1(d)(ii). Such financial statements have been prepared in accordance with GAAP consistently applied and present fairly the consolidated financial condition of the Guarantor as at September 30, 2000, and the results of operations of the Guarantor for the Fiscal Quarter ended September 30, 2000, subject only to normal year-end audit adjustments.

                  (i) Changes, etc. Except as set forth on Item 7.1(i) of
Schedule II hereto, or as disclosed in or reflected on the consolidated balance sheet of the Guarantor as at December 31, 1999 referred to in Section 7.1(h)(i) no event has occurred and is continuing which has had or could have a Material Adverse Effect.

                  (j) Employee Benefit Plans.

                           (i)      In General. Each Employee Benefit Plan has
been maintained and operated in compliance in all material respects with the provisions of ERISA and, to the extent applicable, the Revenue Code, including but not limited to the provisions thereunder respecting prohibited transactions. The Guarantor has heretofore delivered to the Lessor Parties the most recently completed annual report, Form 5500, with all required attachments, with respect to each Guaranteed Pension Plan.

                           (ii)     Terminability of Welfare Plans. Under each
Employee Benefit Plan which is an employee welfare benefit plan within the meaning of Section 3(l) or Section 3(2)(B) of ERISA, no benefits are due unless the event giving rise to the benefit entitlement occurs prior to plan termination (except as required by Title 1, Part 6 of ERISA). The Guarantor or an ERISA Affiliate, as appropriate, may terminate each such plan at any time (or at any time subsequent to the expiration of any applicable bargaining agreement) in the discretion of the Guarantor or such ERISA Affiliate without liability to any Person.

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
                           (iii)    Guaranteed Pension Plans. Each contribution
required to be made to a Guaranteed Pension Plan, without regard to any waiver or extension, whether required to be made to avoid the incurrence of an accumulated funding deficiency, the notice of lien provisions of Section 302(f) of ERISA, or otherwise, has been timely made. No waiver of an accumulated funding deficiency or extension of amortization periods has been received with respect to any Guaranteed Pension Plan. No liability to the PBGC (other than required insurance premiums, all of which have been paid) has been incurred by the Guarantor or any ERISA Affiliate with respect to any Guaranteed Pension Plan and there has not been any ERISA Reportable Event, or any other event or condition which presents a material risk of termination of any Guaranteed Pension Plan by the PBGC, other than those ERISA Reportable Events or other events or conditions which have been disclosed in writing to the Lessor Parties and which have not been deemed by any of the foregoing to pose a material risk of termination of any Guaranteed Pension Plan by the PBGC. Based on the latest valuation of each Guaranteed Pension Plan (which in each case occurred within twelve months of the date of this representation), and on the actuarial methods and assumptions employed for that valuation, the aggregate benefit liabilities of all such Guaranteed Pension Plans within the meaning of Section 4001 of ERISA did not exceed the aggregate value of the assets of all such Guaranteed Pension Plans by more than $500,000, disregarding for this purpose the benefit liabilities and assets of any Guaranteed Pension Plan with assets in excess of benefit liabilities.

                           (iv)     Multiemployer Plans. Neither the Guarantor
nor any ERISA Affiliate has incurred any material liability (including secondary liability) to any Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan under Section 4201 of ERISA or as a result of a sale of assets described in Section 4204 of ERISA. Neither the Guarantor nor any ERISA Affiliate has been notified that any Multiemployer Plan is in reorganization or insolvent under and within the meaning of Section 4241 or Section 4245 of ERISA or that any Multiemployer Plan intends to terminate or has been terminated under Section 4041A of ERISA.

                           (v)      No Prohibited Transactions. Compliance by
the parties with the terms of the Operative Documents will not involve any non-exempt prohibited transactions under Section 406(a) of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended.

                  (k) Insurance. All policies of insurance of any kind or nature owned by or issued to the Guarantor or any of its Subsidiaries, the lapse of which, individually or collectively, would have a Material Adverse Effect, are in full force and effect and are of a nature and provide such coverage as is sufficient and as is customarily carried by companies of the size and character of the Guarantor and the Subsidiaries. In addition, all insurance coverage meeting the requirements of Article XIII of the Master Lease is in full force and effect with respect to the Property.

                  (l) Labor Matters. Except as set forth on Item 7.1(l) of
Schedule II hereto, there are no strikes, grievances, unfair labor practices, written complaints, or other labor disputes pending or threatened against the Guarantor or its Subsidiaries except for those strikes, grievances, unfair labor practices, written complaints or other labor disputes which could not have a Material Adverse Effect. All payments due from any of the Guarantor or its Subsidiaries pursuant to the provisions of any collective bargaining agreement have been paid or accrued as a liability on the books of the Guarantor or such Subsidiaries unless, in the case of any Subsidiary other than the Lessee, the failure to make such payment could not reasonably be expected to have a Material Adverse Effect.

                  (m) Environmental Protection. Except as disclosed on Item 7.1(m) of Schedule II hereto (which items, individually or in the aggregate, do not constitute a Material Adverse Environmental Condition): (i) the operations of the Guarantor and each of its Material Subsidiaries comply in all material respects with all Environmental Laws, (ii) the Guarantor and each of its Material Subsidiaries have obtained all material environmental, health and safety Permits necessary for its operation, and all such Permits are in good standing, with all applicable applications or renewals being timely filed, and the Guarantor and each of its Material Subsidiaries are in material compliance with all terms and conditions of such Permits, (iii) none of the operations of the Guarantor or any of its Material Subsidiaries is subject to any material proceeding by or before any Governmental Authority alleging the violation of, or any liability under any, Environmental Laws, (iv) neither the Guarantor nor any of its Material Subsidiaries (including all of their present facilities and operations, as well as its past facilities and operations), is subject to any material outstanding written order or agreement with any Governmental Authority or Person respecting (A) any Remedial Action, or (B) any Environmental Claims,
(v) to the best of the Guarantor's knowledge, none of the operations of the Guarantor or any of its Material Subsidiaries is the subject of any material federal or state investigation under Environmental Laws including any investigation evaluating whether any Remedial Action is needed to respond to a Release of any Hazardous Substance, (vi) none of the operations of the Guarantor or any of its Material Subsidiaries is subject to any other Environmental Law, which could result in a Material Adverse Environmental Condition upon such operations, taken as a whole and (vii) neither the Guarantor nor any of its Material Subsidiaries has received notice that any Hazardous Substance which any one of them has Released, generated, transported or disposed of has been found at any site at which any third party (including any Governmental Authority) has conducted or is conducting or is required to conduct any Remedial Action.

                  (n) Copyrights, Patents and Trademarks. The Guarantor and its Subsidiaries own or possess all patents, trademarks, service marks, copyrights and licenses, and all rights with respect to the foregoing, necessary for the conduct of its business as now conducted. To the best of the Guarantor's and the Lessee's knowledge, such ownership or possession do not materially conflict with the rights of others, except for conflicts, which if become the subject of any action or proceedings brought by any third party, including any Governmental Authority, would not have a Material Adverse Effect.

                  (o) Title. The Guarantor and the Lessee have title to its assets reflected in the balance sheet for the Fiscal Year ended December 31, 1999 referred to in Section 7.1(h)(i) (except as set forth on Item 7.1(o) of Schedule II hereto and except for assets disposed of since such date in the ordinary course of business), and none of the properties and assets of the Guarantor or the Lessee is subject to any Liens, except Liens permitted by this Participation Agreement. The Guarantor and the Lessee enjoy peaceful and undisturbed possession of the Property. Neither the Guarantor nor the Lessee nor, to the Guarantor's and the Lessee's knowledge, any other party to any lease of real property on which facilities operated by the Guarantor or the Lessor is situated is in default of its obligations thereunder or has delivered or received any notice of default under any such lease, nor has any event occurred which, with the giving of notice, the passage of time or both, would constitute a default under any such lease, except for any default which would not have a Material Adverse Effect.

                  (p) Full Disclosure; Pro Forma Effect of Overall Transaction. Neither this Participation Agreement (including the schedules and exhibits hereto), nor any of the other Operative Documents, nor any written statement prepared or furnished by or on behalf of the Guarantor or the Lessee to a Lessor Party in connection with the negotiation, preparation, execution or performance of this Participation Agreement and the other Operative Documents contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. There is no fact known to the Guarantor or the Lessee which the Guarantor or the Lessee has not disclosed to the Lessor Parties which had or would have a Material Adverse Effect or which would, immediately after giving effect to the Overall Transaction, cause any of the representations and warranties of the Guarantor and the Lessee set forth in this Section 7.1 to be untrue in any material respect or which would cause any of the statements made herein to be misleading in any material respect.

                  (q) Seniority. Neither the Notes nor the Equity Investment is subordinate or junior in right of payment, in any manner, to any other Indebtedness of the Guarantor or any Indebtedness of the Lessee (except as anticipated under Article XI of this Participation Agreement and other provisions of the Operative Documents).

                  (r) Compliance of Property with Requirements of Law. The contemplated use of the Property by the Lessee and its respective agents, assignees, employees, lessees, licensees and tenants complies in all material respects with all (i) Requirements of Law (including, all zoning and land use laws and Environmental Laws) and (ii) Insurance Requirements.

                  (s) Plans and Specifications, Utilities, etc. All water, sewer, electric, gas, telephone and drainage facilities for the Property, all other utilities required to adequately service the Property for its intended use and means of access between the Property and public highways for pedestrians and motor vehicles are available pursuant to adequate permits (including any that may be required under applicable Environmental Laws). All utilities serving the Property are located in, and vehicular access to the Property is provided by, either public rights-of-way abutting the Property or Appurtenant Rights. The Property has adequate rights of access to public ways.

                  (t) No Adverse Proceedings. There is no action, suit or proceeding (including any proceeding in condemnation or eminent domain under any Environmental Law or any proceeding proposing special or other assessments for public improvements or affecting the Property) pending or, to the best knowledge of the Lessee, threatened, with respect to the Lessee, its Affiliates or the Property or any part thereof which adversely affects the title to the Property, or adversely affects the use, operation or value of, the Property.

                  (u) Master Lease. Upon the execution and delivery of the Master Lease, (i) the Lessee will have unconditionally accepted the Property covered thereby and (ii) no right of offset will exist with respect to any Rent or other sums payable under the Master Lease covering the Property.

                  (v) Conveyance Instruments. The Conveyance Instruments, when filed and recorded in the jurisdictions specified in the opinion delivered pursuant to Sections 6.1(f), will create, inter alia, in favor of the Agent, enforceable Liens of record and perfected first priority security interests in the Property, subject to Permitted Exceptions.

                  (w) Private Offering. Neither the Lessee nor the Guarantor has offered any interest in this Participation Agreement, the Notes, the Equity Investment, the Master Lease, the Rent or any similar security for sale to, or solicited offers to buy any thereof from, or otherwise directly or indirectly approached or negotiated with respect thereto with, any prospective purchaser other than the Note Purchaser, the Lessor and the Liquidity Banks, each of which was offered such interest by the Lessee and the Guarantor in a manner that will not require registration of such interests under the Securities Acts or the qualification of any of the Operative Documents under the Trust Indenture Act of 1939, and each of which the Lessee had reasonable grounds to believe, and as to the Note Purchaser, the Lessor and the Liquidity Banks, after reasonable inquiry does believe, has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of such an investment; and, assuming the truthfulness of the representations by the other Lessor Parties herein, the issuance, sale and delivery of the Notes, the funding of the advances thereunder and the funding of the Equity Investment and the interests in this Participation Agreement represented thereby under the circumstances contemplated by this Participation Agreement do not require the registration of such Notes, Equity Investment or interests under the Securities Act or the qualification of any of the Operative Documents (or of any indenture in respect of any thereof) under the Trust Indenture Act of 1939, as amended.

         Section 7.2 Representations and Warranties of the Guarantor and the Lessee as of each Funding Date after the Initial Funding Date. Each of the Guarantor and the Lessee represents and warrants to each of the Lessor Parties as of each Funding Date after the Initial Funding Date as follows:

                  (a) Representations and Warranties. The representations and warranties of the Guarantor and the Lessee set forth in the Operative Documents (including the representations and warranties set forth in Section 7.1) are true and correct in all material respects on and as of the Funding Date except to the extent such representations or warranties relate solely to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date.

                  (b) Liens. Neither the Guarantor nor the Lessee has permitted any Liens to be placed against the Property other than Permitted Liens.

                  (c) Absence of Default, Etc. No Lease Default or Lease Event of Default has occurred and is continuing. No Lease Default or Lease Event of Default will occur as a result of, or after giving effect to, the funding of the advances under the Notes requested by the Funding Notice on such date.

         Section 7.3 Representations and Warranties of the Note Purchaser. The Note Purchaser represents and warrants to each of the Transaction Parties as follows:

                  (a) ERISA. It is not and will not be purchasing the Notes or funding the advances thereunder with the assets of an "employee benefit plan" (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA, or "plan" (as defined in Section 4975(e)(1) of the Revenue Code), nor will any such assets be used in connection with any other arrangement related to the transactions contemplated hereby, including the Note Purchase Agreement, the Liquidity Agreement or the sale of Commercial Paper.

                  (b) Corporate Existence. It is a corporation duly incorporated, validly existing and in good standing under the laws of the state of its incorporation.

                  (c) Corporate and Governmental Authorization; No Contravention. The execution, delivery and performance by it of this Participation Agreement and each other Operative Document to which it is or will be a party (i) are within its corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) require no action by or in respect of, or filing with, any governmental body, agency or official, and (iv) do not contravene, or constitute a default under, its certificate of incorporation or by-laws.

                  (d) No Lessor Liens. The Property is free and clear of all Lessor Liens created by it.

                  (e) Validity. This Participation Agreement constitutes the legal, valid and binding obligation of the Note Purchaser, enforceable against it in accordance with its terms, and each Operative Document executed by it pursuant hereto will, on the due execution and delivery thereof, be its legal, valid and binding obligation, enforceable in accordance with its terms, subject, in each case, as to enforceability, bankruptcy, insolvency, reorganization and other similar laws affecting enforcement of creditor rights generally (insofar as any such law relates to the bankruptcy, insolvency, reorganization or similar event with respect to it) and, as to the availability of specific performance or other injunctive relief, subject to the discretionary power of a court to deny such relief and to general equitable principles.

                  (f) Private Offering. The Note Purchaser has not offered (or solicited offers for), and will not offer (or solicit offers for), any interest in this Participation Agreement, the Notes, the Equity Investment, the Master Lease or the Rent in a manner which would require the registration of such interest, Notes, Equity Investment under the Securities Act or the qualification of any of the Operative Documents (or of any indenture in respect of any thereof) under the Trust Indenture Act of 1939, as amended.

         Section 7.4 Representations and Warranties of the Lessor. Effective as of the date of execution hereof and as of the Initial Funding Date, the Lessor represents and warrants to each of the other parties hereto as follows:

                  (a) ERISA. It is not and will not be funding the Equity Investment with the assets of an "employee benefit plan" (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA, or "plan" (as defined in
Section 4975(e)(1) of the Revenue Code), nor will any such assets be used in connection with any other arrangement related to the transactions contemplated hereby.

                  (b) Chief Executive Office. Its chief executive office and principal place of business, and the place where the documents, accounts and records relating to the Overall Transaction are kept, are located at the location specified below its name on Schedule I hereto.

                  (c) Corporate Existence. It is a corporation duly incorporated, validly existing and in good standing under the laws of the state of its incorporation.

                  (d) Corporate and Governmental Authorization; No Contravention. The execution, delivery and performance by it of this Participation Agreement and each other Operative Document to which it is or will be a party (i) are within its corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) require no action by or in respect of, or filing with, any governmental body, agency or official, and (iv) do not contravene, or constitute a default under, its certificate of incorporation or by-laws.

                  (e) No Lessor Liens. The Property is free and clear of all Lessor Liens created by it.

                  (f) Validity. This Participation Agreement constitutes the legal, valid and binding obligation of the Lessor, enforceable against it in accordance with its terms, and each Operative Document executed by it pursuant hereto will, on the due execution and delivery thereof, be its legal, valid and binding obligation, enforceable in accordance with its terms, subject, in each case, as to enforceability, bankruptcy, insolvency, reorganization and other similar laws affecting enforcement of creditor rights generally (insofar as any such law relates to the bankruptcy, insolvency, reorganization or similar event with respect to it) and, as to the availability of specific performance or other injunctive relief, subject to the discretionary power of a court to deny such relief and to general equitable principles.

                  (g) Litigation. There is no litigation, at law or in equity, or any proceeding before any federal, state or municipal board or other governmental or administrative agency or any arbitration pending or, to the knowledge of the Lessor, threatened which is likely to involve any risk of any material judgment or liability not covered by insurance or which may otherwise result in a material adverse effect on the Lessor's ability to perform its obligations under the Operative Documents, or which seeks to enjoin the consummation of, or which questions the validity of, any of the transactions contemplated by this Participation Agreement or any of the other Operative Documents, and no judgment, decree or order of any court, board or other governmental or administrative agency or arbitrator has been issued against or binds the Lessor which has, or could have, a material adverse effect of the Lessor's ability to perform its obligations under the Operative Documents.

                  (h) Private Offering. The Lessor has not offered (or solicited offers for), and will not offer (or solicit offers for), any interest in this Participation Agreement, the Notes, the Equity Investment, the Master Lease or the Rent in a manner which would require the registration of such interest, Notes, Equity Investment under the Securities Act or the qualification of any of the Operative Documents (or of any indenture in respect of any thereof) under the Trust Indenture Act of 1939, as amended.

                  (i) Certain Tax Matters. [Each of the Lessor and its Affiliates has (a) made or filed all material federal, state, local and foreign income and all other material Tax returns, reports and declarations required by any jurisdiction to which it is subject or properly filed for and received extensions with respect thereto which are still in full force and effect and which have been fully complied with in all material respects, (b) paid all Taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith by appropriate proceedings and for which adequate reserves, to the extent required by GAAP, have been established and (c) to the extent required by GAAP, set aside on their books provisions reasonably adequate for the payment of all estimated taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid Taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Lessor know of no basis for any such claim other than Taxes that the Lessor and/or its Affiliates are contesting in good faith through appropriate proceedings and for which appropriate reserves, to the extent required by GAAP, have been established. Notwithstanding the foregoing, the Lessor shall not be deemed to have breached any of the representations contained herein made as to its Affiliates unless such breach would have a material adverse effect on the Property or the Lessor Parties' security interest, Liens or other rights in the Property and the Collateral.

         Section 7.5 Representations and Warranties of each Liquidity Bank and the Letter of Credit Issuer. Effective as of the date of execution hereof and as of the Initial Funding Date, each of Liquidity Bank and the Letter of Credit Issuer represents and warrants to each of the other parties hereto as follows:

                  (a) Existence. It is validly existing and is duly licensed and qualified to operate as a banking corporation (or as an agency or branch, if it is an agency or a branch of a foreign bank) and is in good standing under the laws of the United States or the State of New York or such other State where it is qualified to operate in the United States.

                  (b) Authorization; Validity. The execution, delivery and performance by it of this Participation Agreement and each other Operative Document to which it is or will be a party have been duly authorized. This Participation Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, and each Operative Document executed by it pursuant hereto will, on the due execution and delivery thereof, be its legal, valid and binding obligation, enforceable in accordance with its terms, subject, in each case, as to enforceability, bankruptcy, insolvency, reorganization and other similar laws affecting enforcement of creditor rights generally (insofar as any such law relates to the bankruptcy, insolvency, reorganization or similar event with respect to it) and, as to the availability of specific performance or other injunctive relief, subject to the discretionary power of a court to deny such relief and to general equitable principles.

                  (c) Private Offering. It has not offered (or solicited offers for), and will not offer (or solicit offers for), any interest in this Participation Agreement, the Notes, the Equity Investment, the Master Lease or the Rent in a manner which would require the registration of such interest, Notes, Equity Investment under the Securities Act or the qualification of any of the Operative Documents (or of any indenture in respect of any thereof) under the Trust Indenture Act of 1939, as amended.

                                  ARTICLE VIII

                                    COVENANTS

         Section 8.1 Affirmative Covenants of Guarantor and Lessee. Each of the Guarantor and the Lessee hereby agrees for the benefit of the Lessor Parties that, until all Commitments have terminated and all Obligations have been paid and performed in full, it will, and, to the extent required, will cause each of its Subsidiaries to, perform the obligations set forth in this Section 8.1.

                  (a) Conduct of Business.

                           (i)      Corporate Existence; Maintenance of
Properties. The Guarantor will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, material rights, and those of its Subsidiaries except to the extent that the Guarantor's failure to do so will not have a Material Adverse Effect; provided, however, that the corporate existence and material rights of the Lessee shall always be preserved and kept in full force and effect. The Guarantor (a) will cause all of its material properties and those of its Subsidiaries used or useful in the conduct of its business or the business of its Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all reasonably necessary equipment, and (b) will cause to be made all reasonably necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Guarantor may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 8.1(a) shall prevent the Guarantor from discontinuing the operation and maintenance of any of its properties or those of its Subsidiaries if such discontinuance is, in the reasonable discretion of the Guarantor, desirable in the conduct of its or their business and would not have a Material Adverse Effect; provided, further, that the Property shall always be maintained and operated in accordance with the Master Lease.

                           (ii)     Compliance with Laws, Contracts, Licenses,
and Permits. The Guarantor will, and will cause each of its Subsidiaries to, comply with (A) the applicable laws and regulations wherever its business is conducted, including all Environmental Laws which may be in effect from time to time, (B) the provisions of its charter documents and by-laws, (C) all agreements and instruments by which it or any of its properties or business may be bound and (D) all applicable decrees, orders, and judgments; if in each such case failure to comply would have a Material Adverse Effect. If at any time any authorization, consent, approval, permit or license from any office, agency or instrumentality of any government shall become necessary or required in order that the Guarantor may fulfill any of the Obligations, the Guarantor will promptly take or cause to be taken all reasonable steps within the power of the Guarantor to obtain such authorization, consent, approval, permit or license and furnish the Lessor Parties with evidence thereof.

                  (b) Insurance. The Guarantor and the Lessee shall keep their respective assets which are of an insurable character insured by financially sound and reputable insurers (or make adequate and prudent provisions for self insurance) against loss or damage (i) to the extent and in the manner customary for companies in similar businesses similarly situated and (ii) to the extent such coverage is available on commercially reasonable terms. Without limiting the generality of the foregoing, the Lessee shall maintain insurance on and with respect to the Property in accordance with the relevant provisions of the Construction Agency Agreement and the Master Lease.

                  (c) Records and Accounts. The Guarantor and the Lessee will each (i) keep true and accurate records and books of account in which full, true and correct entries will be made in accordance with GAAP, and (ii) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation, depletion, obsolescence and amortization of its properties and the properties of its Subsidiaries, contingencies, and other reserves.

                  (d) Reports. The Guarantor shall deliver to the Lessor
Parties:

                           (i)      Promptly (but in no event later than five
(5) Business Days after obtaining knowledge thereof) upon any principal officer of the Guarantor or the Lessee obtaining knowledge of any Lease Default or Lease Event of Default, a certificate of a Responsible Officer of the Guarantor specifying the nature and period of existence thereof and what action has been taken, is being taken or is proposed to be taken with respect thereto.

                           (ii)     As soon as available, and in any event
within sixty (60) days after the last day of each of the first three Fiscal Quarters of each Fiscal Year, commencing with the Fiscal Quarter ending immediately after the Initial Funding Date the consolidated and consolidating balance sheets of the Guarantor as at the end of such quarter and the consolidated and consolidating statements of income, retained earnings and cash flows of the Guarantor for such quarter and for the portion of the current Fiscal Year then ended, all in reasonable detail and accompanied by a certificate from the Chief Financial Officer of the Guarantor stating that such statements have been properly prepared in accordance with the books and records of the Guarantor and fairly present the financial condition and operations of the Guarantor subject only to normal year-end audit adjustments.

                           (iii)    As soon as available, and in any event
within one hundred and five (105) days after the end of each Fiscal Year, the consolidated and consolidating balance sheets of the Guarantor as at the end of such year and the consolidated and consolidating statements of income, retained earnings and cash flows of the Guarantor for such Fiscal Year, setting forth in each case in comparative form the consolidated figures for the Guarantor for the previous Fiscal Year (all in reasonable detail), which consolidated statements of the Guarantor shall be audited by KPMG, or other independent public accountants of recognized national standing selected by the Guarantor, and accompanied by a letter of such accountants that such financial statements have been prepared in accordance with GAAP.

                           (iv)     Together with the financial statements
delivered pursuant to clause (ii) and clause (iii), a certificate of the Chief Financial Officer of the Guarantor setting forth a computation showing compliance by the Guarantor with the financial tests set forth in Section 8.3 hereof, certifying as to the Lessee's compliance with the maintenance requirements for the Property set forth in the Master Lease, and stating that such officer has caused the provisions of this Participation Agreement to be reviewed and has no knowledge of any Lease Default or Lease Event of Default, or, if such signing officer has such knowledge, specifying such Lease Default or Lease Event of Default and the nature thereof, and what action the Guarantor has taken, is taking, or proposes to take with respect thereto (the "Compliance Certificate").

                           (v)      Promptly upon its receipt thereof, copies of
all audit reports (including so-called "management letters") submitted by independent public accountants in connection with each annual, interim or special audit of the financial statements of the Guarantor or any of its Subsidiaries made by such accountants.

                           (vi)     Promptly and in any event within thirty (30)
days after the Guarantor, any of its Subsidiaries or any ERISA Affiliate knows or has reason to know that any ERISA Reportable Event has occurred.

                           (vii)    Upon request of any Lessor Party, a copy of
the most recent actuarial statement required to be submitted under Section 103(d) of ERISA and Annual Report, Form 5500, with all required attachments, in respect of each Guaranteed Pension Plan and promptly upon receipt or dispatch, any notice, report, demand or letter sent or received in respect of a Guaranteed Pension Plan under Sections 302, 4041, 4042, 4043, 4063, 4065, 4066 and 4068 of
ERISA, or in respect of a Multiemployer Plan, under Sections 4041A, 4202, 4219, 4242, or 4245 of ERISA.

                           (viii)   Promptly and in any event within thirty (30)
days after notice or knowledge thereof, notice that the Guarantor or any of its Subsidiaries has become subject to the tax on prohibited transactions imposed by
Section 4975 of the Revenue Code in an amount which has, individually or in the aggregate, a reasonable likelihood of resulting in a Material Adverse Effect, together with a copy of Form 530.

                           (ix)     As soon as available, copies of all notices,
proxy statements, reports and financial statements which the Guarantor or any of its Subsidiaries shall send or make available to its shareholders and all registration statements and reports which the Guarantor or any of its Subsidiaries shall file with the Securities and Exchange Commission.

                           (x)      With reasonable promptness, such other
information respecting the business, properties, assets, operations or condition, financial or otherwise, of the Guarantor or any of its Subsidiaries as from time to time any of the Lessor Parties may reasonably request.

                  (e) Right to Inspect Premises and Records. Without limiting the Lessor Parties' inspection rights set forth in Section 4.2 of the Master Lease, the Guarantor and the Lessee will agree to all reasonable requests by the Lessor Parties (i) to make extracts from the books of account and financial records of the Guarantor or the Lessee solely for its own use in connection with the Obligations of the Lessee and the Guarantor under the Operative Documents,
(ii) to provide the Lessor Parties or its authorized representatives, during normal business hours or such other time as agreed upon by the parties, at the offices of the Guarantor, all books and records for inspections or consultation in connection with the Guarantor's and Lessee's compliance and performance of the obligations under the Operative Documents, and (iii) to authorize the Lessor Parties or its authorized representatives right of access and entry on the Property for inspection of any or all components of the Property; provided, however, at any time no Lease Default or Lease Event of Default shall have occurred and be continuing, a Lessor Party shall give the

Guarantor and the Lessee written notice no later than five (5) Business Days prior to the day of inspection. Upon the occurrence and during the continuance of a Lease Default or a Lease Event of Default, the Guarantor shall reimburse the Lessor Parties for the costs incurred by such parties in connection with the exercise of their respective rights under this subsection.

                  (f) Payment of Liabilities. The Guarantor shall pay and discharge, and shall cause each of its Subsidiaries to pay and discharge, at or before their maturity or in accordance with customary trade terms, all of their respective Indebtedness due and payable, except where such Indebtedness is contested in good faith and by appropriate proceedings diligently conducted and reserves or other appropriate provisions, if any, as shall be required by GAAP, shall have been made therefor, and except to the extent otherwise provided by any subordination provisions applicable to such Indebtedness, unless, in the case of the Guarantor or any such Subsidiary other than the Lessee, failure to pay or discharge such Indebtedness could not reasonably be expected to have a Material Adverse Effect.

                  (g) Payment of Charges and Indebtedness. The Guarantor shall, and shall cause each of its Subsidiaries to, timely file or cause to be filed all tax returns, and shall timely pay and discharge all taxes and other governmental charges and assessments, due and payable, and shall pay all claims for labor, materials or supplies which if unpaid might by law become a Lien or charge upon any property of the Guarantor or any of its Subsidiaries; provided, however, that any such taxes and other governmental charges and assessments or claims, the nonpayment of which would not be reasonably likely to have a Material Adverse Effect, need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if the Guarantor or such Subsidiary shall, in accordance with GAAP, have set aside on its books adequate reserves with respect thereto; and provided further, however, that the Guarantor shall, and shall cause each Subsidiary to, pay all such taxes, governmental charges, assessments or claims forthwith upon the commencement of proceedings to foreclose any Lien which may have attached as security therefor. The obligations of the Guarantor under this Section 8.1(g) with respect to the filing of tax returns and the payment of taxes, governmental charges, assessments and claims shall survive the payment, prepayment or redemption of the Notes and the Equity Investment and the termination of this Participation Agreement and the other Operative Documents.

                  (h) Material Change in Business. The primary business of the Guarantor, the Lessee and the Guarantor's Subsidiaries shall continue to be developing and publishing products for interactive electronic media.

                  (i) Compliance with Securities Laws. Except for non-compliance which, individually or collectively, does not have a Material Adverse Effect,
(i) any and all purchases or redemptions by the Guarantor and/or any of its Subsidiaries of any securities issued by the Guarantor or any of its Subsidiaries or any other Person shall be effected in compliance with all applicable Requirements of Law, including, but not limited to, the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and (ii) any and all offers to sell and sales of securities or of obligations of the Guarantor or any of its Subsidiaries evidenced by notes, bonds, debentures or similar instruments, shall be effected in compliance with all applicable Requirements of Law, including, but not limited to, the Trust Indenture Act of 1939, as amended.

                  (j) Application of Proceeds. The Lessee shall cause proceeds of the Notes and funding of the Equity Investment to be used as contemplated by the Operative Documents.

                  (k) Environmental Protection.

                           (i)      The Guarantor shall, and shall cause each of
its Material Subsidiaries to, (i) comply in all material respects with the requirements of all Environmental Laws applicable to it, except where such non-compliance could not reasonably be expected to result in a material impairment in the value of, or a material liability with respect to the affected premises, (ii) notify the Lessor Parties promptly in the event of any Release, Environmental Claim or other Adverse Environmental Condition from, upon or affecting any premises owned or occupied by the Guarantor or any Material Subsidiary which Release, Environmental Claim or Adverse Environmental Condition could result in a Material Adverse Effect or a material impairment of the value of, or a material liability with respect to, such premises and (iii) promptly forward to the Lessor Parties copies of all orders, notices, permits, applications or other communications and reports in connection with any such Release, Environmental Claim or other Adverse Environmental Condition or any other matter relating to the Environmental Laws as they may affect such premises which could result in a Material Adverse Effect or result in a material impairment of the value of, or material liability with respect to, such premises. The covenants provided for herein shall survive the payment or redemption of the Notes and the Equity Investment and the termination of this Participation Agreement and the other Operative Documents.

                           (ii)     The Guarantor shall fully and promptly pay,
perform, discharge, defend, indemnify and hold harmless the Lessor Parties, their respective Subsidiaries and Affiliates, and the respective managers, members, directors, officers, employees and agents of any of the foregoing as to any environmental matter as provided in Article XIII hereof.

                           (iii)    Without limiting the foregoing, the
Guarantor and the Lessee will comply at all times with the environmental provisions of the Participation Agreement, the Construction Agency Agreement and the Environmental Indemnity Agreement and shall take all actions necessary or required to preserve all indemnities and other remedies available under the Participation Agreement, the Construction Agency Agreement and the Environmental Indemnity Agreement.

                  (l) Ownership of the Lessee. The Guarantor shall at all times maintain direct or indirect ownership of 100% of the issued and outstanding Stock of the Lessee (including all rights to subscribe for, purchase (including by conversion of any other security) or otherwise acquire any such Stock), free and clear of all Liens.

                  (m) Notice of Change in Name, Identity or Address. Each of the Guarantor and the Lessee shall provide the Lessor Parties thirty (30) days prior written notice of any change in its name or the address of its chief executive office and principal place of business or the office where it keeps its records concerning its accounts and the Property leased by the Lessee under the Master Lease.

                  (n) Further Assurances. The Guarantor and the Lessee shall take or cause to be taken from time to time all action reasonably necessary to assure that the intent of the parties pursuant to the Operative Documents is given effect as contemplated by Section 23.1 of the Master Lease, and that the Lessor and the Agent, for the benefit of the other Lessor Parties, as each such Lessor Party's respective interests may appear, holds a first priority perfected Lien on the Property and the Master Lease, securing the amounts due thereon or under the Operative Documents. The Guarantor and the Lessee shall execute and deliver, or cause to be executed and delivered, to the Lessor Parties from time to time, promptly upon request therefor, any and all other and further instruments (including correction instruments and supplemental mortgages and security agreements, as appropriate) that may be reasonably requested by the Lessor Parties to cure any deficiency in the execution and delivery of this Participation Agreement or any other Operative Document to which it is a party.

                  (o) No Disposition of the Property. The Lessee shall not sell, contract to sell, assign, lease, transfer, convey or otherwise dispose of, or permit to be sold, assigned, leased, transferred, conveyed or otherwise disposed of, the Property or any part thereof except as expressly permitted by the Operative Documents.

                  (p) Defense of Title. The Lessee will, at all times, at its own cost and expense, warrant and defend the title of the Lessor to the Property except with respect to Lessor Liens.

         Section 8.2 Negative Covenants. The Guarantor hereby covenants and agrees, subject to Section 15.5 hereof, for the benefit of the Lessor Parties from and after the Documentation Date and until all Commitments have terminated and all Obligations have been paid and performed in full:

                  (a) Limitations on Indebtedness. Neither the Guarantor nor any of its Subsidiaries, including the Lessee, shall create, incur, assume or permit to exist any Indebtedness except for Indebtedness which, in aggregate, on a pro forma basis, would not result in a violation by the Guarantor of the financial covenants set forth in Section 8.3 ("Permitted Indebtedness").

                  (b) Limitation on Liens, Etc. Neither Guarantor nor any of its Subsidiaries shall create, incur, assume or permit to exist any Lien on or with respect to any of its assets or property of any character, whether now owned or hereafter acquired, except for Permitted Liens.

                  (c) Asset Dispositions. Neither the Guarantor nor any of its Subsidiaries shall sell, lease, transfer or otherwise dispose of any of its assets or property, whether now owned or hereafter acquired, except for the following:

                           (i)      Sales of inventory and products by the
Guarantor and its Subsidiaries in the ordinary course of their businesses;

                           (ii)     Sales of surplus, damaged, worn or obsolete
equipment or inventory for not less than fair market value;

                           (iii)    Sales or other dispositions of Investments
permitted by clauses (i) and (iii) of Section 8.2(e) below for not less than fair market value;

                           (iv)     Sales or assignments of defaulted
receivables to a collection agency in the ordinary course of business;

                           (v)      Licenses by the Guarantor or its
Subsidiaries of its patents, copyrights, trademarks, trade names and service marks in the ordinary course of its business provided that, in each case, the terms of the transaction are terms which then would prevail in the market for similar transactions between unaffiliated parties dealing at arm's length;

                           (vi)     Sales or other dispositions of assets and
property by the Guarantor to any of the Guarantor's Subsidiaries or by any of the Guarantor's Subsidiaries to the Guarantor or any of its other Subsidiaries, provided that, on the date of any such sale or disposition, the Guarantor and such Subsidiary each reasonably believes that such sale or disposition is made on terms which are no less favorable to the Guarantor then would prevail in the market for similar transactions between unaffiliated parties dealing at arm's length; and

                           (vii)    Other sales, leases, transfers and disposals
of assets and property for not less than fair market value, provided that the net proceeds from any such sale, lease, transfer or disposal shall not exceed ten percent (10%) of the consolidated total assets of the Guarantor and its Subsidiaries immediately prior to such sale, lease, transfer or disposal.

provided, however, that the foregoing exceptions shall not be construed to permit any sales, leases, transfers or disposals of any of the Property, except as expressly permitted by the Master Lease or any of the other Operative Documents.

                  (d) Mergers, Acquisitions, Etc. Neither the Guarantor nor any of its Subsidiaries shall consolidate with or merge into any other Person or permit any other Person to merge into it, establish any new Subsidiary, acquire any Person as a new Subsidiary or acquire all or substantially all of the assets of any other Person, except for the following:

                           (i)      Any Subsidiary of the Guarantor (other than
the Lessee) may merge or consolidate with any other Subsidiary of Guarantor;

                           (ii)     Any Subsidiary of the Guarantor (other than
the Lessee) may merge or consolidate with the Guarantor, provided that the Guarantor is the surviving corporation; and

                           (iii)    The Guarantor may merge or consolidate with
any other corporation, establish a new Subsidiary, acquire any Person as a new Subsidiary or acquire all or substantially all of the assets of any other Person, provided that (A) in the case of any merger or consolidation, either (1) the Guarantor is the surviving corporation or (2) the surviving corporation (y) is a Solvent United States corporation with a financial condition equal to or better than the financial condition of the Guarantor immediately prior to such merger or consolidation and (z) assumes all of the obligations of the Guarantor in a manner reasonably acceptable to the Consenting Parties; (B) no Lease Default has occurred and is continuing at the time of such merger, consolidation, establishment or acquisition or will occur after giving effect to such merger, consolidation or acquisition; and (C) based upon a pro forma Compliance Certificate provided to the Agent on behalf of the Lessor Parties immediately prior to the consummation of any such merger, consolidation or acquisition, the Guarantor shall continue to be in compliance with each of the financial covenants set forth in Section 8.3 hereof immediately after giving effect to such merger, consolidation or acquisition.

                  (e) Investments. Neither the Guarantor nor any of its Subsidiaries shall make any Investment except for the following:

                           (i)      Investments by the Guarantor and its
Subsidiaries in Cash Equivalents;

                           (ii)     Any transaction permitted by Section 8.2(a);

                           (iii)    Money market mutual funds registered with
the Securities and Exchange Commission, meeting the requirements of Rule 2a-7 promulgated under the Investment Company Act of 1940;

                           (iv)     Investments listed in Item 8.2(e) of
Schedule II hereto existing on the date of this Participation Agreement;

                           (v)      Investments in Guarantor's Affiliates and
Subsidiaries; and

                           (vi)     Other Investments, provided that the
Guarantor shall continue to be in compliance with each of the financial covenants set forth in Section 8.3 hereof immediately after giving effect to each such Investment, and provided further that before making any such Investment in an amount greater than $25,000,000, the Guarantor shall provide the Agent on behalf of the Lessor Parties a pro forma Compliance Certificate to the effect that such Investment will not otherwise violate this clause (v).

                  (f) Dividends, Redemptions, Etc. Neither the Guarantor nor any of its Subsidiaries shall (i) pay any dividends or make any distributions on its Stock; (ii) purchase, redeem, retire, defease or otherwise acquire for value any of its Stock; (iii) return any capital to any holder of its Stock as such; (iv) make any distribution of assets, Stock, obligations or securities to any holder of its Stock as such; or (v) set apart any sum for any such purpose (each act described in clauses (i), (ii), (iii), (iv) and (v) being a "Distribution"); except under the following conditions:

                           (A)      No Lease Event of Default shall have
occurred and be continuing;

                           (B)      The Guarantor shall continue to be in
compliance with each of the financial covenants set forth in Section 8.3 hereof immediately after giving effect to each such Distribution; and

                           (C)      If the Distribution (in cash or value) is in
an amount greater than $25,000,000, the Guarantor shall have provided to the Agent on behalf of the Lessor Parties a pro forma Compliance Certificate to the effect that the Guarantor shall continue to be in violation of each of its financial covenants set forth in Section 8.3 hereof immediately after giving effect to such Distribution.

Notwithstanding the foregoing, a conversion of the Guarantor's Class B Common Stock into the Guarantor's Class A Common Stock shall not be deemed a Distribution for the purpose of this Section 8.2(f).

                  (g) Employee Benefit Plans. Neither the Guarantor nor any ERISA Affiliate will:

                           (i)      engage in any "prohibited transaction"
within the meaning of Section 406 of ERISA or Section 4975 of the Revenue Code which could result in a material liability for the Guarantor or any of its Subsidiaries; or

                           (ii)     permit any Guaranteed Pension Plan to incur
an "accumulated funding deficiency", as such term is defined in Section 302 of ERISA, in excess of $1,000,000, whether or not such deficiency is or may be waived; or

                           (iii)    fail to contribute to any Guaranteed Pension
Plan to an extent which, or terminate any Guaranteed Pension Plan in a manner which, could result in the imposition of a lien or encumbrance on the assets of the Guarantor or any of its Subsidiaries pursuant to Section 302(f) or Section 4068 of ERISA; or

                           (iv)     permit or take any action which would result
in the aggregate benefit liabilities (with the meaning of Section 4001 of ERISA) of all Guaranteed Pension Plans exceeding the value of the aggregate assets of such plans by more than $1,000,000, disregarding for this purpose the benefit liabilities and assets of any such plan with assets in excess of benefit liabilities.

                  (h) Prohibited Uses of Proceeds. The Guarantor and the Lessee shall not directly or indirectly, use the proceeds of any financial accommodations provided hereunder in any manner which would result in a violation of Regulation T, U or X of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect.

                  (i) Transactions with Affiliates. The Guarantor shall not and shall not permit any of its Subsidiaries to, enter into any transaction with any Affiliate on terms that are less favorable to the Guarantor or such Subsidiary, as the case may be, than terms which might be obtained at the time from Persons that are not Affiliates if a Lease Default or Lease Event of Default shall be continuing hereunder immediately prior to such transaction or would occur under
Article XVII of the Master Lease on a pro forma basis after giving effect to such transaction.

         Section 8.3 Financial Covenants. The Guarantor hereby covenants and agrees, subject to Section 15.5 hereof, for the benefit of the Lessor Parties from and after the Documentation Date and until all Commitments have terminated and all Obligations have been paid and performed in full:

                  (a) Consolidated Net Worth The Guarantor shall not permit the Consolidated Net Worth of the Guarantor at any time (such day on which the Consolidated Net Worth of the Guarantor is measured shall be referred to herein as a "determination date") which commences after the Documentation Date to be less than the sum on such determination date of the following:

                           (i)      Ninety percent (90%) of the Consolidated Net
Worth of the Guarantor as of September 30, 2000;

                                      plus

                           (ii)     Seventy-five percent (75%) of the sum of the
positive net income of the Guarantor for each quarter after September 30, 2000;

                                      plus

                           (iii)    Seventy-five percent (75%) of net equity
proceeds (excluding equity issued through the ESOP or employee stock purchase plans) and equity issued pursuant to the conversion of debt for each quarter after September 30, 2000.

                  (b) Fixed Charge Coverage Ratio. The Guarantor shall not permit the ratio of its Consolidated EBITDAR to Consolidated Fixed Charges as of the end any measurement period to be less than 3.00:1.00. For purpose of this paragraph, "measurement period" shall mean, with respect to any four fiscal quarter period, the period of four fiscal quarters ending on the last day of such fiscal quarter.

                  (c) Total Consolidated Debt to Total Consolidated Capital. The Guarantor shall not, at any time, permit its Total Consolidated Debt to exceed sixty percent (60%) of its Total Consolidated Capital.

                  (d) Quick Ratio. The Guarantor shall not, at any time, permit the ratio of the sum its cash and Cash Equivalents and accounts receivables (net reserves) to Total Consolidated Debt to be less than 1.00:1.00 for those fiscal quarters ending on June 30 and September 30 and 1.75:1.00 for those fiscal quarters ending on December 31 and March 31.

                                   ARTICLE IX

                            COVENANTS OF THE LESSOR,
                   THE NOTE PURCHASER AND THE LIQUIDITY BANKS

         Section 9.1 General Covenants of the Lessor and the Note Purchaser. Each of the Lessor and the Note Purchaser hereby covenants and agrees, individually and not jointly, that so long as this Participation Agreement and the other Operative Documents are in effect:

                  (a) it will not create, incur, assume or suffer to exist any Lessor Lien attributable to such Person upon the Master Lease or the Property (other than as contemplated by any of the Operative Documents); and

                  (b) it will remove, at its sole expense, any Lessor Lien created or incurred by it and attributable to it upon the Master Lease or the Property (other than such Liens as are contemplated by any of the Operative Documents).

         Section 9.2 Specific Covenants of the Lessor. The Lessor hereby covenants and agrees, for the benefit of the Lessee, that so long as this Participation Agreement and the other Operative Documents are in effect:

                  (a) the representations and warranties of the Lessor contained in the Note Purchase Agreement shall be true and correct in all material respects on and as of the date of each Note Purchase, as though made on and as of such date, except to the extent such representations or warranties relate solely to an earlier date, in which case such representations and warranties shall have been true and correct on and as of such earlier date;

                  (b) it will comply with each of its covenants set forth in the Note Purchase Agreement (including, without limitation, (i) to timely present all requests and information necessary to cause the Note Purchaser to purchase the Notes and fund the advances to be made thereunder as and when required under the Note Purchase Agreement and (ii) to not cause an Acceleration Event or an Unmatured Acceleration Event to occur and be continuing) except to the extent such failure to comply is a result of a breach by the Guarantor or the Lessee of its obligations under this Participation Agreement or any of the other Operative Documents;

                  (c) when it receives funds from the Note Purchaser, it will transmit such funds to the Lessee without deduction or offset as and when required under this Participation Agreement and the other Operative Documents;

                  (d) when it receives funds from the Lessee, it will transmit such finds to the Note Purchaser without deduction or offset as and when required under the Note Purchase Agreement and the other Operative Documents;

                  (e) it will keep complete and accurate books and records of the transactions involving the Lessor arising under the Note Purchase Agreement and the other Operative Documents; and

                  (f) so long as no Lease Default or Lease Event of Default shall have occurred and be continuing, it will (i) not assign its Equity Investment or its interest in the Operative Documents without the prior written consent of the Lessee (which consent shall not be unreasonably withheld) and
(ii) not become a special purpose, bankruptcy-remote entity.

         Section 9.3 Specific Covenant of the Note Purchaser. The Note Purchaser hereby covenants and agrees, for the benefit of the Lessee, that so long as this Participation Agreement and the other Operative Documents are in effect and no Lease Event of Default or Lease Default shall have occurred and be continuing, it shall purchases the Notes and make advances under the Notes in accordance with the terms of this Participation Agreement and the Note Purchase Agreement.

         Section 9.4 Covenants of the Other Lessor Parties. To the extent not otherwise provided above, each of the Lessor Parties hereby covenants and agrees, for the benefit of the Lessee, that so long as this Participation Agreement and the other Operative Documents are in effect and no Lease Event of Default or Lease Default shall have occurred and be continuing, it will comply with each of its covenants set forth in the Operative Documents to which such Person is a party, except to the extent such failure to comply directly or indirectly arises out of, or relates to (or is alleged to have arisen out of or be related to) a breach by the Guarantor or the Lessee of its obligations under this Participation Agreement or any of the other Operative Documents.

         Section 9.5 Notices Under the Note Purchase Agreement and the Liquidity Documentation. Each of the Lessor and the Note Purchaser hereby agrees that it shall promptly (but in any event no later than ten (10) Business Days after delivery thereof), deliver to the Guarantor a copy of each notice sent by it under the Note Purchase Agreement and the Liquidity Documentation to any other party thereto.

                                   ARTICLE X

                PAYMENT OF CERTAIN EXPENSES; OPTIONAL APPRAISALS

         The Lessee agrees, for the benefit of the Lessor, that:

         Section 10.1 Transaction Expenses. The Lessee shall pay, or cause to be paid, from time to time all Transaction Expenses. Transaction Expenses may, subject to the conditions hereof, be paid with the proceeds of the Notes and/or the funding of any portion of the Equity Investment.

         Section 10.2 Stamp Taxes. The Lessee shall pay or cause to be paid any and all stamp, transfer and other similar taxes, fees and excises, if any, including any interest and penalties, which are payable in connection with the transactions contemplated by this Participation Agreement and the other Operative Documents.

         Section 10.3 Note Purchase Agreement and Related Obligations. The Lessee shall pay, before the delinquency date thereof, all costs, expenses and other amounts (other than amounts that, pursuant to the Operative Documents, are specifically required to be paid by any Lessor Party or that arise out of or in connection with a default by the Lessor under the Operative Documents that does not directly or indirectly arise out of or relate to a breach by the Guarantor or the Lessee of its obligations under any of the Operative Documents) required to be paid by the Lessor under the Note Purchase Agreement, any Note, the Asset Purchase Agreement or the Liquidity Agreement.

         Section 10.4 Optional Appraisals. If the Lessee elects the Remarketing Option pursuant to Section 18.3 of the Master Lease, then any Lessor Party may, at the sole option of each party, respectively, but at the expense and cost of the Lessee, require reports of one or more independent appraisers selected by the requesting parties, which reports shall state, in a manner reasonably satisfactory to the requesting parties, the following:

                  (a) the appraiser's determination of the Fair Market Value of the Property as of (i) the day on which the Remarketing Option was elected and
(ii) the Lease Termination Date; and

                  (b) such other matters as the Lessor Parties may reasonably request.

Upon any party's delivery of written notice to the Guarantor that any of the referenced parties is requiring delivery of appraisals pursuant to this Section 10.4, the Guarantor shall cause such reports to be delivered to the requesting party no later than thirty (30) days after such notice.

                                   ARTICLE XI

                             APPLICATION OF PAYMENTS

         Section 11.1 Consenting Parties; Voting Rights of Lessor Parties in Connection with Direction of the Agent.

                  (a) In accordance with Article XIV hereof and subject to
Section 15.5 hereof, all actions taken by the Agent prior to the occurrence and continuance of a Lease Event of Default, and all amendments, modifications, consents or approvals with respect to any Operative Documents, shall be taken solely at the direction of the Consenting Parties. The Lessee and the Guarantor shall be entitled to rely on all such actions by the Agent and amendments, modifications, consents and approvals entered into or provided by the Agent as authorized by the Consenting Parties without inquiry or investigation.

                  (b) The "Consenting Parties" shall mean, with respect to amendments, modifications, consents or approvals with respect to any Operative Document, (i) at any time the Outstanding Lease Balance is greater than $0, the Note Purchaser and Lessor Parties whose aggregate percentage of the Outstanding Lease Balance equals or exceeds sixty-six and two-thirds percent (66-2/3%); and
(ii) at any time the Outstanding Lease Balance is $0, the Note Purchaser and Lessor Parties whose portion of the Aggregate Commitment Amount equals or exceeds sixty-six and two-thirds percent (66-2/3%). For purposes of calculating each Lessor Party's percentage of the Outstanding Lease Balance or portion of the Aggregate Commitment Amount, so long as the Liquidity Banks have an obligation to fund the Aggregate Note Purchase Commitment pursuant to the Liquidity Agreement or have purchased the Notes from the Note Purchaser pursuant to the Asset Purchase Agreement, each Liquidity Bank shall be deemed to hold a percentage or portion (as applicable) calculated based upon its Percentage as provided pursuant to the Asset Purchase Agreement. (Thus, for example, if the Outstanding Lease Balance is $100,000,000, consisting of $3,500,000 (principal amount) of Equity Investment and $96,500,000 (principal amount) of outstanding Notes, and each of four Liquidity Banks' Percentage under the Asset Purchase Agreement is exactly 25%, then the Lessor's percentage of the Outstanding Lease Balance would be 3.500% and each Liquidity Bank's percentage of the Outstanding Lease Balance would be 24.125%).

         Section 11.2 Application of Payments made by the Lessee and Guarantor Pursuant to the Operative Documents prior to the Occurrence and Continuance of any Lease Event of Default. Prior to the occurrence and continuance of any Lease Event of Default, moneys received by the Lessor (or by the Agent on behalf of the Lessor), including, without limitation, funds deposited in the Prepayment Account, shall be applied as follows:

                  (a) Basic Rent shall be applied pro rata to satisfy the obligations of the Lessor with respect to the Interest Amount, the Yield Amount, the Support Amount and any other costs related to the Notes and the Equity Investment.

                  (b) Payments made pursuant to Sections 4.3, 4.4, 4.6, 4.8 and
11.4 hereof shall be applied as specified therein.

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
                  (c) All other payments made by the Lessee Parties and proceeds received under the Letter of Credit pursuant to this Participation Agreement and the other Operative Documents, unless otherwise specified, shall be applied first, to repay, in full, the Notes together with any other amounts payable to the Note Purchaser (or the Liquidity Banks, if applicable) pursuant to the Operative Documents, ratably in accordance with their respective interests, second, to redeem the Equity Investment together with any other amounts payable to the Lessor pursuant to the Operative Documents (provided however, that none of the proceeds received under the Letter of Credit shall be used for this purpose), and third, to any other Person as such Person's interest may appear.

         Section 11.3 Application of Funds Upon the Occurrence and Continuance of any Lease Event of Default. Upon the occurrence and continuance of any Lease Event of Default, moneys received by the Lessor (or by the Agent on behalf of the Lessor) shall be applied as follows:

                  (a) Basic Rent shall be applied pro rata to satisfy the obligations of the Lessor with respect to the Interest Amount, the Yield Amount, the Support Amount and any other costs related to the Notes and the Equity Investment.

                  (b) Payments made pursuant to Sections 4.3, 4.4, 4.6, 4.8 and
11.4 hereof shall be applied as specified therein.

                  (c) All other payments made by the Lessee Parties and received as remarketing, casualty, sale, foreclosure or other proceeds pursuant to this Participation Agreement and the other Operative Documents, shall be applied first, to repay ratably in full the Notes together with any other amounts payable to the Note Purchaser (or the Liquidity Banks) pursuant to the Operative Documents and to redeem the Equity Investment together with any other amounts payable to the Lessor pursuant to the Operative Documents, and second, to any other Person as such Person's interest may appear.

         Section 11.4 Casualty, Condemnation or Unwind Proceeds. Except to the extent such amounts are returned to the Lessee pursuant to Sections 14.3(a) and 14.3(f) of the Master Lease, without regard to whether a Lease Default, Lease Event of Default, Acceleration Event or Unmatured Acceleration Event shall have occurred and be continuing, Casualty Proceeds, Condemnation Proceeds or Unwind Proceeds with respect to the Property shall be applied first, to the ratable repayment in full of the Notes together with any other amounts payable to the holders of such Notes and second, to the redemption of the Equity Investment, together with any other amounts payable to the Lessor pursuant to the Operative Documents.

         Section 11.5 Construction of Local Laws. It is acknowledged and agreed that the foreclosure on the Property may give rise to the application of local laws which require, inter alia, that the proceeds of such foreclosure(s) be applied in a manner which is not consistent with the application of proceeds specified in this Article XI. To the extent such inconsistent applications are made in accordance with applicable law, the parties hereto agree to reallocate the remaining proceeds in a manner which gives effect to the allocations specified in this Article XI.

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                                   ARTICLE XII

                      ASSIGNMENTS AND TRANSFERS BY LESSOR,
                       LIQUIDITY BANKS AND NOTE PURCHASER

         Section 12.1 Acknowledgment of Grant of Security Interest to the Agent; Assignments.

                  (a) The Lessor, the Guarantor and the Lessee hereby acknowledge that the right of the Lessor to receive Rent and certain other rights under the Master Lease will be pledged to the Agent to secure payment of the Notes, the Loans and the Equity Investment in the manner specified in
Article XI. In addition, in accordance with the terms and conditions of the Liquidity Documentation, the Notes may be transferred to the Liquidity Banks or otherwise transferred from time to time. Such transfers shall be governed by the relevant provisions of the Note Purchase Agreement, and this Participation Agreement, as the context requires.

                  (b) Each Liquidity Bank may, at any time, sell and assign to any Eligible Assignee all or any portion of its rights and obligations under this Participation Agreement and the other Operative Documents in accordance with the Liquidity Documentation.

         Section 12.2 Assignments by Note Purchaser, etc. Provided the same does not require registration of the Notes under the Securities Act of 1933, as amended, the Note Purchaser may, without restriction or formality of any kind:
(x) transfer all or part of its rights, obligations and interest in, to and under the Notes and the Operative Documents to any Lessor Party and grant a security interest therein to the Collateral Agent for its commercial paper program; and (y) the Collateral Agent may similarly transfer any interest it so receives.

         Section 12.3 Disclosure of Information. Each Lessor Party may, in connection with any assignment, sale of a participation, proposed assignment or proposed sale of a participation by it pursuant to this Article XII, disclose to the applicable transferee or proposed transferee any information relating to the Lessee, the Guarantor or the Property in its possession.

         Section 12.4 Limitation on Assignment. Except as otherwise provided above or as contemplated in the Asset Purchase Agreement or Section 15.17 hereof, no Lessor Party shall assign or transfer its rights, obligations or interest in, to and under the Operative Documents without the written consent of the Agent and, if no Lease Default or Lease Event of Default has occurred and is continuing, the Guarantor (which consent of the Agent and the Guarantor shall not be unreasonably withheld).

                                  ARTICLE XIII

                                 INDEMNIFICATION

         Section 13.1 General Indemnification. The Lessee and the Guarantor jointly and severally agree, whether or not any of the transactions contemplated hereby shall be consummated, to assume liability for, and to indemnify, protect, defend, save and keep harmless each Indemnitee, on an After Tax Basis, from and against, any and all Claims that may be imposed on, incurred by or asserted against such Indemnitee (whether because of action or omission by such Indemnitee or otherwise), whether or not such Indemnitee shall also be indemnified as to any such Claim by any other Person and whether or not such Claim arises or accrues prior to the Documentation Date or after the Lease Termination Date, in any way relating to or arising out of:

                  (a) any of the Operative Documents or any of the transactions contemplated thereby, and any amendment, modification or waiver in respect thereof,

                  (b) the Property or any part thereof or interest therein;

                  (c) the purchase, design, construction, preparation, installation, inspection, delivery, non-delivery, acceptance, rejection, ownership, management, possession, operation, rental, lease, sublease, repossession, maintenance, repair, alteration, modification, addition or substitution, storage, transfer of title, redelivery, use, financing, refinancing, disposition, operation, condition, sale (including any sale pursuant to Article XVI, XVII or XVIII of the Master Lease), return or other disposition of all or any part or any interest in the Property or the imposition of any Lien (or incurring of any liability to refund or pay over any amount as a result of any Lien) thereon, including (1) Claims or penalties arising from any violation of law or in tort (strict liability or otherwise), (2) latent or other defects, whether or not discoverable, (3) any Claim based upon a violation or alleged violation of the terms of any restriction, easement, condition or covenant or other matter affecting title to the Property, including, but not limited to, the terms set forth in the Redwood Shores Documents, (4) the making of any Modifications in violation of any standards imposed by any insurance policies required to be maintained by the Lessee pursuant to the Master Lease which policies are in effect at any time with respect to the Property or any part thereof, (5) any Claim for patent, trademark or copyright infringement, and
(6) Claims arising from any public improvements with respect to the Property resulting in any change or special assessments being levied against the Property or any plans to widen, modify or realign any street or highway adjacent to the Property, or any Claim for utility "tap-in" fees;

                  (d) the breach by the Lessee or the Guarantor of any covenant, representation or warranty made by it or deemed made by it in any Operative Document or any certificate required to be delivered by any Operative Document;

                  (e) the retaining or employment of any broker, finder or financial advisor by the Lessee to act on its behalf in connection with this Participation Agreement;

                  (f) the existence of any Lien on or with respect to the Property, any improvements, title thereto, any interest therein or any Basic Rent or Supplemental Rent, including any Liens which arise out of the possession, use, occupancy, construction, repair or rebuilding of the Property or by reason of labor or materials furnished or claimed to have been furnished to the Lessee, or any of its contractors or agents or by reason of the financing of any personally or equipment purchased or leased by the Lessee or Modifications constructed by the Lessee, except Lessor Liens and Liens created under the Operative Documents in favor of one or more of the Lessor Parties;

                  (g) the transactions contemplated by this Participation Agreement or by any other Operative Document, in respect of the application of Parts 4 and 5 of Subtitle B of Title I of ERISA and any prohibited transaction described in Section 4975(c) of the Revenue Code; or

                  (h) any indemnification claim made against any Liquidity Bank under the Liquidity Documentation;

provided, however, neither the Lessee nor the Guarantor shall be required to indemnify any Indemnitee under this Section 13.1 for any of the following: (1) any Claim to the extent resulting from the willful misconduct or gross negligence of such Indemnitee (it being understood that the Lessee and the Guarantor shall be required to indemnify an Indemnitee even if the ordinary (but not gross) negligence of such Indemnitee caused or contributed to such Claim),
(2) any Claim resulting from Lessor Liens to the extent such Indemnitee is in breach of any obligation under the Operative Documents to discharge such Liens,
(3) any Claim to the extent solely attributable to acts or events attributable to such Indemnitee and occurring after the return of the Property or the Lease Termination Date so long as no Lease Default or Lease Event of Default shall have occurred and be continuing as of the date of such return or the Lease Termination Date, (4) any Claim arising from a breach by such Indemnitee of any agreement entered into in connection with the assignment or participation of any interest of such Indemnitee under this Participation Agreement or the other Operative Documents, (5) Taxes (other than Taxes necessary for any claim under this Section 13.1 to be indemnified on an After-Tax Basis) or (6) any Claim arising solely from the failure of such Indemnitee to comply with laws applicable to banks or their affiliates generally or the failure of such Indemnitee to file any notice, report, filing or other document required by any Governmental Authority regulating banks or their affiliates in connection with such Indemnitee's execution of, and participation in the transactions contemplated by, the Operative Documents. It is expressly understood and agreed that the indemnity provided for herein shall survive the expiration or termination of, and shall be separate and independent from any remedy under, the Master Lease or any other Operative Document. Without limiting the express rights of any Indemnitee under this Section 13.1, this Section 13.1 shall be construed as an indemnity only and not a guaranty of residual value of the Property or as a guaranty of the repayment of the Notes or the redemption of the Equity Investment.

         Section 13.2 Environmental Indemnity. Without limitation of the other provisions of this Article XIII or the Environmental Indemnity Agreement, the Lessee and the Guarantor hereby agree, jointly and severally, to indemnify, hold harmless and defend each Indemnitee from and against any and all claims (including third party claims for personal injury or real or personal property damage or diminution of value), losses (including, to the extent the Outstanding Lease Balance and all other Obligations have not been fully paid, any loss of value of any Property related thereto), damages, liabilities, fines, penalties, charges, administrative and judicial proceedings (including any informal proceedings) and all orders, judgments, remedial action, requirements, enforcement actions of any kind, and all reasonable and documented costs and expenses incurred in connection therewith (including reasonable and documented attorneys' and/or paralegals' fees, experts' fees and expenses), including all costs incurred in connection with any investigation or monitoring of site conditions or any Remedial Action, arising in whole or in part, out of:

                  (a) the presence on or under the Property of any Hazardous Substances, or any Releases or threat of Release or discharges of any Hazardous Substances on, under, from or onto the Property;

                  (b) any Hazardous Activity or activity, including construction, carried on at the Property, and whether by the Lessee or any predecessor in title or any employees, agents, contractors or subcontractors of the Lessee or any predecessor in title, or any other Persons (including such Indemnitee), in connection with the handling, treatment, removal, storage, decontamination, clean-up, transport or disposal of any Hazardous Substances that at any time are Released on, at, from or under or are located or present on or under the Property,

                  (c) loss of or damage to any property or the environment (including Remediation Costs, investigation costs, clean-up costs, response costs, remediation and removal costs, cost of corrective action, costs of financial assurance, fines and penalties and natural resource damages and diminution of value), or death or injury to any Person, and all expenses associated with the protection of wildlife, aquatic species, vegetation, flora and fauna, and any mitigative action required by or under Environmental Laws, in each case arising from activities on or conditions with respect to the Property;

                  (d) any Governmental Claim, Adverse Environmental Condition or any other claim concerning lack of compliance with Environmental Laws, or any act or omission causing an environmental condition that requires remediation or would allow any Governmental Authority or Person to record a Lien on the land records, in each case arising from activities on or conditions with respect to the Property; or

                  (e) any residual contamination on or under the Property, or affecting any natural resources, and any contamination of any property or natural resources arising in connection with the generation, use, handling, storage, transport or disposal of any such Hazardous Substances from the Property; and irrespective of whether any of such activities were or will be undertaken in accordance with applicable laws, regulations, codes and ordinances;

provided, however, neither the Lessee nor the Guarantor shall be required to indemnify any Indemnitee under this Section 13.2 for (1) any Claim to the extent resulting from the willful misconduct or gross negligence of such Indemnitee (it being understood that the Lessee and the Guarantor shall be required to indemnify an Indemnitee even if the ordinary (but not gross) negligence of such Indemnitee caused or contributed to such Claim) or (2) any Claim to the extent solely attributable to acts or events attributable to such Indemnitee first occurring after the return of all of the Property on the Lease Termination Date so long as no Lease Default or Lease Event of Default shall have occurred and be continuing as of the date of such return or the Lease Termination Date. It is expressly understood and agreed that the indemnity provided for herein shall survive the expiration or termination of, and shall be separate and independent from, any remedy under the Master Lease or any other Operative Document.

         Section 13.3 Proceedings in Respect of Claims. With respect to any amount that Lessee or the Guarantor is requested by an Indemnitee to pay by reason of Section 13.1 or 13.2, such Indemnitee shall, if so requested by Lessee or the Guarantor, as applicable, and prior to any payment, submit such additional information to the Lessee or the Guarantor as such Person may reasonably request and which is in the possession of or available to such Indemnitee to substantiate properly the requested payment.

         In case any action, suit or proceeding shall be brought against any Indemnitee or any Indemnitee receives written notice of any threatened action, suit or proceeding, such Indemnitee shall with reasonable promptness notify the Guarantor of the commencement thereof, and the Guarantor shall be entitled, at its expense, to participate in, and, to the extent that the Guarantor desires to, assume and control the defense thereof (with counsel reasonably satisfactory to such Indemnitee) provided, however, that the Guarantor shall have acknowledged in writing its obligation to fully indemnify such Indemnitee in respect of such action, suit or proceeding, and the Guarantor shall keep such Indemnitee fully apprised of the status of such action, suit or proceeding and shall provide such Indemnitee with all information with respect to such action, suit or proceeding as such Indemnitee shall reasonably request; and provided, further, that the Guarantor shall not be entitled to assume and control the defense of any such action, suit or proceeding if and to the extent that (A) in the reasonable opinion of such Indemnitee, (x) such action, suit or proceeding involves any risk of imposition of criminal liability or will involve any material risk of the sale, forfeiture or loss of the Property or any part thereof not stayed during the pendency of the contest or (y) the control of such action, suit or proceeding by the Guarantor would involve an actual or potential conflict of interest, (B) such proceeding involves Claims not fully indemnified by the Lessee and the Guarantor which the Guarantor and the Indemnitee have been unable to sever from the indemnified claim(s), or (C) a Lease Event of Default has occurred and is continuing and the Indemnitee notifies the Guarantor that it does not want the Guarantor to assume and control such defense. The Indemnitee will undertake all reasonable efforts to join in the Guarantor's efforts to sever any such action referred to in clause (B) above. The Indemnitee may participate in a reasonable manner at its own expense (provided that in the case of clauses (A), (B) or (C) above, the Guarantor shall pay the reasonable expenses of such Indemnitee) and with its own counsel in any proceeding conducted by the Guarantor in accordance with the foregoing. The Guarantor shall not enter into any settlement or other compromise with respect to any Claim which is entitled to be indemnified under Section 13.l or 13.2 without the prior written consent of the Indemnitee, which consent shall not be unreasonably withheld in the case of a money settlement not involving an admission of liability of such Indemnitee.

         Each Indemnitee shall, at the expense of the Guarantor, with reasonable promptness supply the Guarantor with such information and documents reasonably requested by the Guarantor as are necessary or advisable for the Guarantor to participate in and, to the extent permitted hereunder, control any action, suit or proceeding to the extent permitted by Section 13.1 or 13.2. Unless a Lease Event of Default shall have occurred and be continuing, no Indemnitee shall enter into any settlement or other compromise with respect to any Claim which is entitled to be indemnified under Section 13.1 or 13.2 without the prior written consent of the Guarantor, which consent shall not be unreasonably withheld, unless such Indemnitee waives its right to be indemnified under Section 13.1 or
13.2 with respect to such Claim.

         Upon payment in full, or provision for payment in full reasonably satisfactory to the Indemnitee, of any Claim by the Lessee or the Guarantor pursuant to Section 13.1 or 13.2 to or on behalf of an Indemnitee, the Guarantor, without any further action, shall be subrogated to any and all claims that such Indemnitee may have relating thereto (other than claims in respect of insurance policies maintained by such Indemnitee at its own expense), and such Indemnitee shall execute such instruments of assignment and conveyance, evidence of claims and payment and such other documents, instruments and agreements as may be necessary to preserve any such claims and otherwise cooperate with the Guarantor and give such further assurances as are necessary or advisable to enable the Guarantor vigorously to pursue such claims.

         Any amount payable to an Indemnitee pursuant to Section 13.1 or 13.2 shall be paid to such Indemnitee promptly upon receipt of a written demand therefor from such Indemnitee, accompanied by a written statement describing in reasonable detail the basis for such indemnity and the computation of the amount so payable.

         Section 13.4 General Tax Indemnity.

                  (a) Indemnification. The Lessee and the Guarantor, jointly and severally, shall pay and assume liability for, and do hereby agree to indemnify, protect and defend the Property and all Tax Indemnitees, and hold them harmless against, all Impositions on an After Tax Basis.

                  (b) Contests. If any claim shall be made against any Tax Indemnitee or if any proceeding shall be commenced against any Tax Indemnitee (including a written notice of such proceeding) for any Imposition as to which the Lessee or the Guarantor may have an indemnity obligation pursuant to this
Section 13.4, or if any Tax Indemnitee shall determine that any Imposition to which the Lessee or the Guarantor may have an indemnity obligation pursuant to this Section 13.4 may be payable, such Tax Indemnitee shall promptly (and in any event, within fifteen (15) Business Days) notify the Guarantor in writing (provided that failure to so notify the Guarantor within fifteen (15) Business Days shall not alter such Tax Indemnitee's rights under this Section 13.4 except to the extent such failure precludes or materially adversely affects the ability to conduct a contest of any indemnified Taxes) and shall not take any action with respect to such claim, proceeding or Imposition without the written consent of the Guarantor (such consent not to be unreasonably withheld or unreasonably delayed) for thirty (30) days after the receipt of such notice by the Guarantor; provided, however, that in the case of any such claim or proceeding, if such Tax Indemnitee shall be required by law or regulation to take action prior to the end of such thirty (30) day period, such Tax Indemnitee shall in such notice to the Guarantor, so inform the Guarantor, and such Tax Indemnitee shall not take any action with respect to such claim, proceeding or Imposition without the consent of the Guarantor (such consent not to be unreasonably withheld or unreasonably delayed) for ten (10) days after the receipt of such notice by the Guarantor unless such Tax Indemnitee shall be required by law or regulation to take action prior to the end of such ten (10) day period.

         The Guarantor shall be entitled for a period of thirty (30) days from receipt of such notice from such Tax Indemnitee (or such shorter period as such Tax Indemnitee has notified the Guarantor is required by law or regulation for such Tax Indemnitee to commence such contest), to request in writing that such Tax Indemnitee contest the imposition of such Tax, at the Guarantor's expense. If (x) such contest can be pursued in the name of the Guarantor or the Lessee and independently from any other proceeding involving a Tax liability of such Tax Indemnitee for which the Lessee and the Guarantor have not agreed to indemnify such Tax Indemnitee, (y) such contest must be pursued in the name of such Tax Indemnitee, but can be pursued independently from any other proceeding involving a Tax liability of such Tax Indemnitee for which the Lessee and the Guarantor have not agreed to indemnify such Tax Indemnitee or (z) such Tax Indemnitee so requests, then the Guarantor or such Lessee shall be permitted to control the contest of such claim, provided that in the case of a contest described in clause (y) if such Tax Indemnitee determines reasonably and in good faith that such contest by the Guarantor or the Lessee could have a material adverse impact on the business or operations of such Tax Indemnitee and provides a written explanation to the Guarantor of such determination, such Tax Indemnitee may elect to control or reassert control of the contest, and provided that the taking control by the Guarantor or the Lessee of any contest shall not alter the applicable Tax Indemnitee's rights to indemnification hereunder, and provided, further, that in determining the application of clauses (x) and (y) of the preceding sentence, each Tax Indemnitee shall take any and all reasonable steps to segregate claims for any Taxes for which the Lessee and the Guarantor indemnify hereunder from Taxes for which the Lessee and the Guarantor are not obligated to indemnify hereunder, so that the Guarantor can control the contest of the former. In all other claims requested to be contested by the Guarantor, such Tax Indemnitee shall control the contest of such claim, acting through counsel selected by such Tax Indemnitee and reasonably acceptable to the Guarantor. In no event shall the Guarantor be permitted to contest (or such Tax Indemnitee be required to contest) any claim, (A) if such Tax Indemnitee provides the Guarantor with a legal opinion of counsel reasonably acceptable to the Guarantor that such action, suit or proceeding involves a risk of imposition of criminal liability or will involve a material risk of the sale, forfeiture or loss of, or the creation of any Lien (other than a Permitted Lien) on the Property or any part thereof unless the Guarantor shall have posted and maintained a bond or other security reasonably satisfactory to the relevant Tax Indemnitee in respect to such risk, (B) if a Lease Event of Default has occurred and is continuing unless the Guarantor shall have posted and maintained a bond or other security reasonably satisfactory to the relevant Tax Indemnitee in respect of the Taxes subject to such claim and any and all expenses for which the Guarantor or the Lessee is responsible hereunder reasonably foreseeable in connection with the contest of such claim, (C) unless the Guarantor shall have agreed to pay and shall pay, to such Tax Indemnitee on written demand all reasonable, documented out-of-pocket costs, losses and expenses that such Tax Indemnitee may incur in connection with contesting such Imposition including all reasonable legal, accounting and investigatory fees and disbursements and (if applicable) reasonable, allocable internal overhead costs determined in accordance with normal bank operating procedures, or (D) if such contest shall involve the payment of the Tax prior to the contest, unless the Guarantor shall provide to such Tax Indemnitee an interest-free advance in an amount equal to the Imposition that such Tax Indemnitee is required to pay (with no additional net after-tax costs to such Tax Indemnitee). In addition, for contests controlled by such Tax Indemnitee and claims contested in the name of such Tax Indemnitee in a public forum, no contest shall be required: (A) unless the amount of the potential indemnity (taking into account all similar or logically related claims that have been or could be raised in any audit involving any or all such Tax Indemnitees with respect to any period for which the Guarantor or the Lessee may be liable to pay an indemnity under this Section 13.4(b)) exceeds
(1) with respect to the Lessor, $25,000 and (2) with respect to any Tax Indemnitee other than the Lessor, $75,000 and (B) unless, if requested by such Tax Indemnitee, the Guarantor shall have provided to such Tax Indemnitee an opinion of counsel selected by the Guarantor (which may be in-house counsel) (except, in the case of income taxes indemnified hereunder, in which case such opinion shall be an opinion of independent tax counsel selected by the Guarantor and reasonably acceptable to such Tax Indemnitee) that a reasonable basis exists to contest such claim. In no event shall a Tax Indemnitee be required to appeal an adverse judicial determination to the United States Supreme Court.

         The party conducting the contest shall consult in good faith with the other party and its counsel with respect to the contest of such claim for Taxes (or claim for refund) but the decisions regarding what actions to be taken shall be made by the controlling party in its sole judgment; provided, however, that if such Tax Indemnitee is the controlling party and the Guarantor recommends the acceptance of a settlement offer made by the relevant Governmental Authority and such Tax Indemnitee rejects such settlement offer, then the amount for which a Lessee and the Guarantor will be required to indemnify such Tax Indemnitee with respect to the Taxes subject to such offer shall not exceed the amount which it would have owed if such settlement offer had been accepted provided that any Tax Indemnitee shall be entitled to reject any indemnity payment it would otherwise be entitled to hereunder if such Tax Indemnitee reasonably determines that accepting such offer would have an unindemnified impact on such Tax Indemnitee and provided further that no Tax Indemnitee may reject any such indemnity payment if the Guarantor agrees to pay to such Tax Indemnitee the amount of such unindemnified impact, as reasonably determined by such Tax Indemnitee. In addition, the controlling party shall keep the noncontrolling party reasonably informed as to the progress of the contest, and shall provide the noncontrolling party with a copy of (or appropriate excerpts from) any reports or claims issued by the relevant auditing agents or taxing authority to the controlling party thereof, in connection with such claim or the contest thereof, provided, however, that such obligation shall not obligate any Tax Indemnitee to disclose its tax returns or information or documentation unrelated to such claim or contest.

         Each Tax Indemnitee shall, at the expense of the Lessee and the Guarantor, supply the Lessee or the Guarantor with such information and documents reasonably requested by the Lessee or the Guarantor as are necessary or advisable for such Person to participate in any action, suit or proceeding to the extent permitted by this Section 13.4(b); provided, however, that such Tax Indemnitee shall not be required to provide to such Lessee or the Guarantor copies of its tax returns or any other information, documentation, or materials that it deems to be confidential or proprietary. Notwithstanding anything in this Section 13.4(b) to the contrary, no Tax Indemnitee shall enter into any settlement or other compromise or fail to appeal an adverse ruling with respect to any claim which is entitled to be indemnified under this Section 13.4 (and with respect to which contest is required under this Section 13.4(b)) without the prior written consent of the Guarantor, unless such Tax Indemnitee waives its right to be indemnified under this Section 13.4 with respect to such claim.

         Notwithstanding anything contained herein to the contrary, a Tax Indemnitee shall not be required to contest (and neither the Lessee nor the Guarantor shall be permitted to contest in any judicial forum if such contest could, in a Tax Indemnitee's reasonable judgment, be materially adverse to it) a claim with respect to the imposition of any Tax if such Tax Indemnitee shall have waived its right to indemnification under this Section 13.4 with respect to such claim (and any claim with respect to such year or any other taxable year the contest of which is precluded or materially adversely affected as a result of such waiver).

                  (c) Reimbursement. If (x) a Tax Indemnitee or any Affiliate thereof actually realizes a refund or reduction of any Taxes in respect of which the Lessee or the Guarantor has paid an indemnity pursuant to this Section 13.4 or (y) by reason of the incurrence or imposition of any Tax (or the circumstances or event giving rise thereto) for which a Tax Indemnitee was indemnified hereunder or any payment made to or for the account of such Tax Indemnitee by the

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Lessee or the Guarantor pursuant to this Section 13.4 or any payment made by a
Tax Indemnitee to the Lessee or the Guarantor by reason of this Section 13.4(c), such Tax Indemnitee at any time actually realizes a reduction in any Taxes for which neither the Lessor nor the Guarantor are required to indemnify such Tax Indemnitee pursuant to this Section 13.4, which reduction in Taxes was not taken into account in computing such payment by the Lessee and the Guarantor to or for the account of such Tax Indemnitee or by such Tax Indemnitee to the Lessee and the Guarantor, any such refund or reduction to be determined without regard to Income Tax Savings, then such Tax Indemnitee shall promptly pay to the Guarantor
(xx) the amount of the net tax savings refund, together with the amount of any interest received by such Tax Indemnitee on account of such refund or (yy) an amount equal to such reduction in Taxes, as the case may be, in either case together with an amount equal to any reduced Taxes payable by such Tax Indemnitee as a result of such payment; provided that no such payment shall be made so long as a Lease Default or Lease Event of Default shall have occurred and be continuing, but shall be paid promptly after cure of such Lease Default or Lease Event of Default. Notwithstanding the foregoing, no Tax Indemnitee shall be required to make any payment to the Guarantor or the Lessee pursuant to this Section 13.4(c) to the extent such payment would exceed, in the aggregate at any time, the amount of all prior payments made by or on behalf of the Lessee and the Guarantor to such Tax Indemnitee and/or its Affiliates pursuant to this
Section 13.4 that gave rise to such refund or reduction in Taxes. Each Tax Indemnitee agrees to take such actions as the Guarantor may reasonably request (provided, in the reasonable good faith judgment of such Tax Indemnitee, such actions would not result in an adverse effect on such Tax Indemnitee for which such Tax Indemnitee is not entitled to indemnification from such Lessee and the Guarantor) and to otherwise act in good faith to claim such refunds and other available Tax benefits, and take such other actions as may be reasonable to minimize any payment due from the Lessee and the Guarantor pursuant to this
Section 13.4 and to maximize the amount of any Tax savings available to the Lessee and the Guarantor. The disallowance or reduction of any refund or other Tax savings with respect to which a Tax Indemnitee has made a payment to the Lessee under this Section 13.4(c) shall be treated as a Tax for which the Lessee is obligated to indemnify such Tax Indemnitee hereunder without regard to the exclusions set forth in the definition of "Impositions" except the exclusions set forth in clauses (iv), (v), (vii), (ix) and (xii) of such definition.

                  (d) Payments. Any Imposition indemnifiable under this Section
13.4 shall be paid directly when due to the applicable taxing authority if direct payment is practicable and permitted. If direct payment to the applicable taxing authority is not permitted or is otherwise not made, any amount payable to a Tax Indemnitee pursuant to Section 13.4 shall be paid within thirty (30) days after receipt of a written demand therefor from such Tax Indemnitee accompanied by a written statement describing in reasonable detail the amount so payable, but not before two (2) Business Days prior to the date that the relevant Taxes are due. Any payments made pursuant to this Section 13.4 shall be made directly to such Tax Indemnitee entitled thereto or the Guarantor, as the case may be, in immediately available funds at such bank or to such account as specified by the payee in written directions to the payor, or, if no such direction shall have been given, by check of the payor payable to the order of the payee by certified mail, postage prepaid at its address as set forth in
Schedule I hereto. Upon the request of any Tax Indemnitee with respect to a Tax that the Guarantor or the Lessee is required to pay, the Guarantor or the Lessee, as the case may be, shall furnish to such Tax Indemnitee the original or a certified copy of a receipt for such Person's payment of such Tax or such other evidence of payment as is reasonably acceptable to such Tax Indemnitee.

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                  (e) Reports. In the case of any report, return or statement required to be filed with respect to any Taxes that are subject to indemnification under this Section 13.4 and of which the Guarantor or the Lessee has knowledge, the Guarantor or the Lessee, as the case may be, shall promptly notify such Tax Indemnitee of such requirement and, at the expense of the Guarantor and the Lessee (i) if the Guarantor or the Lessee, as the case may be, is permitted (unless otherwise requested by such Tax Indemnitee) by Applicable Law, timely file such report, return or statement in its own name or (ii) if such report, return or statement is required to be in the name of or filed by such Tax Indemnitee or such Tax Indemnitee otherwise requests such report, return or such statement for filing by such Tax Indemnitee in such manner as shall be satisfactory to such Tax Indemnitee and send the same to such Tax Indemnitee for filing no later than fifteen (15) days prior to the due date therefor. In any case in which such Tax Indemnitee will file any such report, return or statement, the Guarantor or the Lessee shall, upon written request of such Tax Indemnitee, provide such Tax Indemnitee with such information as is reasonably necessary to allow such Tax Indemnitee to file such report, return or statement.

                  (f) Verification. At the request of the Guarantor or the Lessee, the amount of any indemnity payment by the Lessee or the Guarantor or any payment by a Tax Indemnitee to the Lessee or the Guarantor pursuant to this
Section 13.4 shall be verified and certified by an independent public accounting firm mutually acceptable to the Lessee or the Guarantor and such Tax Indemnitee. The costs of such verification shall be borne by the Lessee or the Guarantor unless such verification shall result in an adjustment in favor of the Lessee or the Guarantor in an amount greater than the lesser of (i) $10,000, and (ii) ten percent (10%) of the payment as computed by such Tax Indemnitee, in which case such fee shall be paid by such Tax Indemnitee. In no event shall the Guarantor or the Lessee have the right to review such Tax Indemnitee's tax returns or receive any other confidential information from such Tax Indemnitee in connection with such verification. Any information provided to such accountants by any Person shall be and remain the exclusive property of such Person and shall be deemed by the parties to be (and the accountants will confirm in writing that they will treat such information as) the private, proprietary and confidential property of such Person, and no Person other than such Person and the accountants shall be entitled thereto and all such materials shall be returned to such Person. Such accounting firm shall be requested to make its determination within thirty (30) days of the Guarantor's or the Lessee's request for verifications and the computations of the accounting firm shall be final, binding and conclusive upon the Guarantor, the Lessee and such Tax Indemnitee absent manifest error. The parties agree that the sole responsibility of the independent public accounting firm shall be to verify the amount of a payment pursuant to the Operative Documents and that matters of interpretation of the Operative Documents are not within the scope of the independent accounting firm's responsibilities.

                  (g) Tax Ownership. Each Tax Indemnitee represents and warrants that except as actually required by law it will (i) not claim ownership of (or any tax benefits, including depreciation, with respect to) the Property for any income tax purposes, it being understood that the Lessee is and will remain the owner of the Property leased under the Master Lease for such income tax purposes and (ii) treat all Notes and all portions of the Equity Investment as Indebtedness of the Lessee for federal income tax purposes; provided that this sentence shall not preclude the Lessor from claiming ownership of, and any tax benefits with respect to, the Property for periods beginning after (x) the Property has been returned to the Lessor pursuant to the Lessee's exercise of the Remarketing Option or (y) the Lessor has exercised remedies under

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Section 17.3 of the Master Lease and foreclosed or otherwise sold the Property pursuant to such exercise. If, notwithstanding the income tax intentions of the parties as set forth herein, any Tax Indemnitee actually receives any income tax deductions, reductions in income tax or other income tax benefits (collectively, "Income Tax Savings") as a result of any claim for, or recharacterization requiring such party to take, any tax benefits attributable to ownership of the Property for income tax purposes, such Tax Indemnitee shall pay to the Guarantor, together with an amount equal to any reduced Taxes payable by such Tax Indemnitee as a result of such payment, the amount of such Income Tax Savings actually realized by such Tax Indemnitee (less the amount of any anticipated increase in income tax which is payable as a result of such claim or recharacterization), provided that the Guarantor and the Lessee shall agree to reimburse such Tax Indemnitee for any subsequent increase in such Tax Indemnitee's income taxes resulting from such claim or recharacterization not taken into account in the payment made to the Guarantor, up to the net amount paid to the Guarantor by each Tax Indemnitee and provided further, that no Lease Default or Lease Event of Default shall have occurred and be continuing. The parties agree that this Section 13.4(g) is intended to require a Tax Indemnitee to make a payment to the Guarantor if and only if such Tax Indemnitee shall have actually received any net unanticipated Income Tax Savings with respect to the Property that would not have been received if such Tax Indemnitee had advanced funds to the Lessee under an arrangement properly characterized for federal income tax purposes as a loan secured by the Property in an amount equal to such Tax Indemnitee's portion of the Outstanding Lease Balance. Nothing in this
Section 13.4(g) shall be construed to require any Tax Indemnitee to take any affirmative action to realize any Income Tax Savings if in its sole discretion, exercised in good faith, such action may have a material adverse effect on such Tax Indemnitee (including as a result of such position being or being viewed as materially inconsistent with any other tax position claimed by such Tax Indemnitee for the relevant period or periods).

         Section 13.5 Indemnity Payments in Addition to Master Lease Obligations. Each of the Lessee and the Guarantor acknowledges and agrees that the obligations of the Lessee and the Guarantor to make indemnity payments under this Article XIII are separate from, in addition to, and do not reduce (i) the Lessee's obligations under the Master Lease and (ii) without duplication, the indemnities provided in Article IV hereof.

         Section 13.6 Indemnity Under Construction Agency Agreement. The Lessor hereby acknowledges and agrees for the benefit of the other Lessor Parties that to the extent the Lessor is indemnified by any Lessee Party pursuant to Section
8.1 of the Construction Agency Agreement, the rights and benefits of the Lessor derived pursuant to any such indemnification shall pass through to, and be for the benefit of, any Lessor Party otherwise entitled to such indemnification pursuant to this Article XIII.

                                  ARTICLE XIV

                             AGENT; PLEDGED PROPERTY

         Section 14.1 Appointment and Duties of the Agent.

                  (a) The Lessor Parties (excluding the Agent) hereby designate and appoint KeyBank to act as the Agent under the Operative Documents, and such parties hereby authorize

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the Agent to take such actions on their behalf under the provisions of the
Operative Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of the Operative Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in the Operative Documents, the Agent shall not have any duties or responsibilities, except those expressly set forth herein or in the other Operative Documents, or any fiduciary relationship with the other Lessor Parties and no implied covenants, functions or responsibilities shall be read into the Operative Documents, or otherwise exist against the Agent. The Agent shall not be liable for any action taken or omitted to be taken by it hereunder or under any other Operative Document, or in connection herewith or therewith, unless caused by its gross negligence or willful misconduct.

                  (b) The Agent shall not exercise any rights or remedies under any of the Operative Documents or give any consent or approve as satisfactory to it any matters requiring such approval under any of the Operative Documents or enter into any agreement amending, modifying, supplementing or waiving any provision of any Operative Document unless it shall have been directed to do so in writing by the requisite percentages required under the Operative Documents or, in the absence of an express provision, by the Consenting Parties. The Lessor and the Guarantor shall be entitled to assume, and rely on such assumption, that the Agent will be in compliance with the preceding sentence at all times during which this Participation Agreement and the other Operative Documents are in effect.

                  (c) The Agent will prepare continuation statements for the Financing Statements and the Precautionary Financing Statements. The costs of such continuation statements shall be paid by the Guarantor.

                  (d) The Agent shall promptly notify the other Lessor Parties of any communication it receives from a Lessee Party, and shall promptly provide the other Lessor Parties with copies of any documents it receives from a Lessee Party relating to the Overall Transactions.

         Section 14.2 Rights of the Agent.

                  (a) The Agent may execute any of its duties pursuant to the Operative Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties.

                  (b) Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall (i) be liable for any action lawfully taken or omitted to be taken by it under or in connection with any Operative Document or this Participation Agreement except for its gross negligence or willful misconduct, or (ii) be responsible in any manner to any Transaction Party for any recitals, statements, representations or warranties made by the Lessee or the Guarantor or any representative thereof contained in any Operative Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent or in connection with, any Operative Document or this Participation Agreement or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of the Operative Documents or this Participation Agreement or for any failure of the Guarantor or the Lessee to

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
perform their obligations thereunder. The Agent shall not be under any obligation to any Transaction Party to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, any Operative Document or this Participation Agreement, or to inspect the properties, books or records of the Lessee or the Guarantor.

                  (c) The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent. In connection with any request of a Transaction Party, the Agent shall be fully justified in failing or refusing to take action under any Operative Document or this Participation Agreement (i) if such action would, in the reasonable opinion of the Agent, be contrary to law or the terms of this Participation Agreement or the other Operative Documents, (ii) if such action is not specifically provided for in such Operative Document or this Participation Agreement and it shall not have received the consent or concurrence it deems appropriate or, (iii) if, in connection with taking of any such action that would constitute an exercise of remedies under such Operative Document or this Participation Agreement, it shall not first be indemnified to its satisfaction against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under any Operative Document or this Participation Agreement in accordance with any such request, and such request and any action taken or failure to act pursuant thereto shall be binding upon the other Transaction Parties.

                  (d) The Agent shall not be deemed to have actual, constructive, direct or indirect knowledge or notice of the occurrence of any Lease Event of Default unless and until it has received a written notice or a certificate from a Transaction Party stating that a Lease Event of Default has occurred under the Operative Documents. The Agent shall have no obligation whatsoever either prior to or after receiving such notice or certificate to inquire whether a Lease Event of Default has in fact occurred and shall be entitled to rely conclusively, and shall be fully protected in so relying, on any such notice or certificates furnished to it. No provision of this Participation Agreement or any other Operative Document shall require the Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or under any Operative Document or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                  (e) To the extent that such expenses shall not be reimbursed by the Lessee or the Guarantor where so required by the terms of the Operative Documents, the Agent shall be entitled to reimbursement from the other Lessor Parties (other than the Note Purchaser, the Conduit Agent and the Program Administrator) for reasonable out-of-pocket expenses, including the reasonable fees and expenses of its counsel (and any local counsel) and of any experts and agents, which the Agent may reasonably incur in connection with (i) the administration of this Participation Agreement and the other Operative Documents, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, the Property or the Related Security, or (iii) the exercise or enforcement (whether through negotiations, legal proceedings or otherwise)

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of any of the rights of the Agent or the other Transaction Parties hereunder or under the other Operative Documents.

                  (f) Notwithstanding any provision herein or in any other Operative Document to the contrary, with the exception of Section 14.2(b), the Agent shall not be entitled to any payment or collection from any other Lessor Parties, but for all fees, expenses and indemnities irrevocably agrees to look solely and exclusively to the Lessee and the Guarantor.

         Section 14.3 Lack of Reliance on the Agent. Each of the Transaction Parties represents to the Agent that it has, independently and without reliance upon the Agent and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into the transactions contemplated by the Operative Documents. Each such party also represents that it will, independently and without reliance upon the Agent, and based on such documents and information as it shall deem appropriate at the time continue to make its own credit decisions with respect to this Participation Agreement or any of the other Operative Documents.

         Section 14.4 Resignation of the Agent. The Agent may resign as Agent upon thirty (30) days' notice to the Transaction Parties, with any such resignation to become effective only upon the appointment of a successor Agent hereunder. If the Agent shall resign as Agent, the Note Purchaser shall appoint a successor Agent, subject to the consent of the Guarantor if no Lease Event of Default exists (which consent shall not be unreasonably withheld) and the consent of the Liquidity Banks. If no successor Agent shall have been so appointed within thirty (30) days, the resigning Agent or any Lessor Party may petition any court of competent jurisdiction for the appointment of a new Agent. Upon the appointment of a successor agent pursuant to this Section 14.4, such successor agent shall succeed to the rights, powers and duties of the "Agent," and the term "Agent" shall mean such successor agent, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any other Lessor Parties. After any retiring Agent's resignation hereunder as Agent, the provisions of this Participation Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.

         Section 14.5 Successor Agent by Merger. If the Agent consolidates with, merges or converts into, or transfers substantially all of its assets to another corporation, the resulting, surviving or transferee corporation, without any further action, shall be the successor Agent.

         Section 14.6 Eligibility of the Agent The Agent shall at all times have a combined capital and surplus of at least $100,000,000 (or a combined capital and surplus in excess of $50,000,000 and the obligations of which, whether or not in existence or hereafter incurred, are fully and unconditionally guaranteed by a corporation organized and doing business under the laws of the United States, any state or territory thereof or the District of Columbia that has a combined capital and surplus of at least $100,000,000). If such corporation publishes reports of condition at least annually, pursuant to law or to requirements of Federal, State, Territorial or District of Columbia supervising or examining authority, then for the purposes of this Section 14.6, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of conditions so published. The Agent shall not be an Affiliate of the Guarantor or the Lessee.

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
         Section 14.7 Collection of Payments Notwithstanding anything in this Participation Agreement, the Master Lease or the other Operative Documents to the contrary, all payments under this Participation Agreement, the Master Lease or under the other Operative Documents, including but not limited to, payments of Basic Rent, Supplemental Rent, Purchase Option Price, Remarketing Proceeds or Maximum Recourse Amount by the Lessee or the Guarantor under this Participation Agreement, the Master Lease or the other Operative Documents shall be made directly to the Agent and not the Lessor. The Agent shall immediately remit such amounts in accordance with the terms of Article XI of this Participation Agreement or, to the extent such funds cannot be remitted immediately, shall deposit such funds into an Eligible Account for distribution as soon as possible in accordance with the terms of Article XI of this Participation Agreement. Unless specifically provided herein or in any other Operative Documents that such payment is to be made directly to a particular Lessor Party or any other Person, upon payment by the Lessee (or the Guarantor) to the Agent of an amount required to be paid under the Operative Documents, the Lessee (or the Guarantor) shall be deemed to have satisfied its obligation with respect to such payment and neither the Lessee nor the Guarantor shall have any liability or responsibility for the Agent's failure or delay in remitting such amount to the Person or Persons entitled thereto.

         Section 14.8 Pledged Property

                  (a) Grant of Security Interest in Pledged Property. In furtherance and not in limitation of any provisions of the Conveyance Instruments, the Lessor does hereby grant, bargain, sell, convey, mortgage, assign, transfer and warrant to the Agent under the Operative Documents for the benefit of the Lessor Parties (other than the Lessor), as their respective interests may appear, a continuing first security interest in and to all right, title and interest of the Lessor not otherwise conveyed to the Agent pursuant to the Conveyance Instruments executed by the Lessor in favor of the Agent for the benefit of the Lessor Parties (other than the Lessor), whether now owned, or hereafter acquired, in and to the Collateral, including, without limitation, all right, title and interest in and to any accounts maintained from time to time by the Agent in which the proceeds of any payments made to or for the account of the Lessor may be deposited from time to time (such property, rights and interests being hereinafter collectively called the "Pledged Property") to secure the repayment of the Secured Obligations

                  (b) Duty of Care. The Agent shall exercise reasonable care in the custody and preservation of Pledged Property in its actual possession. At any time and from time to time, the Agent may at its option file in any jurisdiction, at the expense of the Guarantor, one or more financing, continuation and similar statements, and any amendments thereto, with or (to the extent permitted by Applicable Law) without the signature of the Lessor or the Guarantor, as the case may be, covering any or all of the Pledged Property. Each of the Lessor and the Guarantor hereby agrees to join with the Agent at the Agent's request in executing any such statements and amendments.

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                                   ARTICLE XV

                                  MISCELLANEOUS

         Section 15.1 Survival of Agreements. The representations, warranties, covenants, indemnities and agreements of the parties provided for in the Operative Documents, and the parties' obligations under any and all thereof, shall survive the execution and delivery of this Participation Agreement, the transfer of the Property to the Lessor, the construction of the Improvements and any disposition of any interest of the Lessor in the Property and shall be and continue in effect notwithstanding any investigation made by any party and the fact that any party may waive compliance with any of the other terms, provisions or conditions of any of the Operative Documents. The indemnities of the parties provided for in the Operative Documents shall survive the termination of any Operative Documents.

         Section 15.2 No Broker, etc. Each of the parties hereto represents to the others that it has not retained or employed any broker, finder or financial adviser to act on its behalf in connection with this Participation Agreement or the transactions contemplated herein, nor has it authorized any broker, finder or financial adviser retained or employed by any other Person so to act. Any party who is in breach of this representation shall indemnify and hold the other parties harmless from and against any liability arising out of such breach of this representation.

         Section 15.3 Notices. Except as otherwise provided herein, all notices, requests, demands, consents, instructions or other communications to or upon any Transaction Party under this Participation Agreement or the other Operative Documents shall be in writing and faxed, mailed or delivered, if to such Person, at its respective facsimile number or address set forth on Schedule I hereto specified beneath the heading "Address for Notices" under the name of such Transaction Party (or to such other facsimile number or address for any party as indicated in any notice given by that party to the other parties). All such notices and communications shall be effective (a) when sent by Federal Express or other overnight service of recognized standing, on the Business Day following the deposit with such service; (b) when mailed, first class postage prepaid and addressed as aforesaid through the United States Postal Service, upon receipt;
(c) when delivered by hand, upon delivery; and (d) when faxed, upon confirmation of receipt; provided, however, that any Funding Notice, Early Termination Notice, Purchase Notice or Remarketing Notice shall not be effective until received by the Lessor or the Agent. Each Funding Notice, Early Termination Notice, Purchase Notice and Remarketing Notice shall be given by the Lessee to the Agent's office located at its address referred to above during its normal business hours; provided, however, that any such notice received by the Agent on any Business Day after the time specified in the applicable Operative Document for the giving of such notice (or, if no such time is specified, after 2:00 p.m.) shall be deemed received by the Agent on the next Business Day. In any case where this Participation Agreement authorizes notices, requests, demands or other communications by the Lessee or the Guarantor to any Lessor Party to be made by telephone or facsimile, any Lessor Party may conclusively presume that anyone purporting to be a person designated in any incumbency certificate or other similar document received by such Lessor Party is such a person.

         Section 15.4 Counterparts. This Participation Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an

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
original, but all such counterparts shall together constitute but one and the same instrument. Delivery of an executed signature page hereto by facsimile or other electronic means shall be equally effective as delivery of an original signature page.

         Section 15.5 Amendments. Except as otherwise provided pursuant to
Section 11.1 hereof, any term, covenant, agreement or condition of this Participation Agreement or any other Operative Document may be amended or waived if such amendment or waiver is in writing and is signed by the Lessor, the Lessee, the Guarantor (if the Guarantor is a party to such Operative Document) and the Consenting Parties; provided, however that:

                  (a) any amendment, waiver or consent which (i) increases the Aggregate Commitment Amount or the Aggregate Note Purchase Commitment, (ii) extends the Maturity Date, (iii) reduces the amount of Basic Rent or any other amounts to be paid by the Lessee under the Master Lease or any other Operative Documents or any fees or other amounts payable for the account of the Lessor Parties hereunder or thereunder, (iv) postpones any date scheduled for any payment of Basic Rent or any other amounts or any fees or other amounts payable for the account of the Lessor Parties hereunder or thereunder, (v) amends
Article XI or this Section 15.5, (vi) amends the definition of "Consenting Parties", (vii) releases the Lessor's interest in any material part of the Property, (viii) releases the Lessee from its indemnity obligations under the Operative Documents, or (ix) releases the Guarantor from its obligations under the Guaranty, must be in writing and signed or approved in writing by all of the Lessor Parties;

                  (b) any amendment, waiver or consent which increases or decreases the Commitment of any Lessor Party must be in writing and signed by such Lessor Party;

                  (c) any amendment, waiver or consent which affects the rights or obligations of the Agent or any Liquidity Bank must be in writing and signed by the Agent or such Liquidity Bank, as applicable;

                  (d) any amendment, waiver or consent which affects the rights or obligations of the Note Purchaser must be in writing and signed by the Note Purchaser; and

                  (e) any amendment, waiver or consent which terminates this Participation Agreement or any other Operative Document (except upon payment in full of the Outstanding Lease Balance and all other Obligations or the effective exercise and consummation of the Remarketing Option with respect to the Property in accordance with Article XVIII of the Master Lease and payment in full of all amounts due in accordance therewith), must be in writing and signed by each Transaction Party.

         Section 15.6 Headings, etc. The Table of Contents and headings of the various Articles and Sections of this Participation Agreement are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof.

         Section 15.7 Parties in Interest. Except as expressly provided herein, none of the provisions of this Participation Agreement is intended for the benefit of any Person except the Transaction Parties. Neither the Lessee nor the Guarantor shall assign or transfer any of its rights or obligations under the Operative Documents without the prior written consent of the Transaction Parties. Except as provided in Section 12.1, the Lessor shall not assign or transfer any of its rights or obligations under the Operative Documents without the prior written consent of the Consenting Parties and, so long as no Lease Default or Lease Event of Default shall have occurred and be continuing, the Guarantor (which consent, in each case, shall not be unreasonably withheld).

         Section 15.8 Governing Law. THIS PARTICIPATION AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY THE LAW OF THE STATE OF CALIFORNIA (EXCLUDING ANY CONFLICT-OF-LAW OR CHOICE-OF-LAW RULES WHICH MIGHT LEAD TO THE APPLICATION OF THE INTERNAL LAWS OF ANY OTHER JURISDICTION) AS TO ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

         Section 15.9 Severability. Any provision of this Participation Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         Section 15.10 Liability Limited. None of the Lessor Parties shall have any obligation to any other party hereto with respect to transactions contemplated by the Operative Documents, except those obligations of such Person expressly set forth in the Operative Documents or except as set forth in the instruments delivered in connection therewith, and none of the Lessor Parties shall be liable for performance by any other party hereto of such other party's obligations under the Operative Documents except as otherwise so set forth.

         Section 15.11 Further Assurances. The parties hereto shall promptly cause to be taken, executed, acknowledged or delivered, at the sole expense of the Lessee and the Guarantor, all such further acts, conveyances, documents and assurances as the other parties may from time to time reasonably request in order to carry out and preserve the security interests and liens (and the priority thereof) intended to be created pursuant to this Participation Agreement, the other Operative Documents, and the transactions thereunder (including the preparation, execution and filing of any and all Uniform Commercial Code financing statements and other filings or registrations which the parties hereto may from time to time request to be filed or effected). The Lessee and the Guarantor, upon the written request from any other party to this Participation Agreement, shall take such action as may be necessary (including any action specified in the preceding sentence), as so requested, in order to maintain and protect all security interests provided for hereunder or under any other Operative Document. Expenses relating to any action to be taken by the Guarantor or the Lessee pursuant to the preceding sentence shall be the responsibility of the Guarantor and the Lessee; provided, however, that expenses relating to any such action with respect to any Lessor Lien shall be paid (or be promptly reimbursed to the Guarantor or the Lessee, as applicable) by the party requesting such action.

         Section 15.12 Submission to Jurisdiction. The Lessee and the Guarantor hereby submits to the nonexclusive jurisdiction of the United States District Court for the Northern District of California for purposes of all legal proceedings arising out of or relating to the Operative Documents or the transactions contemplated hereby. The Lessee and the Guarantor each irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

         Section 15.13 Waiver of Jury Trial. THE PARTIES HERETO VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS PARTICIPATION AGREEMENT OR ANY OTHER OPERATIVE DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY OF THE PARTIES HERETO. THE PARTIES HERETO HEREBY AGREE THAT THEY WILL NOT SEEK TO CONSOLIDATE ANY SUCH LITIGATION WITH ANY OTHER LITIGATION IN WHICH A JURY TRIAL HAS NOT OR CANNOT BE WAIVED. THE PROVISIONS OF THIS SECTION 15.13 HAVE BEEN FULLY NEGOTIATED BY THE PARTIES HERETO AND SHALL BE SUBJECT TO NO EXCEPTIONS. EACH OF THE LESSEE AND THE GUARANTOR ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER OPERATIVE DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LESSOR PARTIES ENTERING INTO THIS PARTICIPATION AGREEMENT AND EACH SUCH OTHER OPERATIVE DOCUMENT.

         Section 15.14 No Bankruptcy Petition Against the Note Purchaser. Each Transaction Party hereby covenants and agrees, on behalf of itself and each of its Affiliates, with the Note Purchaser that, prior to the date which is one year and one day after the payment in full of all commercial paper or other Indebtedness issued by the Note Purchaser, it will not institute against, or join any other Person in instituting against, the Note Purchaser any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceedings under the law of the United States or any state of the United States.

         Section 15.15 Limited Recourse to the Note Purchaser and the Lessor.

                  (a) Notwithstanding anything to the contrary contained in this Participation Agreement or any other Operative Document, the obligations of the Note Purchaser under this Participation Agreement and the other Operative Documents are solely the corporate obligations of the Note Purchaser and, with respect to claims made by any other Lessor Party, shall be payable solely to the extent of funds or property received from the Lessee and/or the Guarantor in accordance with this Participation Agreement and the other Operative Documents; provided, however, that the foregoing obligations shall constitute a claim (as defined in Section 101 of the Bankruptcy Code) upon the Note Purchaser only to the extent of such funds or property actually received by the Note Purchaser and not required to repay Commercial Paper. No recourse shall be had for the payment of any amount owing hereunder or any other obligation or claim arising out of or based upon this Participation Agreement or any other Operative Document against any present or former stockholder, manager, member, employee or officer of the Note Purchaser or, unless such obligation or claim arises from the gross negligence or willful misconduct of the Note Purchaser, in such capacity or any employee, officer or director thereof; provided, however, that the foregoing shall not relieve any such person or entity from any liability they might otherwise have as a result of fraudulent actions or omissions taken by them.

                  (b) Notwithstanding anything to the contrary contained in this Participation Agreement or any other Operative Document, the obligations of the Lessor under this Participation Agreement and the other Operative Documents (including, without limitation, the Notes) are solely the corporate obligations of the Lessor and, with respect to claims made by any other Lessor Party, shall be payable solely to the extent of funds or property received from the Lessee and/or the Guarantor in accordance with this Participation Agreement and the other Operative Documents or advanced or to be advanced pursuant to the Equity Investment; provided, however, that the foregoing obligations shall constitute a claim (as defined in Section 101 of the Bankruptcy Code) upon the Lessor only to the extent of such funds or property actually received by the Lessor and not required to repay Notes. No recourse shall be had for the payment of any amount owing hereunder or any other obligation or claim arising out of or based upon this Participation Agreement or any other Operative Document against any present or former stockholder, manager, member, employee or officer of the Lessor or, unless such obligation or claim arises from the gross negligence or willful misconduct of the Lessor, in such capacity or any employee, officer or director thereof; provided, however, that the foregoing shall not relieve any such person or entity from any liability they might otherwise have as a result of fraudulent actions or omissions taken by them.

                  (c) Each Transaction Party agrees that neither the Program Administrator nor the Conduit Agent shall have any liability hereunder as the Program Administrator or the Conduit Agent, as the case may be, for the Note Purchaser or otherwise following its ceasing to act as Program Administrator or the Conduit Agent for the Note Purchaser.

         Section 15.16 Confidentiality. No Lessor Party shall disclose to any Person any information with respect to the Guarantor or the Lessee which is furnished pursuant to this Participation Agreement or under any other Operative Document, except that any Lessor Party may disclose any such information (a) to its own directors, officers, employees, auditors, counsel and other advisors and to its Affiliates; (b) to any other Lessor Party; (c) which is otherwise available to the public; (d) if required or appropriate in any report, statement or testimony submitted to any Governmental Authority having or claiming to have jurisdiction over such Lessor Party; (e) if required in response to any summons or subpoena; (f) in connection with any litigation relating to the Operative Documents or the transactions contemplated thereby; (g) to comply with any Requirement of Law applicable to such Lessor Party; (h) to any assignee, participant or any prospective assignee or participant, provided that such Person agrees to be bound by this Section 15.16; or (i) otherwise with the prior consent of the Guarantor or the Lessee; provided, however, that any disclosure made in violation of this Participation Agreement shall not affect the obligations of the Guarantor or the Lessee under this Participation Agreement and the other Operative Documents.

         Section 15.17 Request for Extension of Expiration Date; Replacement of Non-Consenting Liquidity Banks.

                  (a) If, eight (8) months prior to the Maturity Date, the Maturity Date is still scheduled to occur six (6) months after the then current Expiration Date as set forth in the

Liquidity Agreement, the Lessee shall, not later than the date occurring seven
(7) months prior to the Maturity Date, request that the Liquidity Banks extend the then scheduled Expiration Date to the Maturity Date. In addition, if the Lessee has exercised the Renewal Option pursuant to Section 18.2 of the Master Lease, the Lessee shall also request (in a manner provided in Section 18.2 of the Master Lease) that the Liquidity Banks extend the then scheduled Expiration Date to the new Maturity Date. (For purposes of this Section 15.17, each such request shall constitute a "Expiration Date Extension Request".) Pursuant to
Section 3.11 of the Liquidity Agreement, each Liquidity Bank may grant or deny its consent to such Expiration Date Extension Request in its sole discretion. Notwithstanding the foregoing, if the Lessee has exercised the Purchase Option and the purchase of the Property is scheduled to close on or before the Expiration Date, the Lessee shall not be required to make an Expiration Date Extension Request.

                  (b) If one or more Liquidity Banks denies the Lessee's Expiration Date Extension Request, then the Lessee may give notice in writing to such Liquidity Bank(s), the Note Purchaser, the Conduit Agent and the Agent of its intention to replace such Liquidity Bank(s) on or prior to the then scheduled Expiration Date with an Eligible Assignee designated in such notice. Any replacement of a Liquidity Bank pursuant to the foregoing provisions must be acceptable to the Note Purchaser and the Conduit Agent in their sole discretion (including, without limitation, for rating agency concerns).

                  (c) The Note Purchaser and the Conduit Agent shall, in the exercise of their sole discretion and within thirty (30) days of its receipt of any such notice with respect to one or more of the Liquidity Banks, notify the Lessee and such Liquidity Bank(s) whether the designated Eligible Assignee is satisfactory to the Note Purchaser and the Conduit Agent; and, if either shall fail to give such a notice, the request shall be deemed rejected.

                  (d) Upon approval of the designated Eligible Assignee as aforesaid, the Affected Party shall assign its rights and obligations under the Operative Documents to such Eligible Assignee on or prior to the then scheduled Expiration Date.

                  (e) In the event the Note Purchaser and the Conduit Agent does not approve the replacement of such Liquidity Bank(s) with the designated Eligible Assignee, the Lessee shall have the option to (i) designate another Eligible Assignee pursuant to Sections 4.7(a) and 4.7(b) above or (ii) if it is unable to find another Eligible Assignee, the Lessee shall purchase Notes from the Note Purchaser in a principal amount, which in relation to the then outstanding principal amount of the Notes, is equal to the amount in dollars of the Percentage provided by such Liquidity Bank(s) pursuant to the Asset Purchase Agreement, whereupon such Liquidity Bank(s) shall cease to be parties to the Liquidity Documentation and the Expiration Date approved by the remaining Liquidity Banks shall become effective.

                  (f) In addition, if eight (8) months prior to the Maturity Date, the stated maturity date of the Notes is still scheduled to occur six (6) months prior to the Maturity Date, the Lessee on behalf of the Lessor shall, not later than the date occurring seven (7) months prior to the Maturity Date, request that the holder or holders of the Notes extend the then stated maturity date of the Notes to the Maturity Date. In the event the holder or holders of the Notes elect not to extend such stated maturity date in such holder's or holders' sole discretion, the Lessee (without prejudice to its ability to exercise the Remarketing Option) shall purchase the Notes from such holder or holders on or prior to such stated maturity date for an amount equal to the outstanding balance of such Notes without recourse or representation or warranties of any kind.

                  (g) As a condition precedent to any extension of the Expiration Date or any extension of the stated maturity date of the Notes, the Letter of Credit Issuer shall extend the expiry date of the Letter of Credit so that it is conterminous with such new Expiration Date or new maturity date of the Notes, as applicable.

         Section 15.18 Tax Representation; Tax Forms.

                  (a) Each Lessor Party represents that, except for any withholding of U.S. federal income tax which results from the adoption of or a change in applicable law, regulation or, in each case, the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) (including any statute, treaty, ruling or regulation by a governmental, judicial or taxing authority), with respect to Indebtedness of the Lessee or any other party to the Operative Documents for federal income tax purposes (and assuming that the payments of (x) Basic Rent and (y) Purchase Option Price, Outstanding Lease Balance or Maximum Recourse Amount, as the case may be, are treated for federal income tax purposes as payments of interest and principal, respectively), such Lessor Party is entitled to receive any payments to be made to it by the Lessee or any other party to the Operative Documents without the withholding of any U.S. federal income tax and will furnish to the Agent upon the request of the Lessee such certifications, statements and other documents as are reasonably requested by the Lessee to evidence such Lessor Party's exemption from the withholding of any U.S. federal income tax or to enable the Lessee to comply with any applicable laws or regulations relating thereto.

                  (b) Without limiting the effect of the foregoing Section 15.18(a), if any Lessor Party is not created or organized under the laws of the United States or any state or political subdivision thereof, such Lessor Party will furnish to the Agent upon the request of the Lessee, to the extent required for U.S. federal income tax purposes, Internal Revenue Service Form W-8 BEN or Form W-8 ECI or any subsequent versions of such forms or successors thereto as evidence of such Lessor Party's complete exemption from the withholding of U.S. federal income tax with respect to indebtedness of the Lessee for federal income tax purposes. Such forms shall be delivered by such Lessor Party (i) on or before the date such Lessor Party becomes a party to any of the Operative Documents and promptly before the expiration, obsolescence or invalidity of any form previously delivered by such Lessor Party and (ii) before or promptly after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Lessee pursuant to this Section 15.18, unless, in the case of either clause (i) or (ii), as a result of the adoption of or a change in applicable law, regulation or, in each case, the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) (including any statute, treaty, ruling or regulation by a governmental, judicial or taxing authority), such Lessor Party is not entitled to provide such a form. The Agent and the Lessee shall be entitled to rely on such forms in its possession until receipt of any revised or successor form pursuant to the preceding sentence.

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
                  (c) For any period with respect to which any Lessor Party is required under subsection (a) or (b) above to furnish the Agent with the appropriate forms described in such subsections but has failed to do so (other than if such failure is due to the adoption of or a change in applicable law as described in subsection (a) or (b) above), such Lessor Party shall not be entitled to any indemnification with respect to Impositions under Section 13.4 hereof, additional payments with respect to increased costs under Section 4.4 hereof, or additional payments with respect to Other Taxes under Section 4.6 hereof to the extent that such Impositions, increased costs or Other Taxes are imposed as a result of such failure.

                            [Signature Page Follows]

                  IN WITNESS WHEREOF, the parties hereto have caused this Participation Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                    ELECTRONIC ARTS REDWOOD, INC.,
                                    as the Lessee

                                    By: ________________________________________
                                    Name:  Khuyen Dang
                                    Title: Chief Financial Officer

                                    ELECTRONIC ARTS REDWOOD, INC.,
                                    as the Construction Agent

                                    By: ________________________________________
                                    Name:  Khuyen Dang
                                    Title: Chief Financial Officer

                                    ELECTRONIC ARTS, INC.,
                                    as the Guarantor

                                    By: ________________________________________
                                    Name:  David L. Carbone
                                    Title: Vice President - Finance

                                    SELCO SERVICE CORPORATION, doing
                                    business in California as Ohio SELCO Service
                                    Corporation, as the Lessor

                                    By: ________________________________________
                                    Name:  Donald Davis
                                    Title: Vice President

                                    VICTORY RECEIVABLES CORPORATION,
                                    as the Note Purchaser

                                    By: ________________________________________
                                    Name:  Rosa Oliveri
                                    Title: Vice President

                                    KEYBANK NATIONAL ASSOCIATION,
                                    as the Letter of Credit Issuer

                                    By: ________________________________________
                                    Name:  Mary K. Young
                                    Title: Vice President

                                    KEYBANK NATIONAL ASSOCIATION,
                                    as the Agent

                                    By: ________________________________________
                                    Name:  Mary K. Young
                                    Title: Vice President

                                    THE BANK OF TOKYO-MITSUBISHI, LTD.,
                                    NEW YORK BRANCH, as the Conduit Agent

                                    By: ________________________________________
                                    Name:  Aditya Reddy
                                    Title: Vice President

                                    KEYBANK NATIONAL ASSOCIATION,
                                    as a Liquidity Bank

                                    By: ________________________________________
                                    Name:  Mary K. Young
                                    Title: Vice President

                                    THE BANK OF NOVA SCOTIA,
                                    as a Liquidity Bank

                                    By: ________________________________________
                                    Name:  Ed Kofman
                                    Title: Director

                                    BARCLAYS BANK PLC,
                                    as a Liquidity Bank

                                    By: ________________________________________
                                    Name:  Marlene Wechselblatt
                                    Title: Vice President

                                    BNP PARIBAS,
                                    as a Liquidity Bank

                                    By: ________________________________________
                                        Name:
                                        Title:

                                    By: ________________________________________
                                        Name:
                                        Title:

Appendix A        Definitions and Interpretation

Schedule I        Contacts, Addresses and Wire Accounts Information

Schedule II       Disclosure Schedule of the Lessee and the Guarantor

Exhibit A         Legal Description of the Land

Exhibit B-1       Form of Initial Funding Notice

Exhibit B-2       Form of Interim Construction Period Funding Notice

Exhibit B-3       Form of Final Construction Period Funding Notice

Exhibit C         Form of Master Lease

Exhibit D         Form of Construction Agency Agreement

Exhibit E         Form of Guaranty

Exhibit F         Form of Environmental Indemnity Agreement

Exhibit G         Form of Memorandum of Lease

Exhibit H         Form of Precautionary Deed of Trust

Exhibit I         Form of Deed of Trust

Exhibit J         Form of Opinion of Counsel to Lessee and Guarantor

Exhibit K         Form of Assignment of Construction Agreements

Exhibit L         Form of Certificate of Responsible Officer - Lessee

Exhibit M         Form of Certificate of Responsible Officer - Guarantor

Exhibit N         Form of Administration Agreement

Exhibit O         Form of Reimbursement Agreement

                                TABLE OF CONTENTS

                                                                                            PAGE
ARTICLE I      DEFINITIONS; INTERPRETATION.................................................   2

   Section 1.1   Definitions; Interpretation...............................................   2

ARTICLE II     DOCUMENTATION DATE; FUNDING DATES...........................................   3

   Section 2.1   Documentation Date........................................................   3

   Section 2.2   Funding Dates.............................................................   3

ARTICLE III    ISSUANCE OF NOTES AND FUNDING OF THE EQUITY INVESTMENT;
               PURCHASES OF NOTES; APPLICATION OF PROCEEDS OF NOTES
               AND THE EQUITY INVESTMENT...................................................   4

  Section 3.1    Commitment of the Lessor to Issue Notes...................................   4

  Section 3.2    Commitment of the Lessor to Fund the Equity Investment....................   5

  Section 3.3    Commitment to Make Note Purchases.........................................   5

  Section 3.4    Commitment to Fund the Equity Investment..................................   5

  Section 3.5    Notice Procedures with respect to the Funding of Advances under
                 the Notes and the Equity Investment.......................................   5

  Section 3.6    Use of Proceeds of Notes and Equity Investment............................   7

  Section 3.7    Commitment of the Liquidity Banks and Letter of Credit Issuer.............   7

ARTICLE IV     CALCULATION OF BASIC RENT AND SUPPLEMENTAL RENT;
               DETERMINATION OF NOTE RATE; BREAKAGE EXPENSES, INCREASED
               COSTS, ETC.; TAXES; FEES....................................................   7

  Section 4.1    Rent......................................................................   7

  Section 4.2    Calculation of Basic Rent.................................................   8

  Section 4.3    Breakage Expenses; Yield Maintenance Premium..............................  10

  Section 4.4    Increased Costs, etc......................................................  10

  Section 4.5    Change of Circumstances...................................................  11

  Section 4.6    Taxes.....................................................................  12

  Section 4.7    Replacement of Affected Parties...........................................  13

  Section 4.8    Fees......................................................................  14

  Section 4.9    Calculation of Interest and Fees..........................................  14

ARTICLE V      CERTAIN INTENTIONS OF THE PARTIES...........................................  15

  Section 5.1    Nature of Transaction.....................................................  15

  Section 5.2    Amounts Due Under the Master Lease........................................  16

  Section 5.3    Allocation of Payment Obligations; Payment to Agent.......................  16

ARTICLE VI     CONDITIONS PRECEDENT TO FUNDING DATES.......................................  17

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                            PAGE
  Section 6.1    Conditions Precedent to the Initial Funding Date..........................  17

  Section 6.2    Conditions Precedent to all Interim Construction Period Funding
                 Dates (Except the Final Construction Period Funding Date).................  22

  Section 6.3    Conditions Precedent to Final Construction Period Funding Date............  23

  Section 6.4    Conditions Precedent to all Base Lease Term Funding Dates.................  25

  Section 6.5    Closing...................................................................  26

ARTICLE VII    REPRESENTATIONS.............................................................  26

  Section 7.1    Representations and Warranties of the Lessee and the
                 Guarantor.................................................................  26

  Section 7.2    Representations and Warranties of the Guarantor and
                 the Lessee as of each Funding Date after the Initial
                 Funding Date..............................................................  34

  Section 7.3    Representations and Warranties of the Note Purchaser......................  34

  Section 7.4    Representations and Warranties of the Lessor..............................  35

  Section 7.5    Representations and Warranties of each Liquidity Bank
                        and the Letter of Credit Issuer....................................  37

ARTICLE VIII   COVENANTS...................................................................  38

  Section 8.1    Affirmative Covenants of Guarantor and Lessee.............................  38

  Section 8.2    Negative Covenants........................................................  43

  Section 8.3    Financial Covenants.......................................................  46

ARTICLE IX     COVENANTS OF THE LESSOR, THE NOTE PURCHASER AND THE
               LIQUIDITY BANKS.............................................................  47

  Section 9.1   General Covenants of the Lessor and the Note
                Purchaser..................................................................  47

  Section 9.2   Specific Covenants of the Lessor...........................................  48

  Section 9.3   Specific Covenant of the Note Purchaser....................................  48

  Section 9.4   Covenants of the Other Lessor Parties......................................  48

  Section 9.5   Notices Under the Note Purchase Agreement and the
                           Liquidity Documentation.........................................  49

ARTICLE X      PAYMENT OF CERTAIN EXPENSES; OPTIONAL APPRAISALS............................  49

  Section 10.1   Transaction Expenses......................................................  49

  Section 10.2   Stamp Taxes...............................................................  49

  Section 10.3   Note Purchase Agreement and Related Obligations...........................  49

  Section 10.4   Optional Appraisals.......................................................  49

ARTICLE XI     APPLICATION OF PAYMENTS.....................................................  50

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                            PAGE
  Section 11.1   Consenting Parties; Voting Rights of Lessor Parties
                 in Connection with Direction of the Agent.................................  50

  Section 11.2   Application of Payments made by the Lessee and
                 Guarantor Pursuant to the Operative Documents prior
                 to the Occurrence and Continuance of any Lease Event
                 of Default................................................................  50

  Section 11.3   Application of Funds Upon the Occurrence and
                 Continuance of any Lease Event of Default.................................  51

  Section 11.4   Casualty, Condemnation or Unwind Proceeds.................................  51

  Section 11.5   Construction of Local Laws................................................  51

ARTICLE XII    ASSIGNMENTS AND TRANSFERS BY LESSOR, LIQUIDITY BANKS AND
               NOTE PURCHASER..............................................................  52

  Section 12.1   Acknowledgment of Grant of Security Interest to the
                 Agent; Assignments........................................................  52

  Section 12.2   Assignments by Note Purchaser, etc........................................  52

  Section 12.3   Disclosure of Information.................................................  52

  Section 12.4   Limitation on Assignment..................................................  52

ARTICLE XIII   INDEMNIFICATION.............................................................  52

  Section 13.1   General Indemnification...................................................  52

  Section 13.2   Environmental Indemnity..................................................   54

  Section 13.3   Proceedings in Respect of Claims..........................................  55

  Section 13.4   General Tax Indemnity.....................................................  57

  Section 13.5   Indemnity Payments in Addition to Master Lease Obligations................  62

  Section 13.6   Indemnity Under Construction Agency Agreement.............................  62

ARTICLE XIV    AGENT; PLEDGED PROPERTY.....................................................  62

  Section 14.1   Appointment and Duties of the Agent.......................................  62

  Section 14.2   Rights of the Agent.......................................................  63

  Section 14.3   Lack of Reliance on the Agent.............................................  65

  Section 14.4   Resignation of the Agent..................................................  65

  Section 14.5   Successor Agent by Merger.................................................  65

  Section 14.6   Eligibility of the Agent..................................................  65

  Section 14.7   Collection of Payments....................................................  66

  Section 14.8   Pledged Property..........................................................  66

ARTICLE XV     MISCELLANEOUS...............................................................  67

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                            PAGE
  Section 15.1   Survival of Agreements....................................................  67

  Section 15.2   No Broker, etc............................................................  67

  Section 15.3   Notices...................................................................  67

  Section 15.4   Counterparts..............................................................  67

  Section 15.5   Amendments................................................................  68

  Section 15.6   Headings, etc.............................................................  68

  Section 15.7   Parties in Interest.......................................................  68

  Section 15.8   Governing Law.............................................................  69

  Section 15.9   Severability..............................................................  69

  Section 15.10  Liability Limited.........................................................  69

  Section 15.11  Further Assurances........................................................  69

  Section 15.12  Submission to Jurisdiction................................................  69

  Section 15.13  Waiver of Jury Trial......................................................  70

  Section 15.14  No Bankruptcy Petition Against the Note Purchaser.........................  70

  Section 15.15  Limited Recourse to the Note Purchaser and the Lessor.....................  70

  Section 15.16  Confidentiality...........................................................  71

  Section 15.17  Request for Extension of Expiration Date; Replacement
                 of Non-Consenting Liquidity Banks.........................................  71

  Section 15.18  Tax Representation; Tax Forms.............................................  73

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
                                                                      Appendix A

                                   APPENDIX A
                                       TO
                             PARTICIPATION AGREEMENT

                         DEFINITIONS AND INTERPRETATION

A. Interpretation. In each Operative Document, unless a clear contrary intention appears:

         (i)      the singular number includes the plural number and vice versa;

         (ii) reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by the Operative Documents, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually;

         (iii)    reference to any gender includes each other gender;

         (iv) reference to any agreement (including any Operative Document), document or instrument means such agreement, document or instrument as amended, supplemented, restated or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms of the other Operative Documents and reference to any promissory note includes any promissory note which is an extension or renewal thereof or a substitute or replacement therefor;

         (v) reference to any Applicable Law means such Applicable Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any section or other provision of any Applicable Law means that provision of such Applicable Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision;

         (vi) reference in any Operative Document to any Article, Section, Appendix, Schedule or Exhibit means such Article or Section thereof or Appendix, Schedule or Exhibit thereto, and reference in any Section or definition contained in any Operative Document to any clause means such clause of such Section or definition;

         (vii) "hereunder", "hereof", "hereto" and words of similar import shall be deemed references to an Operative Document as a whole and not to any particular Article, Section or other provision thereof;

         (viii) "including" (and with correlative meaning "include") means including without limiting the generality of any description preceding such term;

         (ix) relative to the determination of any period of time, "from" means "from and including" and "to" means "to but excluding"; and

                                      APP-1

                                                                      Appendix A

         (x) "now", "currently", "existing" and other words to that effect mean the date on which each respective Operative Document has been executed by all parties thereto.

         B. Accounting Terms and Determinations. Unless otherwise specified in any Operative Document, all accounting terms used therein shall be interpreted, all accounting determinations thereunder shall be made, and all financial statements required to be delivered thereunder shall be prepared in accordance with GAAP, applied on a basis consistent (except for changes concurred in by the Guarantor's independent public accountants) with the most recent audited consolidated financial statements of the Guarantor and its Subsidiaries delivered to the Lessor.

         C. Conflict in Operative Documents. If there is any conflict between any Operative Documents, such Operative Document shall be interpreted and construed, if possible, so as to avoid or minimize such conflict but, to the extent (and only to the extent) of such conflict, the Participation Agreement shall prevail and control.

         D. Legal Representation of the Parties. The Operative Documents were negotiated by the parties with the benefit of legal representation and any rule of construction or interpretation otherwise requiring the Operative Document to be construed or interpreted against any party shall not apply to any construction or interpretation hereof or thereof.

         E. Defined Terms. Unless a clear contrary intention appears, terms defined herein have the respective indicated meanings when used in each Operative Document.

         "Acceleration Event" is defined in the Note Purchase Agreement.

         "Acceptable Condition" is defined in Section 1.1 of the Construction Agency Agreement.

         "Accreted Amount" is defined in Section 3.1(a) of the Participation Agreement.

         "Additional Construction Period Insurance" means the insurance Lessee is required to maintain and/or cause to be maintained during the Construction Period pursuant to Section 2.10 of the Construction Agency Agreement.

         "Administration Agreement" means that certain Administration Agreement, substantially in the form of Exhibit N to the Participation Agreement, as the same may be amended, modified and in effect from time to time.

         "Adverse Environmental Condition" means the occurrence of any Hazardous Condition or any of the matters referred to in the definition of Environmental Claim.

         "Agent" means Key Bank National Association, in such capacity under the Operative Documents, and its permitted successors and assigns.

         "Affected Party" is defined in Section 4.7 of the Participation Agreement.

         "Affiliate" means, as to any Person, any other Person that would be considered an affiliate of such Person under Rule 144(a) of the Rules and Regulations of the Securities and Exchange Commission, as in effect on the date hereof, if such Person were issuing securities, by

                                      APP-2

                                                                      Appendix A

contract or otherwise. Nothing in the foregoing definition shall be interpreted to construe that any of the Lessor Parties is an Affiliate of the Guarantor or Lessee.

         "After Tax Basis" means, with respect to any payment to be received, the amount of such payment increased so that, after deduction of the amount of all taxes required to be paid by the recipient with respect to the receipt by the recipient of such amounts, such increased payment (after such deduction) is equal to the payment otherwise required to be made.

         "Aggregate Commitment Amount" means the sum of the Aggregate Equity Investment Commitment and the Aggregate Note Purchase Commitment.

         "Aggregate Equity Investment Commitment" is defined in Section 3.2 of the Participation Agreement.

         "Aggregate Note Purchase Commitment" is defined in Section 3.1 of the Participation Agreement.

         "ALTA" means American Land Title Association.

         "ALTA Improvements Survey" is defined in Section 6.3(g) of the Participation Agreement.

         "ALTA Land Survey" is defined in Section 6.1(o) of the Participation Agreement.

         "Alternate Rate" means, on any day, the greater of (i) the Prime Rate in effect on such date and (ii) the Federal Funds Rate for such day plus one-half percent (0.50%).

         "Applicable Law" means all existing and future applicable laws, rules, regulations (including Environmental Laws), statutes, treaties, codes, ordinances, permits, certificates, orders and licenses of and interpretations by, any Governmental Authority, and applicable judgments, decrees, injunctions, writs, orders or like action of any court, arbitrator or other administrative, judicial or quasi judicial tribunal or agency of competent jurisdiction (including those pertaining to health, safety or the environment, those pertaining to the construction of Improvements or the use or occupancy of the Property and those which in any way limit the use or enjoyment thereof), or common law, in each case affecting the Lessee, the Guarantor or the Property, and any restrictive covenant or deed restriction or easement of record encumbering the Property.

         "Applicable Margin" means the spread over the one (1) month LIBOR rate determined by reference to the Guarantor's Consolidated Debt/Tangible Net Worth Ratio set forth in the following pricing grid:

   Total Consolidated Debt/
   ------------------------
Consolidated Tangible Net Worth      LIBOR Margin
-------------------------------      ------------
        < than = to 0.33                 1.25%
        < than = to 0.50                 1.50%
        < than = to 0.65                 1.75%
        >           0.65                 2.00%

                                      APP-3

                                                                      Appendix A

         "Appraisal" means an appraisal of the Property acceptable in form and substance to the Lessor Parties in their sole discretion.

         "Appraiser" means Hulberg & Associates or such other appraiser as may be acceptable to the Transaction Parties from time to time.

         "Appurtenant Rights" means, with respect to the Land, (i) all agreements, easements, rights of way or use, rights of ingress or egress, privileges, appurtenances, tenements, hereditaments and other rights and benefits, if any, at any time heretofore or hereafter granted to the Land or the Improvements thereon, including, the use of any streets, ways, alleys, vaults or strips of land adjoining, abutting, adjacent or contiguous to the Land and (ii) all permits, licenses and rights, whether or not of record, appurtenant to the Land.

         "Asset Purchase Agreement" means that certain Asset Purchase Agreement, dated as of December 6, 2000, among the Program Administrator, the Note Purchaser and the Liquidity Banks.

         "Bankruptcy Code" means Title 11 of the United States Code entitled "Bankruptcy".

         "Base Lease Term" means that portion of the Lease Term that begins immediately after the Construction Period.

         "Base Lease Term Funding Date" has the meaning specified in Section 2.2(e) of the Participation Agreement.

         "Basic Rent" means the amount determined in accordance with Article IV of the Participation Agreement and payable as such under the Participation Agreement and the Master Lease.

         "Basic Rent Payment Date" means the 12th calendar day of each month, commencing on January 12, 2001; provided, however, that if the 12th calendar day of any month is not a Business Day, the Basic Rent Payment Date for such month shall be the next succeeding Business Day.

         "Budget" means the project budget attached to the Construction Contract, as approved by the Lessor Parties in their reasonable discretion.

         "Business Day" means any day on which (i) commercial banks are not authorized or required to close in San Francisco, California or New York, New York and (ii) if such Business Day is related to a LIBOR rate, dealings in Dollar deposits are carried out in the London interbank market.

         "Capital Lease" means, as applied to any Person, any lease of property by such Person as lessee which would be capitalized on a balance sheet for such Person prepared in accordance with GAAP.

         "Capital Lease Obligations" means the capitalized amount of all obligations under Capital Leases.

                                      APP-4

                                                                      Appendix A

         "Cash Equivalents" means:

                  (i) Direct obligations of, or obligations the principal and interest on which are unconditionally guaranteed by, the United States or obligations of any agency of the United States to the extent such obligations are backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof;

                  (ii) Certificates of deposit maturing within one year from the date of acquisition thereof issued by a commercial bank or trust company organized under the laws of the United States or a state thereof or that is a Lessor Party, provided that (a) such deposits are denominated in Dollars, (b) such bank or trust company has capital, surplus and undivided profits of not less than $100,000,000 and (c) such bank or trust company has certificates of deposit or other debt obligations rated at least A-1 (or its equivalent) by S&P or P-1 (or its equivalent) by Moody's; and

                  (iii) Open market commercial paper maturing within 270 days from the date of acquisition thereof issued by a corporation organized under the laws of the United States or a state thereof, provided such commercial paper is rated at least A-1 (or its equivalent) by S&P or P-1 (or its equivalent) by Moody's.

         "Casualty" means any damage or destruction of all or any portion of the Property as a result of a fire or other casualty.

         "Casualty Proceeds" means the proceeds of any awards, settlements or payment made to the Lessor and/or the Lessee as a result of a Casualty having occurred on the Property.

         "Certifying Party" is defined in Section 21.3 of the Master Lease.

         "Chief Financial Officer" means, with respect to any company or organization, the chief financial officer, or, in case of his or her unavailability, the treasurer, assistant treasurer or chief accounting officer of such company or organization.

         "Claims" means any and all obligations, liabilities, losses, actions, suits, judgments, penalties, fines, claims, demands, settlements, costs and expenses (including, reasonable legal fees and expenses) of any nature whatsoever.

         "Collateral" means the "Collateral" as defined in all of the Conveyance Instruments and all other collateral pledged to the Agent pursuant to any other Operative Document.

         "Commercial Paper" means commercial paper issued by the Note Purchaser to fund its purchase of the Notes and the advances to be funded thereunder.

         "Commitment Fees" is defined in Section 4.8(b) of the Participation Agreement.

         "Commitment Termination Event" means

                  (i) the occurrence of any Lease Event of Default described in clause (g) or (h) of Section 17.1 of the Master Lease; or

                                      APP-5

                                                                      Appendix A

                  (ii) the occurrence and continuance of any other Lease Event of Default and either (i) the Lessor or the Agent shall have commenced its exercise of remedies pursuant to Section 17.3 of the Master Lease or (ii) the Agent, acting at the direction of the Consenting Parties, shall have given notice to the Lessee that the Commitments have terminated; or

                  (iii) the Agent shall have delivered a Notice of Default to the Lessee pursuant to the Note Purchase Agreement.

         "Commitments" means (i) the commitment of the Note Purchaser and/or the Liquidity Banks to purchase the Notes and to fund the advances to be made thereunder pursuant to the Note Purchase Agreement or the Liquidity Documentation, as applicable, and (ii) the commitment of the Lessor to make the Equity Investment.

         "Compliance Certificate" is defined in Section 8.1(d)(iv) of the Participation Agreement.

         "Condemnation" means any condemnation, requisition, confiscation, seizure or other taking or sale of the use, access, occupancy, easement rights or title to the Property or any part thereof, wholly or partially (temporarily or permanently), by or on account of any actual or threatened eminent domain proceeding or other taking of action by any Person having the power of eminent domain, including an action by a Governmental Authority to change the grade of, or widen the streets adjacent to, the Property or alter the pedestrian or vehicular traffic flow to the Property so as to result in change in access to the Property, or by or on account of an eviction by paramount title or any transfer made in lieu of any such proceeding or action. A "Condemnation" shall be deemed to have occurred on the earliest of the dates that use, occupancy or title vests in the condemning authority.

         "Condemnation Proceeds" shall mean the proceeds received by the Lessor relating to a condemnation (whether partial or total) of the Property.

         "Conduit Agent" means The Bank of Tokyo-Mitsubishi, Ltd., New York Branch, and its permitted successors and assigns.

         "Consenting Parties" shall have the meaning specified in Section 11.1(b) of the Participation Agreement.

         "Consent to Assignment of Construction Contract" means that certain Consent to Assignment of Construction Contract, substantially in the form of Exhibit L to the Participation Agreement, as the same may be amended, modified and in effect from time to time.

         "Consolidated EBITDAR" means, with respect to the Guarantor, the sum of the following, which shall be calculated for any Fiscal Quarter on a rolling four quarter basis: (i) the Guarantor's and its Subsidiaries' consolidated Net Income before any extraordinary items and deduction of interest expenses and income taxes, plus (ii) depreciation and amortization expenses of the Guarantor and its Subsidiaries accruing during such period, plus (iii) the aggregate amount of all rentals paid during such period by the Guarantor and its Subsidiaries under any lease (other than capital leases) plus (iv) any interest which is capitalized for purposes of the lease transactions contemplated by the Participation Agreement.

                                      APP-6

                                                                      Appendix A

         "Consolidated Fixed Charges" means, with respect to the Guarantor, the sum of: (i) the aggregate amount of all interest and principal payments of the Guarantor and its Subsidiaries, plus (ii) the aggregate amount of all rental expenses of the Guarantor and its Subsidiaries, plus (iii) any interest which is capitalized for purposes of the lease transactions contemplated by the Participation Agreement.

         "Consolidated Net Worth" means, with respect to the Guarantor, the total stockholder's equity of the Guarantor and its Subsidiaries as reflected in accordance with GAAP on its most recent consolidated balance sheet.

         "Consolidated Tangible Net Worth" means with respect to the Guarantor, the remainder of (i) Consolidated Net Worth of the Guarantor and its Subsidiaries minus (ii) all intangible assets of the Guarantor and its Subsidiaries (to the extent included in calculating Consolidated Net Worth), including, without limitation, goodwill (including any amounts, however designated on the balance sheet, representing the cost of acquisition of businesses and investments in excess of underlying tangible assets), trademarks, trademark rights, trade name rights, copyrights, patents, patent rights, licenses, unamortized debt discount, marketing expenses, organizational expenses, non-compete agreements and deferred research and development.

         "Construction Agency Agreement" means that certain Construction Agency Agreement, substantially in the form of Exhibit D to the Participation Agreement, dated as of the Initial Funding Date, between the Lessor and the Lessee, as the same may be amended, modified and in effect from time to time.

         "Construction Agency Agreement Event of Default" is defined in Section
6.1 of the Construction Agency Agreement.

         "Construction Agent" means Electronic Arts Redwood, Inc. in its capacity as such under the Construction Agency Agreement.

         "Construction Contract" means that certain Agreement Between Electronic Arts Redwood, Inc., as Construction Agent and Webcor Builders, dated as of December 5, 2000.

         "Construction Period" means the period commencing as of the Initial Funding Date and ending on the earlier to occur of (x) the Outside Completion Date and (y) the date on which Substantial Completion is deemed to have occurred pursuant to the Construction Agency Agreement.

         "Contingent Obligation" means, as applied to the Guarantor or any Subsidiary, any direct or indirect liability, contingent or otherwise, of the Guarantor with respect to any Indebtedness of another Person which is not the Guarantor or a Subsidiary of the Guarantor (the "primary obligor"), if the purpose or intent thereof by the Guarantor is to provide assurance to the obligee of such Indebtedness of the primary obligor that such Indebtedness will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such Indebtedness will be protected (in whole or in part) against loss in respect thereof. Contingent Obligations include, without limitation, (i) the direct or indirect guarantee, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by the Guarantor of the Indebtedness of the primary obligor, and

                                      APP-7

                                                                      Appendix A

(ii) any liability of the Guarantor for the Indebtedness of the primary obligor through any agreement (contingent or otherwise) (a) to purchase, repurchase or otherwise acquire such Indebtedness or any security therefor, or to provide funds for the payment or discharge of such Indebtedness (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), (b) to maintain the solvency or any balance sheet item, level of income or financial condition of the primary obligor, or (c) to make take-or-pay or similar payments, if required regardless of nonperformance by any other party or parties to an agreement, if in the case of any agreement described under subclause (a),
(b) or (c) of this sentence, the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation shall be equal to the amount of the Indebtedness so guaranteed or otherwise supported.

         "Contractor" means Webcor Builders.

         "Conveyance Instrument" means any deed, assignment of lease, mortgage, deed of trust, memorandum of lease, memorandum of mortgage, UCC-1 Financing Statement, any assignment of any of the foregoing, or any other similar instrument purporting to create or evidence a Lien against, or convey or otherwise transfer any interest in, the Property to any Person.

         "CP Rate" means, with respect to the Note Purchaser, the all-in-cost of funding its acquisition of the Notes and the funding of the advances thereunder to the extent such funding is being provided by the Note Purchaser's issuance of Commercial Paper (including discount, dealer commissions and such other amounts as the Conduit Agent determines to be appropriate). The determination of the Note Purchaser's CP Rate, as well as the determination of which maturities of Commercial Paper to issue, will be made by the Conduit Agent, whose determination shall be binding for all purposes absent manifest error; provided, however, that the Conduit Agent shall consult with the Lessee concerning Commercial Paper maturities. Accrued discount on the Commercial Paper maturing between Basic Rent Payment Dates will be capitalized.

         "Deed" means a grant deed with respect to the Property, in conformity with Applicable Law and appropriate for recording with the applicable Governmental Authorities, conveying fee simple title to the Property to the Lessor.

         "Deed of Trust" means that certain Deed of Trust, Assignment of Leases and Rents, Security Agreement, Financing Statement and Fixture Filing, substantially in the form of Exhibit J to the Participation Agreement, as the same may be amended, modified and in effect from time to time.

         "Documentation Date" is defined in Section 2.1 of the Participation Agreement.

         "Dollars" and "$" mean dollars in lawful currency of the United States of America.

         "Early Termination Date" is defined in Section 16.2 of the Master
Lease.

         "Early Termination Notice" is defined in Section 16.1 of the Master Lease.

                                      APP-8

                                                                      Appendix A

         "Eligible Account" means (i) any account maintained with a federal or state chartered depository institution or trust company whose (x) commercial paper, short-term debt obligations or other short-term deposits are rated at least A-1 or P-1 by a Rating Agency if the deposits in such account are to be held in such account for thirty (30) days or less or (y) long-term unsecured debt obligations are rated at least AA- or A1 by each Rating Agency if the deposits in such account are to be held in such account for more than thirty
(30) days; or (ii) a segregated trust account maintained with the trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity which institution or trust company is subject to regulations regarding fiduciary funds on deposit substantially similar to 12 C.F.R. Section 9.10; or (iii) an account otherwise acceptable to each Rating Agency, as confirmed in writing that such account would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any of the Notes.

         "Eligible Assignee" means, with respect to the replacement of a Liquidity Bank as set forth in the Participation Agreement, the commercial financial institution proposed by the Lessee in the Replacement Notice to replace such Liquidity Bank, which financial institution shall meet the qualifications to become an assignee of such Liquidity Bank under the applicable Liquidity Documentation and shall be acceptable to the Note Purchaser in its sole discretion.

         "Employee Benefit Plan" means any employee benefit plan within the meaning of Section 3(2) of ERISA maintained or contributed to by the Guarantor or any ERISA Affiliate, other than a Multiemployer Plan.

         "End of Term Report" is defined in Section 13.2 of the Participation Agreement.

         "Environmental Audit" or "Environmental Report" means a written report from an environmental consultant selected by the Lessee and approved by the Lessor Parties, documenting that such environmental consultant has performed a review of the environmental condition of and compliance of the Property and that such review contains, at a minimum, site assessment information that generally meets or exceeds applicable industry standards and practices and the most current ASTM Standard Practice for Environmental Site Assessments: Phase One Environmental Site Assessment.

         "Environmental Claim" means any legal obligation or notice of violation, claim, action, proceeding, demand, abatement, lien or other order or direction (conditional or otherwise) by any Governmental Authority or any Person relating to personal injury (including sickness, disease or death), tangible or intangible property damage, damage to the environment, nuisance, pollution, contamination or other adverse effects on the environment, or for fines, penalties or restrictions, resulting from or based upon (i) the existence (whether currently known or unknown), or the continuation of the existence, of a Release (including sudden or non-sudden, accidental or nonaccidental Releases) of, or exposure to, any Hazardous Substance, odor or audible noise or other release or emission in, into or onto the environment (including the air, ground, water or any surface) at, in, by, from, or related to (a) the Property or (b) the transportation, storage, treatment or disposal of materials in connection with the operation of the Property, or (ii) the violation, or alleged violation, of any Environmental Laws or Permits of, or from, any Governmental Authority relating to environmental matters connected with the Property.

                                      APP-9

                                                                      Appendix A

         "Environmental Indemnity Agreement" means that certain Environmental Indemnity Agreement, substantially in the form of Exhibit F to the Participation Agreement, as the same may be amended, modified and in effect from time to time.

         "Environmental Law" means all present and future Applicable Laws relating to the environment, including without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, the Hazardous Material Transportation Act, as amended, the Resource Conservation and Recovery Act, as amended, the Federal Clean Water Act, as amended, the Federal Clean Air Act as amended, the Toxic Substances Control Act as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended and the Occupational Safety and Health Act, as amended, and any other federal, state or local statutes, present or future, relating to health, safety, or the environment, including, without limitation, transfer of ownership notification statutes and the regulations promulgated pursuant thereto.

         "Equity Investment" means the equity investment to be made by the Lessor pursuant to Article III of the Participation Agreement.

         "ERISA" means the Employee Retirement Income Security Act of 1974 (or any successor legislation thereto), as amended from time to time, and any regulations promulgated thereunder.

         "ERISA Affiliate" means any Person which is treated as a single employer, trade or business (whether or not incorporated) with the Guarantor under Section 414 of the Revenue Code.

         "ERISA Reportable Event" means a reportable event with respect to a Guaranteed Pension Plan within the meaning of Section 4043 of ERISA and the regulations promulgated thereunder as to which the requirement of notice has not been waived.

         "ESOP" means any employee stock ownership plan of the Guarantor currently in existence or hereafter adopted by the Guarantor.

         "Event of Loss" means, with respect to the Property, any of the following events: (i) any Casualty that renders the Property unsuitable for continued use as property of its type immediately prior to such Casualty, (ii) any Casualty that is so substantial in nature that restoration of the Property to substantially its condition as existed immediately prior to such Casualty would be impracticable or impossible, (iii) any Casualty which results in an insurance settlement with respect to the Property on the basis of a total loss of the Improvements; (iv) any Condemnation that involves the taking of the applicable Lessor's entire title to the Property, (v) any Condemnation that is such that restoration of the Property to substantially its condition as existed immediately prior to such Condemnation would be impracticable or impossible, or
(vi) any Condemnation whereby the use or occupancy of the Property by the Lessee thereof shall have been prohibited, directly or indirectly, for a period equal to the lesser of (vii) ninety (90) consecutive days and (y) the remaining Lease Term.

         "Excess Remarketing Proceeds" is defined in Section 18.3(n) of the Master Lease.

                                     APP-10

                                                                      Appendix A

         "Excess Sales Proceeds" means the excess, if any, of (x) the aggregate of all proceeds received by the Lessor under the Master Lease in connection with the sale of the Property pursuant to the Lessor's or the Agent's exercise of remedies under Section 17.3 of the Master Lease or the Lessee's exercise of the Remarketing Option pursuant to the Master Lease over (y) the sum of the Outstanding Lease Balance plus all unpaid Basic Rent and Supplemental Rent thereunder.

         "Excess Unwind Proceeds" is defined in Section 17.8(c)(9) of the Master Lease.

         "Existing Land Owner" means Flatirons Funding, Limited Partnership, a Delaware limited partnership.

         "Expiration Date" is defined in Section 1.1 of the Liquidity Agreement.

         "Expiration Date Extension Request" is defined in Section 15.17 of the Participation Agreement.

         "Fair Market Value" means, with respect to the Property, the amount, which in any event shall not be less than zero, that would be paid in cash in an arm's-length transaction between an informed and willing purchaser and an informed and willing seller, neither of whom is under any compulsion to purchase or sell, respectively, for the ownership of the Property. The Fair Market Value shall be determined based on the assumption that (x) the Property is in the condition and state of repair required under Section 9.2 of the Master Lease and
(y) the Lessee is in compliance with the other requirements of the Operative Documents relating to the condition of the Property.

         "Federal Funds Rate" means, for any day, the rate per annum set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Board (including any such successor publication, "H.15 (519)") for such day opposite the caption "Federal Funds (Effective)". If on any relevant day, such rate is not yet published in
H.15 (519), the rate for such day shall be the rate set forth in the daily statistical release designated as the Composite 3:30 p.m. Quotations for U.S. Government Securities, or any successor publication, published by the Federal Reserve Bank of New York (including any such successor publication, the "Composite 3:30 p.m. Quotations") for such day under the caption "Federal Funds Effective Rate". If on any relevant day, such rate is not yet published in either H.15 (519) or the Composite 3:30 p.m. Quotations, the rate for such day shall be the arithmetic means, as determined by Agent, of the rates quoted to the Agent for such day by three (3) Federal funds brokers of recognized standing selected by the Agent.

         "Federal Reserve Board" has the meaning specified in Section 7.1(e) of the Participation Agreement.

         "Final Completion" is defined in Section 1.1 of the Construction Agency Agreement.

         "Final Construction Period Funding Date" is defined in Section 2.2 of the Participation Agreement.

         "Financing Statements" means UCC Financing Statements appropriately completed and executed for filing in each applicable jurisdiction in order to protect the interests of each of the

                                     APP-11

                                                                      Appendix A

Lessor Parties under the Operative Documents to the extent the Master Lease, the Memorandum of Lease, the Deed of Trust, Precautionary Deed of Trust and any other Conveyance Instruments constitute security agreements.

         "Fiscal Quarter" means any fiscal quarter of the Guarantor ending on March 31, June 30, September 30 or December 31. Subsequent changes of the fiscal quarter of the Guarantor shall not change the term "Fiscal Quarter" as used herein, unless the Consenting Parties shall consent in writing to such a change.

         "Fiscal Year" means the fiscal year of the Guarantor ending on December
31. Subsequent changes of the fiscal year of the Guarantor shall not change the term "Fiscal Year" as used herein, unless the Consenting Parties shall consent in writing to such a change.

         "Flatirons Lease" means that certain "synthetic lease" transaction evidenced by that certain Amended and Restated Agreement for Lease, dated as of March 7, 1997, by and between the Existing Land Owner and the Lessee, together with all documents, instruments and agreements related thereto, as amended, restated or modified and in effect from time to time.

         "Funding Date" is defined in Section 2.2 of the Participation Agreement and shall include the Initial Funding Date, each Interim Funding Date, the Final Construction Period Funding Date and each Base Lease Term Funding Date.

         "Funding Notice" is a written notice, substantially in the form of Exhibit B-1 (with respect to the Initial Funding Date), Exhibit B-2 (with respect to an Interim Construction Period Funding Date) or Exhibit B-3 (with respect to the Final Construction Period Funding Date) to the Participation Agreement to be delivered by the Lessee prior the relevant Funding Date pursuant to Section 3.5 and Article VI of the Participation Agreement.

         "GAAP" means, subject to the immediately succeeding sentence, (i) when used in the Operative Documents with respect to the books, records and financial statements of the Lessee or the Guarantor, whether directly or indirectly through reference to a capitalized term used therein, (A) principles that are consistent with the principles promulgated or adopted by the Financial Accounting Standards Board of the United States and its predecessors, in effect for the relevant fiscal year, and (B) to the extent consistent with such principles, the accounting practice of the Guarantor reflected in its financial statements for the relevant fiscal year, and (ii) when used in general, other than as provided above, means principles that are (A) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time, and (B) consistently applied with past financial statements of the Person adopting the same principles. In each case provided in the preceding sentence with respect to any financial statements, a certified public accountant would be in a position to deliver an unqualified opinion (other than a qualification regarding changes in generally accepted accounting principles) that "generally accepted accounting principles" have been properly applied to such financial statements.

         "Governmental Action" means all permits, authorizations, registrations, consents, approvals, waivers, exceptions, variances, orders, judgments, written interpretations, decrees, licenses, exemptions, publications, filings, notices to and declarations of or with, or required by,

                                     APP-12

                                                                      Appendix A

any Governmental Authority, or required by any Applicable Law, including all required environmental and operating permits and licenses, for the full use, occupancy, zoning and operation of the Property.

         "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "Gross Remarketing Proceeds" is defined in Section 18.3(k) of the Master Lease.

         "Guaranteed Pension Plan" means any employee pension benefit plan within the meaning of Section (3)(2) of ERISA (other than a Multiemployer Plan) which the Guarantor, any of its Subsidiaries or any ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants and which is guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA.

         "Guarantor" means Electronic Arts, Inc., a Delaware corporation, in such capacity under the Operative Documents, together with its permitted successors and assigns.

         "Guaranty" means that certain Guaranty, substantially in the form of Exhibit E to the Participation Agreement, as the same may be amended, modified and in effect from time to time.

         "Hazardous Activity" means any activity, process, procedure or undertaking that directly or indirectly (i) produces, generates or creates any Hazardous Substance; (ii) causes or results in (or threatens to cause or result in) the Release of any Hazardous Substance into the environment (including air, water vapor, surface water, groundwater, drinking water, land (including surface or subsurface), plant, aquatic and animal life); (iii) involves the containment or storage of any Hazardous Substance; or (iv) would be regulated under any Environmental Law.

         "Hazardous Condition" means any condition at the Property that violates or threatens to violate, that results in or threatens noncompliance with, or that creates liability under, any Environmental Law.

         "Hazardous Substance" means any of the following: (i) any petroleum or petroleum product (or additives thereto, such as, but not limited to, MTBE), explosives, radioactive materials, asbestos, ureaformaldehyde, polychlorinated biphenyls, lead and radon gas; (ii) any substance, material, product, derivative, compound or mixture, mineral, chemical, waste, gas, medical waste, or pollutant, in each case whether naturally occurring, man-made or the by-product of any process, that is toxic or hazardous to the environment or human health or safety, or which is now or hereafter defined or regulated as such under any regulation under any Environmental Law; or (iii) any substance, material, product, derivative, compound or mixture, mineral, chemical, waste, gas, medical waste or pollutant that would support the assertion of any claim under any Environmental Law, whether or not defined as hazardous as such under any Environmental Law.

         "Impositions" means any and all liabilities, losses, expenses and costs of any kind whatsoever for Taxes (including, (i) real and personal property taxes, including personal property taxes on any portion of the Property that is classified by Governmental Authorities as personal

                                     APP-13

                                                                      Appendix A

property; (ii) sales taxes, use taxes and other similar taxes (including rent taxes and intangibles taxes); (iii) any excise taxes; (iv) conveyance taxes, intangible taxes, stamp taxes and documentary recording taxes and fees; (v) taxes that are or are in the nature of franchise, income, value added, gross receipts, privilege and doing business taxes, license and registration fees; and
(vi) assessments on the Property, including all assessments for public improvements or benefits, whether or not such improvements are commenced or completed within the Lease Term) and in each case all interest, additions to tax and penalties thereon.

         Notwithstanding anything in the first paragraph of this definition (except as provided in the final paragraph of this definition) the term "Impositions" shall not mean or include:

                           (i) Taxes that are based upon or measured by or with respect to the gross or net income, receipts, profits, gains, capital or net worth (including, any minimum or alternative minimum Taxes, income or capital gains Taxes, excess profits Taxes, items of Tax preference, or capital stock, franchise, business privilege or doing business Taxes), or accumulated earnings Taxes or personal holding company Taxes, including Taxes collected by withholding, if and to the extent that such Taxes collected by withholding are not attributable to a change in Applicable Law after the effective date hereof (but Taxes described in this clause (i) shall not include Taxes that are, or are in the nature of, sales, use, rental, transfer or property Taxes), in each case imposed by any Governmental Authority in the jurisdiction of incorporation of such Tax Indemnitee, or the jurisdiction in which such Tax Indemnitee either maintains its applicable lending office or is otherwise subject to tax other than as a result of transactions contemplated by the Operative Documents, and any interest, additions to tax, penalties or other charges in respect of such Taxes and impositions; provided that this clause (i) shall not be interpreted to prevent a payment from being made on an After Tax Basis if such payment is otherwise required to be so made;

                          (ii) any Tax with respect to the Property to the extent, but only to the extent, such Tax or imposition is attributable to any act, event or omission that occurs after, or is attributable to a period beginning after, the return of the Property to the Lessor in accordance with the terms of the Master Lease, provided, that there shall not be excluded from the definition of the term "Impositions" any Taxes or impositions to the extent such Taxes or impositions are attributable to events or circumstances occurring after the occurrence and during the continuance of a Lease Event of Default;

                          (iii) any Tax for so long as, but only for so long as, it is being contested in accordance with the provisions of Section
         13.4 of the Participation Agreement provided that the foregoing shall not limit any obligation under such Section to advance to the relevant Tax Indemnitee amounts with respect to Taxes that are being contested in accordance with such Section or any expenses reasonably incurred by such Tax Indemnitee in connection with such contest;

                          (iv) any interest, additions to tax or penalties imposed as a result of a breach by the Tax Indemnitee of its obligations under the Operative Documents or as a result of the Tax Indemnitee's failure to file any return or other documents timely and as prescribed by applicable law; provided that this clause (iv) shall not apply (x) if such

                                     APP-14

                                                                      Appendix A

         interest, additions to tax or penalties arise as a result of a position taken (or requested to be taken) by the Guarantor or the Lessee in a contest controlled by the Guarantor or the Lessee under Section 13.4 of the Participation Agreement or (y) if such failure is attributable to a failure by the Guarantor or the Lessee; provided that, the treatment by a Governmental Authority of the arrangement created by the Operative Documents as other than a loan secured by the Property shall not cause any return or other document to be considered not having been filed as prescribed by applicable law.

                          (v) any Taxes imposed with respect to any voluntary (or, with respect to the Lessor, involuntary) transfer, sale, financing or other voluntary (or, with respect to the Lessor, involuntary) disposition by the Tax Indemnitee of any interest in the Property or any part thereof, or any interest therein or any interest or obligation under the Operative Documents (other than any transfer in connection with (1) the exercise by the Lessee of its Purchase Option or Remarketing Option under the Master Lease or any termination option or other purchase of the Property by the Lessee, (2) the occurrence of a Lease Event of Default, (3) a Casualty or Condemnation affecting the Property, or (4) any sublease, modification or addition to the Property by the Lessee);

                          (vi) other than with respect to the Agent and any Liquidity Bank or the Note Purchaser, or, in each case, each of their Affiliates and their respective successors and assigns, Taxes imposed on or with respect to, based on, or measured by any fees received by any Tax Indemnitee;

                          (vii) Taxes resulting from, or that would not have been imposed but for, the gross negligence or willful misconduct of such Tax Indemnitee or Affiliate thereof,

                          (viii) Taxes resulting from, or that would not have been imposed but for, a breach by the Tax Indemnitee or any Affiliate thereof of any representations, warranties or covenants set forth in the Operative Documents (unless such breach is caused by any Lessee's or Guarantor's breach of any of its representations, warranties or covenants set forth in the Operative Documents);

                          (ix) Taxes arising out of or resulting from the Tax Indemnitee's failure to comply with the provisions of Section 13.4 of the Participation Agreement, which failure precludes or materially adversely affects the ability to conduct a contest pursuant to Section
         13.4 of the Participation Agreement (unless such failure is caused by the Lessee's or Guarantor's breach of any of its obligations under such Section);

                          (x) Taxes that would have been imposed in the absence of the transactions contemplated by the Operative Documents, and Taxes arising out of, or imposed as a result of, activities of a Tax Indemnitee or Affiliate thereof unrelated to the transactions contemplated by the Operative Documents;

                          (xi) Taxes Imposed on a Tax Indemnitee arising out of or resulting from, or that would not have been imposed but for the existence of, any Lessor Lien attributable to such Tax Indemnitee;

                                     APP-15

                                                                      Appendix A

                          (xii) any Tax imposed against or payable by the Tax Indemnitee that is a direct or indirect successor, transferee, or assignee of an original Tax Indemnitee to the extent that, based on the Applicable Law in effect on the date of transfer or assignment, the amount of such Tax exceeds the amount of such Tax that would have been imposed against or payable by (or, if less, that would have been subject to indemnification under Section 13.3 of the Participation Agreement) such original Tax Indemnitee; provided, however, that this exclusion shall not apply if such direct or indirect successor, transferee or assignee acquired its interest as a result of a transfer while a Lease Event of Default shall have occurred and is continuing;

                          (xiii) Taxes that would not have been imposed but for an amendment, supplement, modification, consent or waiver to any Operative Document (i) not initiated, requested or consented to by the Lessee and (ii) initiated, requested or consented to by the Tax Indemnitee unless such amendment, supplement, modification, consent or waiver (A) arises from, or in connection with the occurrence of, a Lease Event of Default or (B) is required by the terms of the Operative Documents or is executed in connection with any amendment to the Operative Documents required by law;

                          (xiv) Taxes in the nature of intangibles, stamp, documentary or similar Taxes, other than stamp, transfer and other similar taxes, fees and excises, including interest and penalties, which are arising out of or payable in connection with the transactions contemplated by the Participation Agreement or the other Operative Documents;

                          (xv) any Tax imposed under Section 4975 of the Revenue Code or Section 406 of ERISA other than, and subject to the accuracy of the representations set forth in Section 7.3(a) of the Participation Agreement, a Tax or imposition resulting from the transactions contemplated by the Master Lease or by any other Operative Document, in respect of the application of Section 406(a) of ERISA and any prohibited transaction described in Section 4975(c)(1)(A)-(D) of the Revenue Code; and

                          (xvi) any Tax, assessment or other governmental charge that would not have been imposed but for the failure of a Lessor Party, upon reasonable request, to comply with any certification, information, documentation or other reporting requirement with which such Lessor Party is eligible to comply and compliance with which such Lessor Party has determined is not adverse to it in any material respect.

         Notwithstanding the foregoing, the exclusions from the definition of Impositions set forth above shall not apply (but the exclusions set forth in clauses (iii), (iv), (vii), (viii), (x) and (xv) shall apply) to (i) any aggregate increase in Taxes imposed on a Tax Indemnitee net of any decrease in Taxes realized by such Tax Indemnitee, to the extent that such tax increase would not have occurred if on the Funding Date the Tax Indemnitee had advanced funds to the Lessee under an arrangement properly characterized for federal income tax purposes as a loan secured by the Property acquired on such Funding Date in an amount equal to the Outstanding Lease Balance funded on such Funding Date, with interest for such loans equal to the Basic Rent payable on each Basic Rent Payment Date and a principal balance at the maturity of such loans in an amount equal to the Outstanding Lease Balance of the Master Lease outstanding at the end

                                     APP-16

                                                                      Appendix A

of the Lease Term or (ii) any aggregate net increase in Taxes attributable to the treatment of all or a portion of the arrangement created by the Operative Documents as a separate taxable entity (or otherwise not as a non-taxable entity) for tax purposes.

         "Improvements" means all buildings, structures, and other improvements to be constructed on, at or under the Land in accordance with the Plans.

         "Improvements Construction Costs" is defined in Section 1.1 of the Construction Agency Agreement.

         "Imputed Return" means the cost to the Lessor Parties of maintaining their unrecovered investment after the Lease Termination Date or the expected return to such persons, determined as (i) the average daily Outstanding Lease Balance after the Lease Termination Date multiplied by (ii) the number of days from and excluding the Lease Termination Date to and including the date of the sale of the Property multiplied by (iii) the rate equal to applicable interest rate, with respect to each of the Note Purchaser multiplied by (iv) 1/365.

         "Income Tax Savings" is defined in Section 13.4(g) of the Participation Agreement.

         "Indebtedness" means, without duplication, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, and including, without limitation, the face amount available to be drawn under all letters of credit, reimbursement and similar obligations with respect to surety bonds, letters of credit and banks' acceptances, whether or not matured, and letters of credit and other credit facilities which secure or finance such purchase price obligations under "synthetic" leases, (ii) all obligations evidenced by notes, bonds, debentures or similar instruments, (iii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (iv) all Capital Lease Obligations, (v) all Contingent Obligations, (vi) all Indebtedness referred to in clause (i), (ii), (iii), (iv) or (v) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including, without limitation, accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, and (vi) the amount at which any redeemable preferred stock of such Person is required to be redeemed; provided that Indebtedness shall not include current accounts payable arising in the ordinary course of business.

         "Indemnitees" means, collectively, the Lessor Parties and the Program Administrator, together with their respective Affiliates, successors, assigns, directors, shareholders, partners, members (and direct and indirect owners of its members), officers, managers, employees and agents.

         "Initial Appraisal" means that the Appraisal delivered to the Lessor Parties prior to the initial Funding pursuant to Section 6.1(g) of the Participation Agreement.

         "Initial Funding Date" has the meaning specified in Section 2.2 of the Participation Agreement.

                                     APP-17

                                                                      Appendix A

         "Insurance Requirements" means all terms and conditions of any insurance policy required by the Construction Agency Agreement and the Master Lease to be maintained by the Lessee thereunder.

         "Interest Amount" is defined in Section 4.2(a) of to the Participation Agreement.

         "Interim Construction Period Funding Date" has the meaning specified in
Section 2.2(c) of the Participation Agreement.

         "Investments" means (i) any loan or advance of funds by any Person to any other Person (other than advances to employees of such Person for moving and travel expenses, drawing accounts and similar expenditures in the ordinary course of business); (ii) any purchase or other acquisition of any Stock or Indebtedness of any other Person; and (iii) any capital contribution by such Person to or any other investment by such Person in any other Person (including any Contingent Obligation of such Person and any indebtedness of such Person of the type described in clause (v) of the definition of "Indebtedness" on behalf of any other Person); provided, however, that Investments shall not include (A) accounts receivable or other indebtedness owed by customers of such Person which are current assets and arose from sales of inventory in the ordinary course of such Person's business or (B) prepaid expenses of such Person incurred and prepaid in the ordinary course of business.

         "Issuance Fee" is defined in Section 4.8(c) of the Participation Agreement.

         "KeyBank" means KeyBank National Association.

         "Land" means that certain tract of land (including Appurtenant Rights attached thereto) described in Exhibit A to the Participation Agreement.

         "Land Acquisition Costs" is defined in Section 1.1 of the Construction Agency Agreement.

         "Lease Default" means any event or condition which, with the lapse of time or the giving of notice, or both, would constitute a Lease Event of Default.

         "Lease Event of Default" is defined in Section 17.1 of the Master
Lease.

         "Lease Term" is defined in Section 2.3 of the Master Lease.

         "Lease Termination Date" means the Maturity Date; provided, that if the Master Lease is earlier terminated, the "Lease Termination Date" shall be such earlier date.

         "Lessee" means Electronic Arts Redwood, Inc., a Delaware corporation, in such capacity under the Operative Documents, together with its permitted successors and assigns.

         "Lessee Parties" means collectively (i) the Lessee, (ii) the Construction Agent, (iii) the Guarantor, (iv) any third party for which any Person identified in clauses (i), (ii) and (iii) above has control or supervisory authority or delegated responsibility by contract or otherwise and
(v) their respective employees, officers and agents.

                                     APP-18

                                                                      Appendix A

         "Lessor" means SELCO Service Corporation, an Ohio corporation doing business in California as Ohio SELCO Service Corporation, in such capacity under the Operative Documents, together with its permitted successors and assigns.

         "Lessor Lien" means any Lien on or against the Property, lease or sublease or disposition of title, easement, covenant, restriction or other matter affecting title to the Property arising as a result of (i) any claim against the Lessor not resulting from the transactions contemplated by the Operative Documents, (ii) any act or omission of the Lessor which is not required or expressly permitted by the Operative Documents, requested by the Lessee or is in violation of any of the terms of the Operative Documents, (iii) any claim against the Lessor with respect to Taxes or Transaction Expenses against which neither the Guarantor nor the Lessee is required to indemnify the Lessor pursuant to the Participation Agreement or the other Operative Documents or (iv) any claim against the Lessor arising out of any transfer by the Lessor of all or any portion of its interest in the Property or the Operative Documents other than the transfer of title to or possession of the Property by the Lessor pursuant to and in accordance with the Operative Documents.

         "Lessor Parties" means collectively, the Transaction Parties, except for the Lessee Parties.

         "Letter of Credit" means that certain irrevocable standby letter of credit issued by the Letter of Credit Issuer for the benefit of the Agent on behalf of the Liquidity Banks, substantially in the form attached to the form of Reimbursement Agreement, which shall (i) expire on or after the stated maturity date of the Notes; (ii) be in a face amount equal to or greater than the Maximum Lessor Risk Payment less the Aggregate Equity Investment Commitment; and (iii) only be drawn upon if a Letter of Credit Event has occurred.

         "Letter of Credit Event" means an event whereby (i) no Lease Default or Lease Event of Default shall have occurred an be continuing, (ii) the Lessee shall have exercised the Remarketing Option, and (iii) the Property has been sold and the Gross Remarketing Proceeds from such sale are less than the Maximum Lessor Risk Payment.

         "Letter of Credit Issuer" means KeyBank, in such capacity under the Operative Documents, together with its permitted successors and assigns.

         "LIBOR" means, with respect to a Rent Period, the rate for deposits in Dollars for a period comparable to such Rent Period appearing on the Telerate Page 3750 (or any successor publication) as of 11:00 A.M. (London time) two (2) Business Days preceding the applicable Basic Rent Payment Date; provided, however, that if such rate is not reasonably available, then "LIBOR" shall mean the arithmetic means of the rates, expressed in decimal, quoted to the Agent at such time on such day by two or more major banks in the London interbank market selected in good faith by the Agent as a rate per annum for such deposit, for such period commencing on such first day and in such amount that the Agent reasonably determines is representative for a single transaction on such market on such day, is offered.

         "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), security interest or preference, priority or

                                     APP-19

                                                                      Appendix A

other security agreement or preferential arrangement of any kind or nature whatsoever, including, any conditional sale or other title retention agreement, the interest of a lessor under a Capital Lease Obligation, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement naming the owner of the asset to which such Lien relates as debtor.

         "Liquidity Agreement" means the Liquidity Agreement, dated as of December 6, 2000, among the Note Purchaser, Bankers Trust Company, The Bank of Tokyo-Mitsubishi, Ltd. and the Banks (as defined therein), as the same may be amended, modified and in effect from time to time.

         "Liquidity Banks" is defined in the introductory paragraph of the Participation Agreement.

         "Liquidity Documentation" means (a) as of the Documentation Date, the Asset Purchase Agreement and the Liquidity Agreement and (b) thereafter, shall include any other contract, instrument or documentation pursuant to which one or more Liquidity Banks agree, from time to time, to provide liquidity, credit, asset purchase and/or cash collateral support to the Note Purchaser's Commercial Paper notes issued to fund its acquisition of the Notes and the funds advanced thereunder.

         "Loans" is defined in Section 1.1 of the Liquidity Agreement.

         "Marketing Period" means the period commencing on (but excluding) the date that the Lessee delivers a Remarketing Notice pursuant to Section 18.3(a) of the Master Lease and ending on (and including) the Lease Termination Date with respect to the Master Lease.

         "Master Lease" means that certain Master Lease and Deed of Trust, substantially in the form of Exhibit C to the Participation Agreement, as the same may be amended, modified and in effect from time to time.

         "Material Adverse Effect" means (a) a material adverse effect on the Property, including any Lessor Party's security interest, Liens or other rights in the Property and the Collateral or the perfection or priority of such security interests, Liens or rights; or (b) a change in the condition (financial or otherwise) or business of the Guarantor which could reasonably be expected to cause the Guarantor's Consolidated Tangible Net Worth to be reduced by 50% or more from that reflected in the Guarantor's most recent audited financial statements delivered to the Agent on behalf of the Lessor Parties pursuant to
Section 8.1(d) of the Participation Agreement, other than any such reduction caused by a change in GAAP, and excluding any write-off of intangibles assets provided that it can be reasonably expected that the impairment which relates to the write-off of such intangible assets will be mitigated within two years.

         "Material Adverse Environmental Condition" shall mean an Adverse Environmental Condition with respect to which the Remediation Costs will exceed five percent (5%) of the Property Cost.

                                     APP-20

                                                                      Appendix A

         "Material Subsidiary" means (a) the Lessee and (b) at any time during any Fiscal Year of the Guarantor, any Subsidiary of the Guarantor whose assets equal or exceed ten percent (10%) of the total consolidated assets of the Guarantor at such time.

         "Maturity Date" means June 6, 2006; provided, that if the Lease Termination Date is extended pursuant to Section 18.2 of the Master Lease, the "Maturity Date" shall be such later date.

         "Maximum Lessor Risk Payment" means $11,206,037.11 which constitutes 8.62% of the Aggregate Commitment Amount.

         "Maximum Recourse Amount" means $118,793,962.89 which constitutes 91.38% of the Aggregate Commitment Amount.

         "Maximum Unwind Amount" means, at any particular date, an amount equal to (i) 100% of the Property Cost at such date for the acquisition of the Land and related expenses, plus (ii) 89.9% of the Property Cost at date for the construction of the Improvements and related expenses, capitalized in accordance with GAAP, minus (iii) the accreted value of cash payments made by the Lessee during the Construction Period.

         "Memorandum of Lease" means that certain Memorandum of Lease, substantially in the form of Exhibit G to the Participation Agreement, as the same may be amended, modified and in effect from time to time.

         "Modifications" is defined in Section 10.2(a) of the Master Lease.

         "Moody's" means Moody's Investors Service, Inc. or any successor agency thereto.

         "Multi-Employer Plan" means any multi-employer plan within the meaning of Section 3(37) of ERISA maintained or contributed to by the Guarantor or any ERISA Affiliate.

         "Net Income (Loss)" means, in respect of any fiscal period, the net income (or net loss, as the case may be) of the Guarantor and its Subsidiaries for such period, after deduction of all expenses, taxes and other proper charges determined on a consolidated basis in accordance with GAAP, after eliminating therefrom all extraordinary nonrecurring items of income.

         "Note Purchase Agreement" means the Note Purchase Agreement, dated as of December 6, 2000, among the Lessor, the Lessee, the Guarantor and the Note Purchaser, as the same may be amended, modified and in effect from time to time.

         "Note Purchaser" means Victory Receivables Corporation, a Delaware corporation, in such capacity under the Operative Documents, together with its permitted successors and assigns.

         "Notes" means the notes to be issued by Lessor pursuant to the Note Purchase Agreement and Section 3.1 of the Participation Agreement.

         "Notice of Default" is defined in the Note Purchase Agreement.

                                     APP-21

                                                                      Appendix A

         "Obligations" means all obligations (monetary or otherwise, whether absolute or contingent, matured or unmatured, direct or indirect, choate or inchoate, sole, joint, several or joint and several, due or to become due, heretofore or hereafter contracted or acquired) of the Lessee arising under or in connection with the Operative Documents including (i) all obligations for Basic Rent, Outstanding Lease Balance, Maximum Recourse Amount and Purchase Option Price, whether incurred on the Documentation Date or thereafter, (ii) all obligations for Supplemental Rent and all other obligations and liabilities of the Lessee, whether incurred on the Documentation Date or thereafter, whether for fees, costs, indemnification or otherwise, arising under any Operative Document, (iii) all out-of-pocket costs and expenses, including reasonable attorneys' fees and legal expenses, incurred by any Lessor Party to the extent set forth in the Operative Documents in connection with such indebtedness, obligations and liabilities, including, without limitation, all Transaction Expenses, and (iv) following the occurrence and during the continuance of a Lease Event of Default, all advances made by any Lessor Party for the maintenance, protection, preservation or enforcement of, or realization upon, the collateral in which any Lessor Party, or all of them, have been granted a security interest pursuant to an Operative Document (or any portion thereof) including advances for storage, transportation charges, taxes, insurance, repairs and the like.

         "Operative Documents" means the following:

                  (i)      the Participation Agreement;
                  (ii)     the Master Lease;
                  (iii)    the Guaranty;
                  (iv)     the Memorandum of Lease;
                  (v)      the Precautionary Deed of Trust;
                  (vi)     the Deed of Trust;
                  (vii)    the Deed;
                  (vii)    each Financing Statement;
                  (ix)     each Precautionary Financing Statement;
                  (x)      each Conveyance Instrument;
                  (xi) each document or instrument constituting part of the Liquidity Documentation;
                  (xii)    the Note Purchase Agreement;
                  (xiii)   the Environmental Indemnity Agreement;
                  (xiv)    the Construction Agency Agreement;
                  (xv)     the Administration Agreement;
                  (xvi) the Proposal (but only as it relates to the payment of the Structuring Fee and the Upfront Fee payable to KeyBank);
                  (xvii)   the Notes;
                  (xviii)  the Reimbursement Agreement;
                  (xix)    the Letter of Credit; and
                  (xx) any other document that the Lessee, the Lessor and the Note Purchaser agree in writing to designate as an "Operative Document".

         "Other Taxes" is defined in Section 4.6 of the Participation Agreement.

                                     APP-22

                                                                      Appendix A

         "Outside Completion Date" means the date which is no later than eighteen (18) months after the Initial Funding Date.

         "Outstanding Lease Balance" means, as of any date of determination, (i) the aggregate outstanding principal amount of the Notes plus the aggregate amount of made but unredeemed Equity Investment.

         "Overall Transaction" means all the transactions and activities referred to in or contemplated by the Operative Documents.

         "Overdue Rate" is defined in the Note Purchase Agreement and the respective Notes.

         "Participation Agreement" means the Participation Agreement, dated as of December 6, 2000, by and among the Lessee, the Guarantor, the Lessor, the Note Purchaser, the Conduit Agent, the Liquidity Banks, the Letter of Credit Issuer and the Agent, as the same may be amended, modified and in effect from time to time.

         "PBGC" means the Pension Benefit Guaranty Corporation created by
Section 4002 of ERISA and any successor entity or entities having similar responsibilities.

         "Percentage" is defined in Section 1(a) of the Asset Purchase
Agreement.

         "Percentage Interest" is defined in the fifth introductory paragraph of the Asset Purchase Agreement.

         "Permit" means any permit, approval, consent, authorization, license, variance or permission required from a Governmental Authority under an applicable Requirement of Law.

         "Permitted Businesses" means businesses substantially the same as the primary businesses conducted by the Guarantor and its Subsidiaries as of the date hereof.

         "Permitted Exceptions" means (i) Liens of the types described in clauses (i), (ii), (iii), (v), (vii), (viii) and (ix) of the definition of Permitted Liens and (ii) Liens described on the title insurance policy delivered pursuant to Section 6.1(p) of the Participation Agreement that have been consented to by the Lessor Parties in their reasonable discretion.

         "Permitted Liens" means any of the following:

         (i) the respective rights and interests of the parties under the Operative Documents as provided in the Operative Documents (including, any Lien created pursuant to or contemplated by the terms of the Operative Documents);

         (ii) Liens for Taxes that either are not yet delinquent or are being contested in accordance with the provisions of Section 13.4(b) of the Participation Agreement;

         (iii) the rights of any sublessee under a sublease permitted by the terms of the Master Lease;

                                     APP-23

                                                                      Appendix A

         (iv) Liens arising by operation of law, materialmen's, mechanics', workers', repairmen's, employees', carriers', warehousemen's and other like Liens relating to the construction of the Improvements or in connection with any Modifications or arising in the ordinary course of business for amounts that are not more than sixty (60) days past due or are being diligently contested in good faith by appropriate proceedings, so long as such proceedings satisfy the conditions for contest proceedings set forth in Section 12.1 of the Master Lease;

         (v) Liens of any of the types referred to in clause (iv) above that have been bonded for not less than the full amount in dispute (or as to which title insurance reasonably satisfactory to the Lessor and the other Lessor Parties has been provided or other security arrangements reasonably satisfactory to the Lessor and the Note Purchaser have been made), which bonding (or arrangements) shall comply with applicable Requirements of Law, and has effectively stayed any execution or enforcement of such Liens;

         (vi) Liens arising out of judgments or awards with respect to which appeals or other proceedings for review are being prosecuted in good faith and for the payment of which adequate reserves have been provided as required by GAAP or other appropriate provisions have been made, so long as such Liens are subordinate to the Liens of the Deed of Trust and such proceedings have the effect of staying the execution of such judgments or awards and satisfy the conditions for the continuation of proceedings to contest set forth in Section
12.1 of the Master Lease;

         (vii) zoning restrictions, easements, rights of way and other encumbrances on title to real property permitted pursuant to Section 11.2 of the Master Lease;

         (viii)   Lessor Liens;

         (ix) Liens created by the Lessee with the consent of the Agent on behalf of the Lessor and the Note Purchaser, or otherwise permitted in the Operative Documents;

         (x) Liens described on the title insurance policy delivered with respect to the Property pursuant to Section 6.1(p) of the Participation Agreement that have been consented to by the Lessor Parties in their reasonable discretion.

         (xi) Liens securing the Lessee's obligations under the Flatirons Lease; and

         (xii) Other Liens on the property of Guarantor and its Subsidiaries securing Indebtedness otherwise permitted pursuant to Section 8.2(a) of the Participation Agreement;

provided, however, that, with respect to the Property, the foregoing shall not be construed to permit any Lien, except for Permitted Exceptions, on the Property or any component thereof.

         "Person" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including, any instrumentality, division, agency, body or department thereof).

         "Plans" is defined in Section 1.1 of the Construction Agency Agreement.

                                     APP-24

                                                                      Appendix A

         "Pledged Property" is defined in Section 14.8(a) of the Participation Agreement.

         "Precautionary Deed of Trust" means that certain Precautionary Deed of Trust, Assignment of Leases and Rents, Security Agreement, Financing Statement and Fixture Filing, substantially in the form of Exhibit H to the Participation Agreement, as the same may be amended, modified and in effect from time to time.

         "Precautionary Financing Statements" means UCC financing statements appropriately completed and executed for filing in each applicable jurisdiction naming the Lessor as the secured party and the Lessee as the debtor in order to protect the interests of each of the Lessor Parties under the Operative Documents to the extent that Article XV of the Master Lease constitutes a security agreement.

         "Prepayment" has the meaning specified in Section 4.2(e) of the Participation Agreement.

         "Prepayment Account" has the meaning specified in Section 4.2(e) of the Participation Agreement.

         "Prime Rate" means the per annum rate publicly announced by KeyBank from time to time at its office in Cleveland, Ohio. The Prime Rate is determined by KeyBank from time to time as a means of pricing credit extensions to some customers and is neither directly tied to any external rate of interest or index nor necessarily the lowest rate of interest charged by KeyBank at any given time for any particular class of customers or credit extensions. Any change in the Prime Rate resulting from a change in the Prime Rate shall become effective on the Business Day on which each change in the Prime Rate occurs.

         "Program Administrator" means, collectively, Banker's Trust Company, and each of its agents, subagents and successors and assigns.

         "Property" means the property subject from time to time to the Master Lease, and includes the interest in the Land held by the Lessor with respect to such property and all buildings, structures, fixtures and other improvements of every kind existing at any time and from time to time on or under the Land (including the Improvements), together with any and all appurtenances to such buildings, structures or improvements, including sidewalks, utility pipes, conduits and lines, parking areas and roadways located on or under the Land, and including all Modifications and other additions to or changes in the Improvements at any time, and the equipment, parts and supplies related to the Property (as described on the Memorandum of Lease, Precautionary Deed of Trust or Deed of Trust, as the case may be).

         "Proposal" means that certain proposal dated as of September 21, 2000, from the Structuring Agent to the Guarantor outlining the terms and conditions of the Overall Transaction.

         "Purchase Notice" means a written notice by the Lessee delivered to the Lessor pursuant to Section 18.1 of the Master Lease, notifying the Lessor of the Lessee's intention to exercise its Purchase Option pursuant to such Section, which notice shall identify the proposed date of such purchase.

                                     APP-25

                                                                      Appendix A

         "Purchase Option" is defined in Section 18.1 of the Master Lease.

         "Purchase Option Price" is defined in Section 18.1 of the Master Lease.

         "Purchase Termination Date" is defined in the Note Purchase Agreement.

         "Rating Agencies" means S&P and Moody's.

         "Redwood Shores Documents" means, collectively, The Shores Business Center Declaration of Covenants, Conditions, Restrictions & Charges for Commercial Development by Redwood Shores, Inc., a California corporation dated January 8, 1981 and recorded on February 6, 1981 as Instrument No. 12350-AS; Development Agreement between City of Redwood City and Redwood Shores, Inc., a California corporation dated June 16, 1982 and recorded on July 8, 1982 as Instrument No. 82057195; Median Landscaping Agreement by and between City of Redwood City, Redwood Shores, Inc., a California corporation and Shores Business Center Association, a California corporation dated August 23, 1982 and recorded on September 20, 1982 as Instrument No. 82080558; Covenants Agreement by and between Redwood Shores Properties, a California joint venture partnership and Flatirons Funding, Limited Partnership, a Delaware limited partnership dated February 14, 1995 and recorded on February 15, 1995 as Instrument No. 95015506; License and Improvement Agreement Containing Terms Covenants and Conditions between Flatirons Funding, Limited Partnership, a Delaware limited partnership and Redwood Shores, Inc., a California corporation dated February 14, 1995 and recorded on February 15, 1995 as Instrument No. 95015507; Memorandum of Option Agreement between Redwood Shores Properties, a California joint venture general partnership and Flatirons Funding, Limited Partnership, a Delaware limited partnership dated February 14, 1995 and recorded on February 15, 1995 as Instrument No. 95015508; Development Agreement between Flatirons Funding, Limited Partnership, a Delaware limited partnership and The City of Redwood City dated November 7, 1996 and recorded on November 8, 1996 as Instrument No. 96138988; Restrictive Covenant Agreement between Shores Business Center Association, a California non-profit mutual benefit corporation and Flatirons Funding, Limited Partnership, a Delaware limited partnership dated March 27, 1997 and recorded on March 27, 1997 as Instrument No. 97034609; Covenants, Condition and Restrictions for Electronic Arts Business Park by Flatirons Funding, Limited Partnership, a Delaware limited partnership dated September 3, 1998 and recorded on September 18, 1998; Assumption and Covenants Agreement by and between Flatirons Funding, Limited Partnership and SELCO Service Corporation dated December 6, 2000; Assignment of Sewage Treatment Capacity by and between Flatirons Funding, Limited Partnership and SELCO Service Corporation, an Ohio corporation dated December 6, 2000; Assignment and Assumption of Development Agreement and Permits by and between Flatirons Funding, Limited Partnership and SELCO Service Corporation, an Ohio corporation dated December 6, 2000; and the Grant Deed by Flatirons Funding, Limited Partnership, a Delaware limited partnership dated December 6, 2000, as such documents may be amended, modified and in effect from time to time.

         "Reimbursement Agreement" means that certain Reimbursement Agreement for Irrevocable Standby Letter of Credit, substantially in the form of Exhibit O to the Participation Agreement, to be entered into between the Lessor and the Letter of Credit Issuer, as the same may be amended, modified and in effect from time to time.

                                     APP-26

                                                                      Appendix A

         "Related Security" means all collateral rights granted to the Note Purchaser to secure repayment of the Notes.

         "Release" means, the presence (whether currently known or unknown) of Hazardous Substances or any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment or into or out of any property, including the movement of Hazardous Substances through or in the air, soil, surface water, ground water or property and/or the threat thereof.

         "Remarketing Notice" is defined in Section 18.3(a) of the Master Lease.

         "Remarketing Option" is defined in Section 18.3 of the Master Lease.

         "Remedial Action" means all actions, including corrective actions, equipment upgrades or relocation, or building demolition, repair or reconstruction necessary or appropriate to (i) investigate, clean up, remove, treat or in any other way address any Hazardous Substances or other substance in the indoor or outdoor environment, (ii) prevent the Release or threat of Release or minimize the further Release of any Hazardous Substances or other substance so it does not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, or (iii) perform pre-remedial studies and investigations, remedial designs and actions and post-remedial monitoring and care including, without limitation, any such actions performed pursuant to any voluntary cleanup program or similar program administered by any Governmental Authority for the purposes of addressing any Hazardous Conditions.

         "Remediation Costs" means all costs and expenses associated with Remedial Action.

         "Renewal Notice" is defined in Section 18.2(b) of the Master Lease.

         "Renewal Option" is defined in Section 18.2(a) of the Master Lease.

         "Renewal Period" is defined in Section 18.2(a) of the Master Lease.

         "Rent" means, collectively, the Basic Rent and the Supplemental Rent, in each case payable under the Master Lease.

         "Rent Period" means, initially, the period commencing on the Initial Funding Date and ending as of (but excluding) the first Basic Rent Payment Date, and thereafter, the period beginning on each Basic Rent Payment Date and ending as of (but excluding) the following Basic Rent Payment Date.

         "Replacement Notice" is defined in Section 4.7 of the Participation Agreement.

         "Requesting Party" is defined in Section 21.3 of the Master Lease.

         "Required Builder's Risk Insurance" means the builder's risk policy coverage to be provided by the Contractor pursuant to the Construction Contract, as approved by the Agent in its reasonable discretion.

                                     APP-27

                                                                      Appendix A

         "Required Modification" is defined in Section 10.2(a)(i) of the Master Lease.

         "Requirement of Law" means, as to any Person, the Organic Documents or other organizational or governing documents of such Person, and all federal, state and local laws, rules, regulations, orders, decrees or other determinations of an arbitrator, court or other Governmental Authority including, all disclosure requirements of ERISA and the requirements of Environmental Laws, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

         "Responsible Officer" means, with respect to any Person, any of the executive officers of such Person.

         "Responsible Officer's Certificate" means a certificate to be delivered by a Responsible Officer pursuant to the Participation Agreement.

         "Return Conditions" is defined in Section 18.3 of the Master Lease.

         "Revenue Code" means the Internal Revenue Code of 1986, as the same may be amended from time to time, and any successor statute or statutes, and any regulations promulgated thereunder.

         "S&P" means Standard & Poor's Ratings Services, a division of The McGraw Hill Companies Inc., or any successor agency thereto.

         "Secured Obligations" means all amounts due and payable from time to time pursuant to the Notes.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

         "Security Deposit" is defined in Section 3.4 of the Master Lease.

         "Shortfall Amount" with respect to the Master Lease as of the Lease Termination Date, the amount of the Outstanding Lease Balance remaining after the completion of a sale (if any) of the Property subject thereto pursuant to
Article XVIII of the Master Lease and the payment by the Lessee of the Maximum Recourse Amount under Section 18.3(k) of the Master Lease.

         "Solvent" shall mean, with respect to any Person on any date, that on such date (i) the fair value of the property of such Person is greater than the fair value of the liabilities (including, without limitation, contingent liabilities) of such Person, (ii) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (iii) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature and (iv) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital.

                                     APP-28

                                                                      Appendix A

         "Stock" means all shares, options, interests, participations or other equivalents (regardless of how designated) of or in a corporation or equivalent entity (including, a partnership, business trust or limited liability company), whether voting or nonvoting, and including, without limitation, common stock, preferred stock, beneficial interests in trusts, securities convertible into or exchangeable for stock, or warrants or options for any of the foregoing.

         "Structuring Agent" means Key Global Finance, together with its permitted successors and assigns.

         "Structuring Fee" is defined in Section 4.8(d) of the Participation Agreement.

         "Subsidiary" means, with respect to any Person, any corporation, partnership or other business entity (including business trusts) of which an aggregate of more than 50% of the outstanding Stock, having ordinary voting power to elect or appoint a majority of the members of the board of directors, trustees or members of a similar governing body of such corporation, partnership or other entity (irrespective of whether, at the time, Stock of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency), is, or of which an aggregate of more than 50% of the interests in which are, at the time, directly or indirectly, owned by such Person and/or one or more Subsidiaries of such Person.

         "Substantial Completion" is defined in Section 1.1 of the Construction Agency Agreement.

         "Subtenant" means any sublessee of the Property, or any part thereof, under a sublease described in Article VI of the Master Lease.

         "Supplemental Rent" means the amount determined in accordance with
Article III of the Master Lease and payable as such under the Participation Agreement and the Master Lease.

         "Support Amount" has the meaning specified in Section 4.2(c) of the Participation Agreement.

         "Tax Indemnitees" means, collectively, the Lessor Parties, in each case, each of their officers, employees, directors, agents and Affiliates and respective successors and assigns.

         "Taxes" is defined in Section 4.6 of the Participation Agreement.

         "Title Company" means First American Title Insurance Company.

         "Total Consolidated Capital" means, with respect to Guarantor and its Subsidiaries, the sum of (i) Consolidated Net Worth plus (ii) Total Consolidated Debt.

         "Total Consolidated Debt" means, with respect to Guarantor, all of Guarantor's and its Subsidiaries' (i) borrowed funds, (ii) conditional sale agreements, (iii) synthetic leases and other off-balance sheet financing, (iv) bonds, debentures, notes or similar instruments, (v) capital lease obligations,
(vi) outstanding letters of credit, (vii) indebtedness or guarantees of the indebtedness

                                     APP-29

                                                                      Appendix A

of others, (viii) acceptance facilities and (ix) any other obligations in which interest charges are customarily paid by Guarantor and its Subsidiaries.

         "Transaction Expenses" means all costs and expenses incurred in connection with the preparation, execution and delivery of the Operative Documents and the transactions contemplated by the Operative Documents including:

                           (i) the reasonable fees, out-of-pocket expenses and disbursements of counsel for each of the Lessor Parties in negotiating the terms of the Operative Documents and the other transaction documents, preparing for the closing under, and rendering opinions in connection with, such transactions and in rendering other services customary for counsel representing parties to transactions of the types involved in the transactions contemplated by the Operative Documents;

                          (ii) the reasonable fees, out-of-pocket expenses and disbursements of counsel for each of the Lessor Parties in connection with (1) any amendment, supplement, waiver or consent with respect to any Operative Documents, (2) any enforcement of any rights or remedies against the Guarantor or the Lessee in respect of the Operative Documents and (3) the purchase of the Property by the Lessee or any other Person pursuant to Articles XVI, XVII, XVIII or XIX of the Master Lease;

                          (iii) the reasonable fees, out-of-pocket expenses and disbursements of counsel for each of the Lessor Parties in connection with (1) the transactions contemplated to occur on the Funding Dates, (2) any amendment, supplement, waiver or consent with respect to any Operative Documents, (3) any enforcement of any rights or remedies against the Guarantor or the Lessee in respect of the Operative Documents and (4) any purchase of the Property by the Lessee or any other Person pursuant to Articles XVI, XVII, XVIII or XIX of the Master Lease;

                          (iv) any and all Taxes and fees incurred in recording, registering or filing any Operative Document, any other transaction document, any deed, assignment of ground lease, declaration, mortgage, security agreement, notice or financing statement with any public office, registry or governmental agency in connection with the transactions contemplated by the Operative Documents;

                          (v) all title fees, premiums, escrow costs and other expenses relating to title insurance and the closings contemplated by the Operative Documents;

                          (vi) all fees, expenses and disbursements of each local counsel retained in connection with the transactions contemplated by the Operative Documents;

                          (vii) all costs and expenses relating to surveys and Environmental Audits for the Property;

                          (viii)   fees and other expenses relating to
         Appraisals; and

                          (ix) all incentive fees, purchase prices or other costs paid by the Lessor in connection with the transactions contemplated by the Operative Documents.

                                     APP-30

                                                                      Appendix A

         "Transaction Parties" means, collectively, the parties to the Participation Agreement.

         "UCC Financing Statements" shall mean Form UCC-1, each in the form required in each jurisdiction in which such UCC Financing Statements are required to be filed.

         "Unmatured Acceleration Event" is defined in the Note Purchase
Agreement.

         "Uniform Commercial Code" or "UCC" means the Uniform Commercial Code as in effect in any applicable jurisdiction.

         "United States" means the United States of America.

         "Unwind Event" is defined in Section 6.3 of the Construction Agency Agreement.

         "Unwind Marketing Period" is defined in Section 17.8(c)(2) of the Master Lease

         "Unwind Option" is defined in Section 17.8(a) of the Master Lease.

         "Unwind Proceeds" is defined in Section 17.8(c)(9) of the Master Lease.

         "Upfront Fees" is defined in Section 4.8(a) of the Participation Agreement.

         "Yield Amount" is defined in Section 4.2(b) of the Participation Agreement.

                                     APP-31